Filed Pursuant to Rule 424(b)(2)
Registration No. 333-203739

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 18, 2015)

The Korea Development Bank

US$500,000,000 2.50% Notes due 2021

US$1,000,000,000 3.00% Notes due 2026

Our US$500,000,000 aggregate principal amount of notes due 2021 (the “2021 Notes”) will bear interest at a rate of 2.50% per annum, and our US$1,000,000,000 aggregate principal amount of notes due 2026 (the “2026 Notes”, and together with the 2021 Notes, the “Notes”) will bear interest at a rate of 3.00% per annum. Interest on the Notes is payable semi-annually in arrears on January 13 and July 13 of each year, beginning on July 13, 2016. The 2021 Notes will mature on January 13, 2021 and the 2026 Notes will mature on January 13, 2026.

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company, as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government (as defined herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per 2021 Note	Total		Per 2026 Note	Total
Public offering price	99.986%	US$	499,930,000	99.401%	US$	994,010,000
Underwriting discount	0.300%	US$	1,500,000	0.300%	US$	3,000,000
Proceeds to us (before deduction of expenses)	99.686%	US$	498,430,000	99.101%	US$	991,010,000

In addition to the initial public offering price, you will have to pay for accrued interest, if any, from and including January 13, 2016.

Approvals in-principle have been received from the Singapore Exchange Securities Trading Limited (the “SGX-ST”) for the listing and quotation of the Notes. The SGX-ST assumes no responsibility for the correctness of any statements made, opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes. Currently, there is no public market for the Notes.

We expect to make delivery of the Notes to investors through the book-entry facilities of The Depository Trust Company on or about January 13, 2016.

Joint Bookrunners and Lead Managers

Barclays
BofA Merrill Lynch
Citigroup
Credit Suisse
HSBC
KDB Asia
Mizuho Securities
SOCIETE GENERALE

Prospectus Supplement Dated January 6, 2016

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted.

Prospectus Supplement

Prospectus

Certain Defined Terms

All references to “we” or “us” mean The Korea Development Bank. All references to “Korea” or the “Republic” contained in this prospectus supplement mean The Republic of Korea. All references to the “Government” mean the government of Korea. Terms used but not defined in this prospectus supplement shall have the same meanings given to them in the accompanying prospectus.

Our separate financial information as of and for the six months ended June 30, 2014 and 2015 included in this prospectus supplement has been prepared in accordance with International Financial Reporting Standards as adopted in Korea (“Korean IFRS” or “K-IFRS”). References in this prospectus supplement to “separate” financial statements and information are to financial statements and information prepared on a non-consolidated basis. Unless specified otherwise, our financial and other information included in this prospectus supplement is presented on a separate basis in accordance with Korean IFRS and does not include such information with respect to our subsidiaries. KDB Financial Group (or KDBFG), a financial holding company, and Korea Finance Corporation (or KoFC), a public policy financing vehicle and the parent company of KDBFG, both of which had originally been established by spinning off a portion of our assets, liabilities and equity in October 2009, merged with and into us on December 31, 2014. For information regarding the merger of KDBFG and KoFC into us (the “Merger”) and the amounts of assets and liabilities acquired by us in connection with the Merger, see “The Korea Development Bank—Overview” in the accompanying prospectus and Note 47 of the notes to our separate financial statements as of and for the six months ended June 30, 2014 and 2015 included in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, where information has been provided in units of thousands, millions or billions, such amounts have been rounded up or down. Accordingly, actual numbers may differ from those contained herein due to rounding. Any discrepancy between the stated total amount and the actual sum of the itemized amounts listed in a table, is due to rounding.

Additional Information

The information in this prospectus supplement is in addition to the information contained in our prospectus dated June 18, 2015. The accompanying prospectus contains information regarding ourselves and Korea, as well as a description of some terms of the Notes. You can find further information regarding us, Korea, and the Notes in registration statement no. 333-203739, as amended, relating to our debt securities, with or without warrants, and guarantees, which is on file with the U.S. Securities and Exchange Commission.

We are Responsible for the Accuracy of the Information in this Document

We are responsible for the accuracy of the information in this document and confirm that to the best of our knowledge we have included all facts that should be included not to mislead potential investors. The SGX-ST assumes no responsibility for the correctness of any statements made or opinions expressed or reports contained in this prospectus supplement and the accompanying prospectus. Approval in-principle from, admission to the Official List of, and the listing and quotation of any Notes on, the SGX-ST are not to be taken as an indication of the merits of the issuer or the Notes.

Not an Offer if Prohibited by Law

The distribution of this prospectus supplement and the accompanying prospectus, and the offer of the Notes, may be legally restricted in some countries. If you wish to distribute this prospectus supplement or the accompanying prospectus, you should observe any restrictions. This prospectus supplement and the accompanying prospectus should not be considered an offer and should not be used to make an offer, in any state or country which prohibits the offering.

The Notes may not be offered or sold in Korea, directly or indirectly, or to any resident of Korea, except as permitted by Korean law. For more information, see “Underwriting—Foreign Selling Restrictions.”

Information Presented Accurate as of Date of Document

This prospectus supplement and the accompanying prospectus are the only documents on which you should rely for information about the offering. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of each document.

SUMMARY OF THE OFFERING

This summary highlights selected information from this prospectus supplement and the accompanying prospectus and may not contain all of the information that is important to you. To understand the terms of our Notes, you should carefully read this prospectus supplement and the accompanying prospectus.

The Notes

We are offering US$500,000,000 aggregate principal amount of 2.50% notes due January 13, 2021 (the “2021 Notes”) and US$1,000,000,000 aggregate principal amount of 3.00% notes due January 13, 2026 (the “2026 Notes”, and together with the 2021 Notes, the “Notes”).

The 2021 Notes will bear interest at a rate of 2.50% per annum, and the 2026 Notes will bear interest at a rate of 3.00% per annum, in each case payable semi-annually in arrears on January 13 and July 13 of each year, beginning on July 13, 2016. Interest on the Notes will accrue from January 13, 2016 and will be computed based on a 360-day year consisting of twelve 30-day months. See “Description of the Notes—Payment of Principal and Interest.”

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof. The Notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

We do not have any right to redeem the Notes prior to maturity.

Listing

Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes. Settlement of the Notes is not conditioned on obtaining the listing. The Notes will be traded in a minimum board lot size of S$200,000 (or its equivalent in foreign currencies) for so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require. Accordingly, the Notes will be traded in a minimum board lot size of US$200,000.

Form and Settlement

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC, as depositary. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”) if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 13, 2016, which we expect will be the fifth business day following the date of this prospectus supplement, referred to as “T+5.” You should note that initial trading of the Notes may be affected by the T+5 settlement. See “Underwriting—Delivery of the Notes.”

Underwriting

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons. See “Underwriting—Relationship with the Underwriters.”

USE OF PROCEEDS

The net proceeds from the issue of the Notes, after deducting the underwriting discount but not estimated expenses, will be US$1,489,440,000. We will use the net proceeds from the sale of the Notes for our general operations, including extending foreign currency loans and repayment of our maturing debt and other obligations.

RECENT DEVELOPMENTS

This section provides information that supplements the information about our bank and the Republic included under the headings corresponding to the headings below in the accompanying prospectus dated June 18, 2015. Defined terms used in this section have the meanings given to them in the accompanying prospectus. If the information in this section differs from the information in the accompanying prospectus, you should rely on the information in this section.

THE KOREA DEVELOPMENT BANK

Unless specified otherwise, the information provided below is stated on a separate basis in accordance with Korean IFRS.

Overview

As of June 30, 2015, we had ~~W~~138,350.9 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~218,943.6 billion and total equity of ~~W~~27,522.8 billion, as compared to ~~W~~136,760.1 billion of loans outstanding, ~~W~~217,833.2 billion of total assets and ~~W~~25,412.6 billion of total equity as of December 31, 2014. For the six months ended June 30, 2015, we recorded interest income of ~~W~~2,811.0 billion, interest expense of ~~W~~2,028.0 billion and net income of ~~W~~202.3 billion, as compared to ~~W~~2,365.9 billion of interest income, ~~W~~1,397.1 billion of interest expense and ~~W~~289.1 billion of net income for the six months ended June 30, 2014.

Capitalization

As of September 30, 2015, our authorized capital was ~~W~~30,000 billion and capitalization was as follows:

September 30, 2015(1)
(billions of won)
(unaudited)
Long-term debt(2)(3):
Won currency borrowings	3,692.4
Foreign currency borrowings	6,597.7
Won currency industrial finance bonds	89,169.1
Foreign currency industrial finance bonds	26,178.4

Total long-term debt	125,637.6

Capital:
Issued capital	17,235.4
Capital surplus	2,589.4
Capital adjustment	—
Retained earnings(4)	6,865.8
Accumulated other comprehensive income	789.0

Total capital	27,479.6

Total capitalization	153,117.2

(1)	Except as disclosed in this prospectus supplement, there has been no material change in our capitalization since September 30, 2015.
(2)	We have translated borrowings in foreign currencies into Won at the rate of ~~W~~1,194.50 to US$1.00, which was the market average exchange rate, as announced by the Seoul Money Brokerage Services Ltd., on September 30, 2015.

(3)	As of September 30, 2015, we had contingent liabilities totaling ~~W~~9,224.0 billion under outstanding guarantees issued on behalf of our clients.
(4)	Includes planned regulatory reserve for possible loan losses of ~~W~~1,370.8 billion as of September 30, 2015. Under Korean IFRS, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Business

Government Support and Supervision

The Government contributed ~~W~~2,000 billion in the form of shares of common stock of Korea Land & Housing Corporation and Korea Electric Power Corporation to our capital in April 2015 and made additional cash contributions to our capital in the amounts of ~~W~~40 billion and ~~W~~15 billion in July and September 2015, respectively. As of September 30, 2015, our paid-in capital was ~~W~~17,235.4 billion compared to ~~W~~15,180.4 billion as of December 31, 2014.

Selected Financial Statement Data

Recent Developments

As of September 30, 2015, we had ~~W~~141,689.6 billion of loans outstanding (including loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for possible loan losses, present value discounts and deferred loan fees), total assets of ~~W~~223,420.8 billion and total equity of ~~W~~27,479.6 billion, as compared to ~~W~~104,256.6 billion of loans outstanding, ~~W~~217,833.2 billion of total assets and ~~W~~25,412.6 billion of total equity as of December 31, 2014, on a separate K-IFRS basis. For the nine months ended September 30, 2015, we recorded interest income of ~~W~~4,115.2 billion, interest expense of ~~W~~2,970.9 billion and net income of ~~W~~21.1 billion, as compared to ~~W~~3,574.5 billion of interest income, ~~W~~2,081.6 billion of interest expense and ~~W~~397.9 billion of net income for the nine months ended September 30, 2014, on a separate K-IFRS basis.

The following tables present selected separate financial information for the nine months ended September 30, 2014 and 2015 and as of December 31, 2014 and September 30, 2015, which has been derived from our unaudited separate financial statements as of December 31, 2014 and September 30, 2015 and for the nine months ended September 30, 2014 and 2015 prepared in accordance with Korean IFRS.

Separate K-IFRS Financial Statement Data

	Nine Months Ended September 30,
	2014	2015
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	3,574.5	4,115.2
Total Interest Expenses	2,081.6	2,970.9
Net Interest Income	1,492.9	1,144.3
Operating Income	620.2	801.9
Net Income	397.9	21.1

	As of December 31, 2014	As of September 30, 2015
	(billions of won) (unaudited)
Balance Sheet Data
Total Loans(1)	136,760.1	141,689.6
Total Borrowings(2)	178,851.7	177,709.5
Total Assets	217,833.2	223,420.8
Total Liabilities	192,420.6	195,941.1
Equity	25,412.6	27,479.6

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Nine Months Ended September 30, 2015

For the nine months ended September 30, 2015, we had net income of ~~W~~21.1 billion compared to net income of ~~W~~397.9 billion for the nine months ended September 30, 2014, on a separate K-IFRS basis.

Principal factors for the decrease in net income for the nine months ended September 30, 2015 compared to the corresponding period of 2014 included:

•

an increase in loss from equity method investments to ~~W~~720.0 billion in the nine months ended September 30, 2015 from ~~W~~104.8 billion in the corresponding period of 2014, primarily due to loss on valuation of equity method investments on Daewoo Shipbuilding & Marine Engineering (“DSME”) shares;

•

a decrease in net interest income to ~~W~~1,144.3 billion in the nine months ended September 30, 2015 from ~~W~~1,492.9 billion in the corresponding period of 2014, primarily due to an increase in interest expense resulting from an increase in bonds; and

•

a decrease in reversals in provision for acceptance and guarantees to ~~W~~8.5 billion in the nine months ended September 30, 2015 from ~~W~~339.0 billion in the corresponding period of 2014, primarily due to a decrease in guarantees.

The above factors were partially offset by (i) an increase in dividend income to ~~W~~516.7 billion in the nine months ended September 30, 2015 from ~~W~~122.3 billion in the corresponding period of 2014, primarily due to increased dividends from public institutions and our financial subsidiaries and (ii) a decrease in provision for loan losses to ~~W~~838.7 billion in the nine months ended September 30, 2015 from ~~W~~1,182.1 billion in the corresponding period of 2014, primarily due to enhanced asset quality.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including DSME, STX Offshore & Shipbuilding, Dongbu Steel, Daehan Shipbuilding Co., Ltd. and STX Heavy Industries. As of September 30, 2015, our credit extended to these companies totaled ~~W~~12,694.5 billion, accounting for 5.7% of our total assets as of such date.

As of September 30, 2015, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to DSME increased to ~~W~~5,182.4 billion from ~~W~~4,417.4 billion as of December 31, 2014, primarily due to extension of new loans and guarantees. As of September 30, 2015, our exposure to STX Offshore & Shipbuilding increased to ~~W~~4,730.9 billion from ~~W~~3,898.8 billion as of December 31, 2014, primarily due to extension of new loans and guarantees. As of September 30, 2015, our exposure to Dongbu Steel was ~~W~~1,398.2 billion, a decrease from ~~W~~1,551.9 billion as of December 31, 2014, primarily due to repayment of its debt through asset sales. As of September 30, 2015, our exposure to Daehan Shipbuilding increased to ~~W~~841.9 billion from ~~W~~592.1 billion as of December 31, 2014, primarily due to extension of new loans. As of September 30, 2015, our exposure to STX Heavy Industries decreased slightly to ~~W~~541.1 billion from ~~W~~550.1 billion as of December 31, 2014, primarily due to debt-equity swaps.

As of September 30, 2015, we established provisions of ~~W~~8.7 billion for DSME, ~~W~~720.3 billion for STX Offshore & Shipbuilding, ~~W~~221.2 billion for Dongbu Steel, ~~W~~36.5 billion for Daehan Shipbuilding and ~~W~~31.3 billion for STX Heavy Industries.

During the first nine months of 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties due to losses incurred from its offshore construction projects. In October 2015, we announced that we, along with the Export-Import Bank of Korea, would extend additional financing of up to ~~W~~4.2 trillion to DSME by the end of 2016 in the form of debt-equity swaps, loans and other forms of liquidity support. In connection with this additional financing, our equity interest in DSME increased from 31.5% as of June 30, 2015 to 49.7%, and we remain the largest shareholder of DSME.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the nine months ended September 30, 2015, we sold non-performing loans worth ~~W~~479.5 billion to the United Asset Management Corporation and other bad debt clearers in Korea.

Results of Operations

The following tables present selected separate financial information as of December 31, 2014 and June 30, 2015 and for the six months ended June 30, 2014 and 2015, which has been derived from our unaudited separate financial statements as of December 31, 2014 and June 30, 2015 and for the six months ended June 30, 2014 and 2015 prepared in accordance with Korean IFRS and included in this prospectus supplement. For information regarding the merger of KDBFG and KoFC into us (the “Merger”) and the amounts of assets and liabilities acquired by us in connection with the Merger, see “The Korea Development Bank—Overview” in the accompanying prospectus and Note 47 of the notes to our separate financial statements as of and for the six months ended June 30, 2014 and 2015 included in this prospectus supplement. You should read the following financial statement data together with the separate financial statements and notes included in this prospectus supplement:

Separate K-IFRS Financial Statement Data

	Six Months Ended June 30,
	2014	2015
	(billions of won) (unaudited)
Income Statement Data
Total Interest Income	2,365.9	2,811.0
Total Interest Expenses	1,397.1	2,028.0
Net Interest Income	968.8	783.0
Operating Income (Expenses)	479.0	566.3
Net Income (Loss)	289.1	202.3

	As of December 31, 2014	As of June 30, 2015
	(billions of won) (unaudited)
Statements of Financial Position Data
Total Loans(1)	136,760.1	138,350.9
Total Borrowings(2)	178,851.7	174,727.9
Total Assets	217,833.2	218,943.6
Total Liabilities	192,420.6	191,420.8
Equity	25,412.6	27,522.8

(1)	Gross amount, which includes loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans without adjusting for allowance for loan losses, present value discounts and deferred loan fees.
(2)	Total Borrowings include financial liabilities designated at fair value through profit or loss (“FVTPL”), due to customers, borrowings and debt issued.

Six Months Ended June 30, 2015

For the six months ended June 30, 2015, we had net income of ~~W~~202.3 billion compared to net income of ~~W~~289.1 billion for the six months ended June 30, 2014, on a separate basis.

Principal factors for the decrease in net income in the first half of 2015 compared to the corresponding period of 2014 included:

•

provision for acceptances and guarantees of ~~W~~27.9 billion in the six months ended June 30, 2015 compared to reversals in provision for acceptance and guarantees of ~~W~~304.2 billion in the corresponding period of, 2014, primarily due to an increase in guarantees; and

•

an increase in loss from equity method investments to ~~W~~301.4 billion in the six months ended June 30, 2015 from ~~W~~102.4 billion in the corresponding period of 2014, primarily due to loss on valuation of equity method investments on DSME shares.

The above factors were partially offset by (i) an increase in dividend income to ~~W~~430.9 billion in the six months ended June 30, 2015 from ~~W~~118.3 billion in the corresponding period of 2014, primarily due to increased dividends from public institutions and our financial subsidiaries and (ii) an increase in net gain on available-for-sale financial assets to ~~W~~124.0 billion in the six months ended June 30, 2015 from ~~W~~59.4 billion in the corresponding period of 2014, primarily due to decreases in losses on sale and valuation.

Provisions for Possible Loan Losses and Loans in Arrears

As of June 30, 2015, we established provisions of ~~W~~2,380.6 billion for possible loan losses under Korean IFRS. The provisions for possible loan losses under Korean IFRS are recorded for those loans for which objective evidence of impairment exists as a result of one or more events that occurred after initial recognition and, if our provision for possible loan losses is deemed insufficient for regulatory purposes, we compensate for the difference by recording a regulatory reserve for possible loan losses, which will be deducted from retained earnings.

Certain of our customers have restructured loans with their creditor banks. As of June 30, 2015, we have provided loans of ~~W~~2,340.9 billion for companies under workout, court receivership, court mediation and other restructuring procedures. In addition, as of such date, we held equity securities of such companies in the amount of ~~W~~1,104.0 billion following debt-equity swaps. As of June 30, 2015, we had established provisions of ~~W~~844.2 billion for possible loan losses. We cannot assure you that actual results of the credit loss from the loans to these customers will not exceed the provisions reserved.

The following table provides information on our loan loss provisions.

		As of June 30, 2015(1)
		Loan Amount		Loan Loss Provisions
		(in billions of won, except percentages)
Loan Classification	Normal(2)	~~W~~	129,880.6	~~W~~	312.4
	Precautionary		5,591.9		831.7
	Substandard		1,763.4		488.9
	Doubtful		576.3		408.3
	Expected Loss		538.7		339.3

	Total	~~W~~	138,350.9	~~W~~	2,380.6

(1)	These figures include loans for facility development, loans for working capital, inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.
(2)	Includes loans guaranteed by the Government. Under Korean IFRS, we establish loan loss provisions for all loans including loans guaranteed by the Government.

As of June 30, 2015, our non-performing loans totaled ~~W~~2,879.0 billion, representing 2.1% of our outstanding loans as of such date. Non-performing loans are defined as loans that are classified as substandard or below. On June 30, 2015, our legal reserve was ~~W~~5,473.9 billion, representing 4.0% of our outstanding loans as of such date.

Loans to Financially Troubled Companies

We have credit exposure (including loans, guarantees and equity investments) to a number of financially troubled Korean companies including STX Offshore & Shipbuilding, Dongbu Steel, Daehan Shipbuilding Co., Ltd., STX Heavy Industries and STX Engine. As of June 30, 2015, our credit extended to these companies totaled ~~W~~7,482.1 billion, accounting for 3.4% of our total assets as of such date.

As of June 30, 2015, our exposure (including loans classified as substandard or below and equity investment classified as estimated loss or below) to STX Offshore & Shipbuilding increased to ~~W~~4,330.6 billion from ~~W~~3,898.8 billion as of December 31, 2014, primarily due to extension of new loans and guarantees. As of June 30, 2015, our exposure to Dongbu Steel was ~~W~~1,440.3 billion, a decrease from ~~W~~1,551.9 billion as of December 31, 2014, primarily due to repayment of its debt through asset sales. As of June 30, 2015, our exposure to Daehan Shipbuilding increased to ~~W~~734.3 billion from ~~W~~592.1 billion as of December 31, 2014, primarily due to extension of new loans. As of June 30, 2015, our exposure to STX Heavy Industries decreased to ~~W~~532.0 billion from ~~W~~550.1 billion as of December 31, 2014, primarily due to debt-equity swaps. As of June 30, 2015, our exposure to STX Engine decreased to ~~W~~444.9 billion from ~~W~~470.7 billion as of December 31, 2014, primarily due to debt-equity swaps.

As of June 30, 2015, we established provisions of ~~W~~590.9 billion for our exposure to STX Offshore & Shipbuilding, ~~W~~227.8 billion for Dongbu Steel, ~~W~~33.3 billion for Daehan Shipbuilding, ~~W~~31.2 billion for STX Heavy Industries and ~~W~~25.6 billion for STX Engine.

Companies in the STX Group, a large Korean conglomerate primarily engaged in shipbuilding and trading, have faced financial difficulties for the past several years due to prolonged slowdowns in the Korean construction and shipbuilding industries. Certain troubled companies in the STX Group, such as STX Offshore & Shipbuilding, STX Heavy Industries, STX Engine and STX Corporation, are in voluntary out-of-court debt restructuring programs with their creditor banks. Pan Ocean, which had been in court receivership since 2013, graduated from the rehabilitation proceedings in July 2015. In addition, Kang Duk-soo, former chairman of the STX Group, was indicted in May 2014 for accounting fraud, business malpractice and embezzlement.

Companies in the Dongbu Group, a large Korean conglomerate providing industrial, chemical, shipping, insurance and financial products and services, have also been facing financial difficulties for the past several years due to the prolonged slowdown in the Korean construction industry and in the Korean economy in general. For example, Dongbu LED and Dongbu Construction entered into a court receivership in October 2014 and January 2015, respectively. In May 2015, Dongbu Steel, which has been under a voluntary out-of-court debt restructuring program, left the group after a debt-equity swap transaction executed by its creditor banks. We are the main creditor bank of STX Group and Dongbu Group.

During the first half of 2015, DSME, one of the largest shipbuilding and offshore construction companies in Korea, suffered from financial difficulties due to losses incurred from its offshore construction projects. We are the largest shareholder of DSME holding a 31.5% equity interest in DSME as of June 30, 2015.

In the event that the financial condition of these companies or other large corporations to which we extended credits deteriorate in the future, we may be required to record additional provisions for credit losses, as well as charge-offs and valuation or impairment losses or losses on disposal, which may have a material adverse effect on our financial condition and results of operations.

For the six months ended June 30, 2015, we sold non-performing loans worth ~~W~~479.5 billion to the United Asset Management Corporation and other bad debt clearers in Korea.

Operations

Loan Operations

The following table sets out, by currency and category of loan, our total outstanding loans as of June 30, 2015:

Loans(1)

	June 30, 2015
	(billions of won)
Equipment Capital Loans:
Domestic currency	~~W~~	50,907.5
Foreign currency(2)		8,273.9
Working Capital Loans:
Domestic currency(3)		47,574.5
Foreign currency(2)		6,272.9
Other Loans(4)		25,322.1

Total loans	~~W~~	138,350.9

(1)	Includes loans extended to affiliates.
(2)	Includes loans disbursed and repayable in Won, the amounts of which are based upon an equivalent amount of foreign currency. This type of loan totaled ~~W~~9,964.4 billion as of June 30, 2015. See “The Korea Development Bank—Operations—Loan Operations—Loans by Categories—Local Currency Loans Denominated in Foreign Currencies” in the accompanying prospectus.
(3)	Includes loans on households.
(4)	Includes inter-bank loans, private loans, off-shore loan receivables, loans borrowed from overseas financial institutions, bills bought in foreign currencies, advance payments on acceptances and guarantees and other loans.

As of June 30, 2015, we had ~~W~~138,350.9 billion in outstanding loans, a 1.2% increase from December 31, 2014.

Maturities of Outstanding Loans

The following table categorizes our outstanding equipment capital and working capital loans by their remaining maturities:

Outstanding Equipment Capital and Working Capital Loans by Remaining Maturities(1)

	June 30, 2015		As % of June 30, 2015 Total
	(billions of won, except percentages)
Loans with remaining maturities of one year or less	~~W~~	44,187.6	39.1%
Loans with remaining maturities of more than one year		68,841.1	60.9

Total	~~W~~	113,028.7	100.0%

(1)	Includes loans extended to affiliates.

Loans by Industrial Sector

The following table sets out the total amount of our outstanding equipment capital and working capital loans, categorized by industry sector as of June 30, 2015:

Outstanding Equipment Capital and Working Capital Loans by Industry Sector(1)

	June 30, 2015		As % of June 30, 2015 Total
	(billions of won, except percentages)
Manufacturing	~~W~~	54,668.6	48.4%
Banking and Insurance		24,975.5	22.1
Transportation and Communication		6,359.6	5.6
Public Administration		730.2	0.6
Electric, Gas and Water Supply Industry		2,700.0	2.4
Others(2)		23,594.8	20.9

Total	~~W~~	113,028.7	100.0%

Percentage increase from December 31, 2014		0.8%

(1)	Includes loans extended to affiliates.
(2)	Includes wholesale and retail trade, real estate and leasing, and construction.

The manufacturing sector accounted for 48.4% of our outstanding equipment capital and working capital loans as of June 30, 2015. As of June 30, 2015, loans to the transportation equipment manufacturing businesses and metal manufacturing businesses accounted for 17.7% and 14.7%, respectively, of our outstanding equipment capital and working capital loans to the manufacturing sector.

Industrial Bank of Korea was our single largest borrower as of June 30, 2015, accounting for 3.7% of our outstanding equipment capital and working capital loans. As of June 30, 2015, our five largest borrowers and 20 largest borrowers accounted for 11.0% and 24.7%, respectively, of our outstanding equipment capital and working capital loans.

The following table breaks down the equipment capital and working capital loans to our 20 largest borrowers outstanding as of June 30, 2015 by industry sector:

20 Largest Borrowers by Industry Sector

As % of June 30, 2015 Total Outstanding Equipment Capital and Working Capital Loans
Banking and Insurance	53.3%
Manufacturing	34.2
Transportation and Communication	7.6
Wholesale and Retail Trade	2.5
Public Administration	2.4

Total	100.0%

Loans by Categories

The following table sets out equipment capital and working capital loans by categories as of June 30, 2015:

	Equipment Capital Loans			Working Capital Loans
	June 30, 2015%			June 30, 2015%
	(billions of won, except percentages)
Industrial fund loans	~~W~~	42,400.3	71.6%	~~W~~	33,689.5	62.6%
Foreign currency loans		6,092.9	10.3		1,180.3	2.2
Loan currency loans denominated in foreign currencies		230.1	0.4		100.1	0.2
Offshore loans in foreign currencies		954.5	1.6		3,627.9	6.7
Government fund loans		458.0	0.8		—	—
Overdraft		—	—		536.1	1.0
Others(1)		9,045.5	15.3		14,713.5	27.3

Total	~~W~~	59,181.3	100.0%	~~W~~	53,847.4	100.0%

(1)	Includes loans on households, special purpose fund loans, loans through on-lending, interbank loans, call loans and other loans.

Guarantee Operations

The following table shows our outstanding guarantees as of June 30, 2015:

	June 30, 2015
	(billions of won)
Acceptances	~~W~~	840.3
Guarantees on local borrowing		1,104.8
Guarantees on foreign borrowing		6,745.4
Letter of guarantee for importers		33.1

Total	~~W~~	8,723.6

Investments

Our equity investments, on a fair value basis, increased to ~~W~~37,476.1 billion as of June 30, 2015 from ~~W~~32,737.2 billion as of December 31, 2014.

As of June 30, 2015, the fair value basis of our equity investments subject to restriction under the KDB Act and our Articles of Incorporation amounted to 79.9% of our equity investment ceiling. For a discussion of Korean accounting principles relating to our equity investments, see “The Korea Development Bank—Financial Statements and the Auditors” in the accompanying prospectus.

The following table sets out our equity investments by industry sector on a fair value basis as of June 30, 2015:

Equity Investments

	Fair Value as of June 30, 2015
	(billions of won)
Electric, Gas and Water Supply Industry	~~W~~	17,954.3
Construction		1,127.5
Banking and Insurance		11,047.5
Real Estate Business		3,895.9
Manufacturing		903.1
Transportation and Communication		1,889.1
Others		658.7

Total	~~W~~	37,476.1

As of June 30, 2015, we held total equity investments, on a fair value basis, of ~~W~~16,844.6 billion in one of our five largest borrowers and ~~W~~25,183.1 billion in five of our 20 largest borrowers.

When possible, we use the prevailing market price of a security to determine the value of our interest. However, if no readily ascertainable market value exists for our holdings, we record these investments at the cost of acquisition. With respect to our equity interests in enterprises in which we hold more than 15% of interest, we value these investments annually, with certain exceptions, on a net asset value basis when the investee company releases its financial statements. As of June 30, 2015, the aggregate value of our equity investments accounted for approximately 109% of their aggregate cost basis.

Other Activities

As of June 30, 2015, we held in trust cash and other assets totaling ~~W~~33,871.3 billion, and we generated in the first half of 2015 trust fee income equaling ~~W~~88.7 billion.

Source of Funds

Borrowings from the Government

The following table sets out our Government borrowings as of June 30, 2015:

Type of Funds Borrowed	As of June 30, 2015
	(billions of won)
General purpose	~~W~~	459.9
Special purpose		3,718.2

Total	~~W~~	4,178.1

Domestic and International Capital Markets

The following table sets out the outstanding balance of our industrial finance bonds as of June 30, 2015:

Outstanding Balance	As of June 30, 2015
	(billions of won)
Denominated in Won	~~W~~	90,572.4
Denominated in other currencies		25,585.4

Total	~~W~~	116,157.8

As of June 30, 2015, the aggregate amount of our industrial finance bonds and guarantee obligations (including guarantee obligations relating to loans that had not been borrowed as of June 30, 2015) was ~~W~~129,636.3 billion, equal to 19.1% of our authorized amount under the KDB Act, which was ~~W~~679,629.2 billion.

Foreign Currency Borrowings

As of June 30, 2015, the outstanding amount of our foreign currency borrowings was US$11.6 billion.

Our long term and short term foreign currency borrowings increased to ~~W~~13,095.5 billion as of June 30, 2015 from ~~W~~12,139.6 billion as of December 31, 2014.

Deposits

As of June 30, 2015, demand deposits held by us totaled ~~W~~1,634.6 billion and time and savings deposits held by us totaled ~~W~~35,272.2 billion.

Debt

Debt Repayment Schedule

The following table sets out our principal repayment schedule as of June 30, 2015:

Debt Principal Repayment Schedule

	Maturing on or before December 31,
Currency(1)(2)	2015		2016		2017		2018		2019		Thereafter
			(billions of won)
Won	~~W~~	12,586.1	~~W~~	26,480.8	~~W~~	20,790.0	~~W~~	7,104.7	~~W~~	5,308.2	~~W~~	20,072.6
Foreign		11,277.4		7,694.7		6,623.2		5,026.1		1,660.0		6,316.8

Total Won Equivalent	~~W~~	23,863.5	~~W~~	34,175.4	~~W~~	27,413.2	~~W~~	12,130.9	~~W~~	6,968.2	~~W~~	26,389.4

(1)	Excludes bonds sold under repurchase agreements and call money.
(2)	Borrowings in foreign currencies have been translated into Won at the market average exchange rates on June 30, 2015, as announced by the Seoul Money Brokerage Services Ltd.

Directors and Management; Employees

Our Board of Directors has ultimate responsibility for management of our affairs. Under the KDB Act and our Articles of Incorporation, our Board of Directors is to consist of our Chief Executive Offer, Chief Operating Officer and Directors. Currently, the members of our Board of Directors are:

Position	Name	Expiration of Term
Chief Executive Officer and Chairman of the Board of Directors	Kyttack Hong	April 8, 2016
Chief Operating Officer and Vice Chairman of the Board of Directors	Heui Kyoung Ryu	February 2, 2017
Senior Executive Director	Dai Hyun Lee	December 30, 2017
Independent Non-executive Directors	Sang Heon Kim	August 1, 2016
	Hi-Taek Shin	April 26, 2016
	Hay-Young Chung	April 26, 2016
	Cheol-Joon Kang	January 12, 2016
	Jae Woon Koo	October 30, 2016

Financial Statements and the Auditors

Korea Development Bank

Separate Interim Statements of Financial Position

As of June 30, 2015 and December 31, 2014

(Unaudited)

(In millions of won)	Notes	June 30, 2015		December 31, 2014
Assets
Cash and due from banks	4,43,44,47,48	~~W~~	4,643,659	5,974,543
Financial assets held for trading	5,43,44,48		2,017,324	1,418,398
Available-for-sale financial assets	6,43,44,47,48		35,224,312	38,160,025
Held-to-maturity financial assets	7,43,44,48		28,835	17,238
Loans	8,43,44,47,48		135,945,698	134,314,466
Derivative financial assets	9,43,44,45,47,48		5,298,800	4,912,792
Investments in subsidiaries and associates	10,46,47		27,429,146	26,858,662
Property and equipment, net	11,46,47		580,870	535,814
Investment property, net	12,46,47		74,922	74,639
Intangible assets, net	13,46,47		81,721	90,844
Deferred tax assets	34,47		23,583	19,390
Other assets	14,43,44,47,48		7,594,710	5,456,358

Total assets		~~W~~	218,943,580	217,833,169

Liabilities
Financial liabilities designated at fair value through profit or loss	15,43,44,48	~~W~~	1,523,994	1,138,628
Deposits	16,43,44,48		39,651,512	37,605,714
Borrowings	17,43,44,47,48		20,457,230	23,537,531
Bonds	18,43,44,47,48		113,095,210	116,569,796
Derivative financial liabilities	9,43,44,45,47,48		5,158,756	4,789,154
Defined benefit liabilities	19,47		38,476	32,130
Provisions	20,47		351,775	311,825
Deferred tax liabilities	34,47		1,926,784	1,998,496
Income taxes payable			116,782	215,511
Other liabilities	21,43,44,47,48		9,100,245	6,221,781

Total liabilities			191,420,764	192,420,566

Equity
Issued capital	22		17,180,399	15,180,399
Capital surplus	22		2,522,869	2,522,869
Capital adjustments	22		(9,668)	—
Accumulated other comprehensive income	22		782,157	818,422
Retained earnings	22		7,047,059	6,890,913
(Regulatory reserve for loan losses of ~~W~~1,370,828 and ~~W~~1,306,925 as of June 30, 2015 and December 31, 2014, respectively)
(Non-accumulated reserve for credit losses were amounted to ~~W~~0 and ~~W~~17,152 as of June 30, 2015 and December 31, 2014, respectively)
(Obligated amount of provision for regulatory reserve for loan losses of ~~W~~121,395 and ~~W~~46,751 as of June 30, 2015 and December 31, 2014, respectively)
(Planned regulatory reserve for loan losses of ~~W~~121,395 and ~~W~~63,903 as of June 30, 2015 and December 31, 2014, respectively)

Total equity			27,522,816	25,412,603

Total liabilities and equity		~~W~~	218,943,580	217,833,169

See accompanying notes to the separate financial statements

Korea Development Bank

Separate Interim Statements of Comprehensive Income

For the three-month and six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won, except earnings per share information)		June 30, 2015			June 30, 2014
	Notes	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income	23	~~W~~	1,348,986	2,810,973	1,188,089	2,365,889
Interest expense	23		(969,894)	(2,027,975)	(692,254)	(1,397,094)

Net interest income	46		379,092	782,998	495,835	968,795

Net fees and commission income	24		150,277	259,729	130,912	214,979
Dividend income	25		102,995	430,871	27,345	118,322
Net gain (loss) on financial assets held for trading	26		(11,295)	(4,116)	1,582	(2,273)
Net gain (loss) on financial liabilities designated at fair value through profit or loss	27		43,288	4,075	(25,114)	(31,009)
Net gain on available-for-sale financial assets	28		144,942	124,020	160,514	59,362
Net gain (loss) on derivatives	29		(56,408)	(49,486)	136,909	96,955
Net foreign currency transaction gain (loss)	30		42,097	144,969	(47,431)	(17,721)
Other operating income (loss), net	31		(143,095)	(117,896)	(115,269)	43,867

Non-interest income, net			272,801	792,166	269,448	482,482

Provision for loan losses	8		467,595	697,732	339,263	701,259

General and administrative expenses	32,46		171,698	311,088	144,487	271,026

Operating income	46		12,600	566,344	281,533	478,992

Impairment loss on investments in subsidiaries and associates	10		(301,441)	(301,441)	(93,513)	(102,372)
Other non-operating income	33		341	3,311	626	3,705
Other non-operating expense	33		(1,798)	(2,572)	(513)	(1,238)

Non-operating expense, net			(302,898)	(300,702)	(93,400)	(99,905)

Profit (loss) before income taxes			(290,298)	265,642	188,133	379,087

Income tax expense (benefit)	34		(36,734)	63,317	58,935	90,021

Profit (loss) for the period (Profit (loss) for the period adjusted for regulatory reserve for possible loan losses: (-)~~W~~101,426 million and ~~W~~80,930 million for the three-month and six-month periods ended June 30, 2015, respectively; ~~W~~406,571 million and ~~W~~132,758 million for the three-month and six-month periods ended June 30, 2014, respectively)			(253,564)	202,325	129,198	289,066

Other comprehensive income (loss) for the period, net of tax Items that are or may be reclassified subsequently to profit or loss:	22
Valuation loss on available-for-sale financial assets, net			(188,685)	(35,482)	(165,703)	(54,517)
Exchange differences on translation of foreign operations			7,296	6,884	(23,283)	(14,208)
Valuation gain (loss) on cash flow hedge			3,634	(7,667)	(594)	(527)

			(177,755)	(36,265)	(189,580)	(69,252)

Total comprehensive income (loss) for the period		~~W~~	(431,319)	166,060	(60,382)	219,814

Earnings (loss) per share
Basic and diluted earnings (loss) per share	35	~~W~~	(75)	63	70	156

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Changes in Equity

For the six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won)	Issued capital		Capital surplus	Capital adjustment	Accumulated other comprehensive income	Retained earnings	Total equity
Balance at January 1, 2014	~~W~~	9,261,861	44,373	(51)	332,473	6,707,444	16,346,100
Profit for the period		—	—	—	—	289,066	289,066
Changes in valuation gain (loss) on available-for-sale financial assets		—	—	—	(54,517)	—	(54,517)
Changes in exchange differences on translation of foreign operations		—	—	—	(14,208)	—	(14,208)
Changes in valuation gain (loss) on cash flow hedge		—	—	—	(527)	—	(527)

Total comprehensive income for the period		—	—	—	(69,252)	289,066	219,814

Paid in capital increase		20,000	—	(100)	—	—	19,900

Transaction with owners		20,000	—	(100)	—	—	19,900

Balance at June 30, 2014	~~W~~	9,281,861	44,373	(151)	263,221	6,996,510	16,585,814

Balance at January 1, 2015	~~W~~	15,180,399	2,522,869	—	818,422	6,890,913	25,412,603
Profit for the period		—	—	—	—	202,325	202,325
Changes in valuation gain (loss) on available-for-sale financial assets		—	—	—	(35,482)	—	(35,482)
Changes in exchange differences on translation of foreign operations		—	—	—	6,884	—	6,884
Changes in valuation gain (loss) on cash flow hedge		—	—	—	(7,667)	—	(7,667)

Total comprehensive income for the period		—	—	—	(36,265)	202,325	166,060

Paid in capital increase		2,000,000	—	(9,668)	—	—	1,990,332
Dividends		—	—	—	—	(46,179)	(46,179)

Transaction with owners		2,000,000	—	(9,668)	—	(46,179)	1,944,153

Balance at June 30, 2015	~~W~~	17,180,399	2,522,869	(9,668)	782,157	7,047,059	27,522,816

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Separate Interim Statements of Cash Flows

For the six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won)	Notes	2015		2014
Cash flows from operating activities
Profit for the period		~~W~~	202,325	289,066
Adjustments for:
Income tax expense	34		63,317	90,021
Interest income	23		(2,810,973)	(2,365,889)
Interest expense	23		2,027,975	1,397,094
Dividend income	25		(430,871)	(118,322)
Loss on valuation of financial assets held for trading	26		3,595	534
Loss (gain) on valuation of financial liabilities designated at fair value through profit or loss	27		(3,821)	31,108
Gain on disposal of available-for-sale financial assets	28		(174,138)	(223,951)
Impairment loss on available-for-sale financial assets	28		50,118	164,589
Loss (gain) on valuation of derivatives	29		145,807	(71,585)
Net gain on fair value hedged items	29		(130,229)	(16,390)
Loss (gain) on foreign exchange translations	30		(124,937)	55,451
Loss (gain) on disposal of investments in subsidiaries and associates	31		19,582	(3,825)
Impairment loss on investments in subsidiaries and associates	10		301,441	102,372
Provision for loan losses	8		697,732	701,259
Increase (reversal) of provision for payment guarantees	20,31		27,909	(304,154)
Increase of provision for unused commitments	20,31		4,737	90,263
Increase (reversal) of financial guarantee liability			3,474	(8,863)
Increase of provision for possible losses from lawsuits	20,31		2,780	—
Defined benefit costs	19,32		16,729	18,493
Depreciation of property and equipment	11,32		16,352	13,079
Gain on disposal of property and equipment	33		(35)	(11)
Depreciation of investment property	12,33		744	779
Amortization of intangible assets	13,32		14,825	11,721
Other operating loss, net			1,392	4,173
Loss on redemption of bonds			413	4

			(276,082)	(432,050)

Changes in operating assets and liabilities:
Due from banks			144,964	(42,251)
Financial assets held for trading			(199,964)	(275,832)
Loans			(3,285,705)	(8,370,158)
Derivative financial assets			1,314,701	2,015,420
Other assets			(1,896,512)	(2,813,226)
Financial liabilities designated at fair value through profit or loss			389,187	18,364
Deposits			2,115,676	(161,695)
Derivative financial liabilities			(1,487,030)	(2,052,788)
Defined benefit liabilities			(10,383)	(51)
Other liabilities			3,121,797	2,926,115

			206,731	(8,756,102)

Income taxes received (paid)			(283,628)	24,222
Interest received			2,700,633	2,362,034
Interest paid			(1,994,322)	(1,415,256)
Dividends received			430,871	118,322

Net cash provided by (used in) operating activities		~~W~~	986,528	(7,809,764)

Korea Development Bank

Separate Interim Statements of Cash Flows—(Continued)

For the six-month periods ended June 30, 2015 and 2014

(Unaudited)

(In millions of won)	Notes	2015		2014
Cash flows from investing activities
Disposal of available-for-sale financial assets	6	~~W~~	19,548,540	12,187,239
Acquisition of available-for-sale financial assets	6		(15,198,976)	(8,808,861)
Redemption of held-to-maturity financial assets	7		16	20,196
Acquisition of held-to-maturity financial assets	7		(11,203)	—
Disposal of property and equipment	11		86	33
Acquisition of property and equipment	11		(62,242)	(3,452)
Disposal of intangible assets	13		1	196
Acquisition of intangible assets	13		(5,680)	(5,832)
Disposal of investments in subsidiaries and associates			525,545	139,171
Acquisition of investments in subsidiaries and associates			(550,691)	(265,714)

Net cash provided by investing activities			4,245,396	3,262,976

Cash flows from financing activities
Proceeds from borrowings			19,742,646	21,361,426
Repayment of borrowings			(23,356,847)	(22,045,661)
Proceeds from issuance of bonds			16,205,642	13,528,787
Repayment of bonds			(20,166,612)	(10,471,298)
Dividends paid			(46,179)	—
Paid in capital increase			—	19,899
Stock issuance costs	22		(9,668)	—

Net cash provided by (used in) financing activities			(7,631,018)	2,393,153

Effects from changes in foreign currency exchange rate for cash and cash equivalents held			119,848	182,997

Net decrease in cash and cash equivalents			(2,279,246)	(1,970,638)

Cash and cash equivalents at beginning of period			9,019,914	7,159,964

Cash and cash equivalents at end of period	41	~~W~~	6,740,668	5,189,326

See accompanying notes to the separate interim financial statements.

Korea Development Bank

Notes to the Separate Interim Financial Statements

June 30, 2015

(Unaudited)

1. Reporting Entity

Korea Development Bank (the “Bank”) was established on April 1, 1954, in accordance with The Korea Development Bank Act to finance and manage major industrial projects.

The Bank is engaged in the banking industry under The Korea Development Bank Act and other applicable statutes, and in the fiduciary in accordance with the Financial Investment Services and Capital Markets Act.

Korea Finance Corporation (KoFC), the former ultimate parent company, and KDB Financial Group Inc. (KDBFG), the former immediate parent company, were established by spin-offs of divisions of the Bank as of October 28, 2009. KoFC and KDBFG merged into the Bank, effective as of December 31, 2014. Issued capital is ~~W~~17,180,399 million with 3,436,079,768 shares of issued and outstanding as of June 30, 2015 and 100% of the Bank’s shares are owned the government of the Republic of Korea.

The Bank’s head office is located in Eunhaneng-ro 14, Yeongdeungpo-gu, Seoul and its service network as of June 30, 2015 is as follows:

	Domestic		Overseas
	Head Office	Branches	Branches	Subsidiaries	Representative offices	Total
Korea Development Bank	1	82	8	5	7	103

2. Basis of Preparation

(1) Statement of compliance

The financial statements have been prepared in accordance with the Korean International Financial Reporting Standards (“K-IFRS”), as prescribed in the Act on External Audits of Corporations in the Republic of Korea.

These financial statements are separate financial statements prepared in accordance with K-IFRS No.1027 ‘Separate Financial Statements’ presented by a parent, a parent, an investor with joint control of, or significant influence over, an investee, in which the investments are accounted for at cost.

(2) Basis of measurement

The financial statements have been prepared on the historical cost basis except for the following material items in the statement of financial position:

•	Derivative financial instruments measured at fair value

•	Financial instruments measured at fair value through profit or loss

•	Available-for-sale financial instruments measured at fair value

•	Fair value hedged financial instruments with changes in fair value, due to hedged risks, recognized in profit or loss

•	Liabilities for defined benefit plans, which are recognized as net of the total present value of defined benefit obligations less the fair value of plan assets

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(3) Functional and presentation currency

These financial statements are presented in Korean won (“~~W~~”), which is the Bank’s functional currency and the currency of the primary economic environment in which the Bank operates.

(4) Use of estimates and judgments

The preparation of the separate interim financial statements in conformity with K-IFRS requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are evaluated on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

Information about critical judgments made by management in applying the Bank’s accounting policies that have the most significant effect on the amounts recognized in the separate financial statements is included in the following notes:

•	Note 3.(7)—Impairment of financial assets

•	Note 3.(16)—Employee benefits

Information about assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment within the next financial year is included in the following notes:

•	Note 8—Loans and allowance for loan losses

•	Note 19—Defined benefit liabilities

•	Note 20—Provisions

3. Significant Accounting Policies

The significant accounting policies applied by the Bank in preparation of its separate financial statements are included below. The accounting policies set out below have been applied consistently to all periods presented in these separate financial statements.

(1) Investments in subsidiaries and associates

The accompanying financial statements are separate interim financial statements prepared in accordance with K-IFRS 1027, ‘Separate Financial Statements’ presented by a parent, an investor in an associate or a venturer in a joint venture, in which the investments are accounted for on the basis of the direct equity interest rather than on the basis of the reported results and net assets of the investees. Dividends received from subsidiaries and associates are recognized as income as of the time the right to receive the dividends is established.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(2) Business combination of entities under common control

The assets and liabilities acquired under business combinations under common control are recognized at the carrying amounts recognized previously in the consolidated financial statements of the ultimate parent. The difference between consideration transferred and carrying amounts of net assets acquired is recognized as part of share premium.

(3) Operating segments

The Bank makes decisions regarding allocation of resources to segments and categorizes segments, based on internal reports reviewed periodically by the chief operating decision maker, to assess performance. Information on segments reported to the chief operating decision maker includes items directly attributable to segments as well as those that can be allocated on a reasonable basis. Unallocated items mainly comprise corporate assets (such as the Bank Headquarters), head office expenses, and income tax assets and liabilities. The Bank recognizes the CEO as the chief operating decision maker.

(4) Foreign currency

(i) Foreign currency transactions

Transactions in foreign currencies are translated to the functional currency of the Bank, at exchange rates of the dates of transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are translated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period, adjusted for effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the reporting period. Non-monetary assets and liabilities denominated in foreign currencies that are measured at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

Foreign currency differences arising on translation are recognized in profit or loss, except for differences arising on the translation of available for sale equity instruments, a financial liability designated as a hedge of the net investment in a foreign operation, or in a qualifying cash flow hedge, which are recognized in other comprehensive income. Non-monetary items that are measured in terms of historical cost in a foreign currency are translated using the exchange rate at the date of the transaction.

(ii) Foreign operations

If the presentation currency of the Bank is different from a foreign operation’s functional currency, the financial statements of the foreign operation are translated into the presentation currency using the following methods:

Unless the functional currency of foreign operations is in a state of hyper inflation, assets and liabilities of foreign operations are translated at the closing exchange rate at the end of the reporting period. Revenues and expenses on the statement of comprehensive income are translated at the exchange rates of the date of transaction. Foreign currency differences that arise from translation are recognized as other comprehensive income, and the disposal of a foreign operation is re-categorized as profit or loss as of the moment the disposal profit or loss is recognized.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

Any goodwill arising on the acquisition of a foreign operation, and any adjustments in fair value to the carrying amounts of assets and liabilities due to such acquisition, are treated as assets and liabilities of the foreign operation. Therefore, such are expressed in the functional currency of the foreign operations and, alongside other assets and liabilities of the foreign operation, translated at the closing exchange rate.

In the case of the disposal of a foreign operation, cumulative amounts of exchange difference regarding the foreign operation, recognized separately from other comprehensive income, are re-categorized from assets to profit or loss as of the moment the disposal profit or loss is recognized.

(iii) Foreign exchange of net investment in foreign operations

Monetary items receivable from or payable to a foreign operation, with none or little possibility of being settled in the foreseeable future, are considered a part of the net investment in the foreign operation. Therefore, the exchange difference is recognized as comprehensive profit or loss in the financial statement, and re-categorized to profit or loss as of the disposal of the related net investment.

(5) Cash and cash equivalents

Cash and cash equivalents comprise balances with original maturities of or less than three months’ maturity from the date of acquisition that are subject to an insignificant risk of changes in their fair value, including cash on hand, deposits held at call with banks and other highly liquid short-term investments with original maturities of three months or less.

(6) Non-derivative financial assets

The Bank recognizes and measures non-derivative financial assets by the following four categories: financial assets at fair value through profit or loss, held-to-maturity financial assets, loans and receivables, and available-for-sale financial assets. Moreover, the Bank recognizes financial assets in the statement of financial position as of the time the Bank becomes a party to the contractual provisions of the instruments.

Non-derivative financial assets are measured at fair value upon initial recognition and, unless designated at fair value through profit or loss, transaction costs directly regarding acquisition and issuance of such assets are summed to the initial fair value.

(i) Financial assets at fair value through profit or loss

Any financial asset classified as held-for-trading or designated at fair value through profit or loss at initial recognition is categorized under financial assets at fair value through profit or loss. Financial assets at fair value through profit or loss (“FVTPL”) are measured at fair value upon initial recognition, and changes therein are recognized as profit or loss. Furthermore, transaction costs regarding acquisition upon initial recognition are recognized as profit or loss as incurred.

(ii) Held-to-maturity financial assets

If a non-derivative financial asset has a fixed maturity with a fixed or determinable payment, and the Bank has positive intent and ability to hold such an asset, it is classified as held-to-maturity financial assets. Subsequent to initial recognition, held-to-maturity financial assets are measured at amortized costs using the effective interest rate (“EIR”) method.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(iii) Loans and receivables

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. Subsequent to initial recognition, loans and receivables are measured at amortized cost using the effective interest rate method. Furthermore, the effective interest rate method is applied to recognize interest incomes on financial investments, except short-term loans and receivables, in which case the impact of effective interest the method is immaterial.

(iv) Available-for-sale financial assets

Any non-derivative financial asset, not classified as financial assets at fair value through profit or loss, held-to-maturity financial assets, or loans and receivables, is classified as available-for-sale financial assets. Subsequent to initial recognition, such assets are measured at fair value. However, equity instruments that do not have a quoted market price in an active market and cannot be reliably measured, and any derivatives that are linked to these instruments and need to be settled upon the delivery of such equity instruments are measured at cost. Accumulated other comprehensive income, reflected in equity as fair value changes, is recognized as profit or loss as of the time the related available-for-sale asset is disposed of or the impairment loss is recognized. Furthermore, dividends earned whilst holding available-for-sale financial assets are recognized in the statement of comprehensive income upon the establishment of the right to receive the payment.

(v) De-recognition of financial assets

The Bank de-recognizes a financial asset when the rights to receive cash flow from an asset expire, or when it transfers the rights to receive cash flow and substantially all the risks and rewards from the ownership of a financial asset. In the case that the Bank has neither transferred nor retained substantially all the risks and rewards of an asset, the Bank de-recognizes any assets if it does not have control, and recognizes any assets to the extent of the Bank’s continuing involvement if it does have control. In the latter case, any associated liabilities are recognized by the Bank. In the case the Bank retains substantially all the risks and rewards from the ownership of an asset it does not have control of, the Bank continues to recognize the financial asset, and recognizes consideration received as financial liabilities.

(vi) Offsetting between financial assets and financial liabilities

Financial assets and liabilities are set-off only under the conditions that the Bank has legal rights to set- off the recognized amounts, and the intention to settle on a net basis or to realize assets and settle liabilities at the same time.

(7) Impairment of financial assets

The Bank assesses the possibility of objective evidence that may indicate any impairment of financial assets, except those designated at fair value through profit or loss, at each reporting date. A financial asset is defined as impaired if, as a result of one or more events after initial recognition, the estimated future cash flow of the asset has been affected. However, expected impairments from future events are not recognized, regardless of their likelihood.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

Upon the finding of objective evidence to believe an asset is impaired, the impairment is measured and recognized in profit or loss as follows, according to the asset category:

(i) Impairment of loans and receivables

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of loans and receivables exist. If objective evidence shows that believe impairment has occurred, the amount of the loss is measured as the difference between the carrying amount of the asset and the present value of estimated future cash flows, discounted using the initial effective interest rate (“EIR”). Furthermore, the carrying amount of the asset is reduced through the use of an allowance account and the amount of the loss is recognized in the statement of comprehensive income.

All individually significant loans and advances are assessed for specific impairment. Those found not to be specifically impaired are then collectively assessed for any impairment that has been incurred but not yet identified. Loans and advances that are not individually significant are collectively assessed for impairment by grouping together loans and advances with similar risk characteristics.

In individual assessment, allowances on losses are computed using the discounted expected recoverable value, estimated by operating cash flows or collateral cash flow; in collective assessment, allowances on losses are computed using statistical methods based on obtainable historical loss experience.

The present value of estimated future cash flows is measured using the asset’s initial EIR. If the loan has a floating interest rate, the Bank uses the current EIR for the measurement. Future cash flows from collateral are estimated at net cash flow from disposal of collateral (deducting transaction cost).

For the purpose of a collective assessment of impairment, assets are analyzed on the basis of the Bank’s internal credit rating system that considers credit risk characteristics such as asset type, industry, geographical location, collateral type, past-due status and other relevant factors.

Future cash flows of the assets collectively assessed are estimated on the basis of historical loss experience for loans with similar credit risk characteristics. Historical loss experience is adjusted on the basis of current observable data to reflect the effects of current conditions on which the historical loss experience is based, and to remove the effects of conditions in the historical period that no longer exist. Estimates of changes in future cash flows reflect, and are directionally consistent with, changes in related observable data from year to year (such as changes in unemployment rates, property prices, commodity prices, payment status, or other factors that are indicative of incurred loss in the Bank and their magnitude). The methodology and assumptions used for estimating future cash flows are reviewed regularly to reduce any differences between loss estimates and actual loss experience.

If the terms of a financial asset are renegotiated or modified or an existing financial asset is replaced with a new one due to financial difficulties of the borrower, then an assessment is made of whether the financial asset should be de recognised. If the cash flows of the renegotiated asset are substantially different, then the contractual rights to cash flows from the original financial asset are deemed to have expired. In this case, the original financial asset is derecognised and the new financial asset is recognised at fair value. The impairment loss before an expected restructuring is measured as follows.

•

If the expected restructuring will not result in derecognition of the existing asset, then the estimated cash flows arising from the modified financial asset are included in the measurement of the existing asset based on their expected timing and amounts discounted at the original effective interest rate of the existing financial asset.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

•

If the expected restructuring will result in derecognition of the existing asset, then the expected fair value of the new asset is treated as the final cash flow from the existing financial asset at the time of its derecognition. This amount is discounted from the expected date of derecognition to the reporting date using the original effective interest rate of the existing financial asset.

(ii) Impairment of available-for-sale financial assets

The Bank assesses, at each reporting date, whether objective evidence that indicate impairment of available-for-sale assets exist. If such objective evidence exists, the amount of the loss is measured as the difference between the acquisition cost and the current fair value.

An available-for-sale financial asset is considered to be impaired if there is a significant or prolonged decline in fair value of the asset below the acquisition cost. The Bank considers a 30% to be significant and a period of six months to be prolonged.

If, in a subsequent period, the fair value of a debt instrument increases and the increase can be objectively related to an event occurring after the impairment loss was recognized in, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the available-for-sale financial asset.

(iii) Impairment of held-to-maturity financial assets

The Bank assesses individually, at each reporting date, whether there is objective evidence that a held-to-maturity financial asset is impaired. If any such evidence exists, the amount of loss is measured as the difference between the carrying amount and the present value of estimated future cash flows, which is discounted using the initial EIR, and recognized in the statement of comprehensive income. If, in a subsequent period, the fair value of a financial asset held to maturity increases and the increase can be objectively related to an event occurring after the impairment was recognized, the impairment loss is reversed through the statement of comprehensive income. Moreover, the impairment loss is directly reduced from the carrying amount of the held-to-maturity financial asset.

(iv) Loss events of financial assets

Objective evidences that a financial asset is impaired include the following loss events:

•	Significant financial difficulty of the issuer or obligor

•	A breach of contract, such as a default or delinquency in interest or principal payments

•	The granting of a concession to the borrower, for economic or legal reasons, that the lender would not otherwise consider

•	A state with high probability that the borrower will enter bankruptcy or other financial reorganization

•	The disappearance of an active market for that financial asset due to financial difficulties

•

The presence of observable data indicating a measurable decrease in the estimated future cash flows of a group of financial assets since the initial recognition of the group, although the decrease cannot yet be identified with the individual financial asset within the group

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(8) Derivative financial instruments including hedge accounting

Derivative financial instruments are initially recognized at the fair value upon agreement of the contract, and re-estimated at fair value subsequently. The recognition of profit or loss due to changes in fair value of derivative instruments is as stated below.

(i) Hedge accounting

Derivative financial instruments are accounted differently depending on whether or not hedge accounting is applied, and therefore, are classified into trading purpose derivatives and hedging purpose derivatives.

Upon the transaction of hedging purpose derivatives, two different hedge accounting are applied; a fair value hedge, and a cash flow hedge. A fair value hedge is a hedge of the exposure to changes in fair value of a recognized asset or liability or an unrecognized firm commitment, or an identified portion of such an asset, liability or firm commitment, that is attributable to a particular risk and could affect profit or loss. A cash flow hedge is a hedge of the exposure to variability in cash flows that (i) is attributable to a particular risk associated with a recognized asset or liability (such as all or some future interest payments on variable rate debt) or a highly probable forecast transaction and (ii) could affect profit or loss. For trading purpose derivatives transaction, changes in the fair value of derivatives are recognized in net income.

At inception of the hedge relationship, the Bank formally documents the relationship between the hedged item and the hedging instrument, including the nature of the risk, the objective and strategy for undertaking the hedge, and the method that will be used to assess the effectiveness of the hedging relationship. Also, at the inception of the hedge relationship, a formal assessment is undertaken to ensure the hedging instrument is expected to be highly effective in offsetting the designated risk in the hedged item and actual result was so.

Fair value hedge

For designated and qualifying fair value hedges, the change in the fair value of a hedging derivative is recognized in profit or loss in the statement of comprehensive income. Meanwhile, the change in the fair value of the hedged item, attributable to the risk hedged, is recorded as part of the carrying value of the hedged item and is also recognized in profit or loss in the statement of comprehensive income. When the hedge no longer meets the criteria for hedge accounting, the hedge relationship is terminated. For hedged item recorded at amortized cost, the difference between the carrying value of the hedged item on termination and the face value is amortized over the remaining term of the original hedge using the EIR.

Cash flow hedge

For designated and qualifying cash flow hedges, the effective portion of gain or loss on the hedging instruments is initially recognized directly in equity. The ineffective portion of the gain or loss on the hedging instrument is recognized immediately in the statement of comprehensive income. When the hedged cash flow affects the profit or loss in statement of comprehensive income, the gain or loss on the hedging instrument is recorded in the corresponding income or expense line in profit or loss in the statement of comprehensive income. When a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognized when the hedged forecasted transaction is ultimately recognized in the statement of comprehensive income. When a forecasted transaction is no longer expected to occur, the cumulative gain and loss that was reported in equity is immediately transferred to profit or loss in the statement of comprehensive income.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(ii) Embedded derivative instruments

Derivatives embedded in other financial instruments or other host contracts are treated as separate derivatives. The Bank records embedded derivative instruments at fair value if their economic characteristics and risks are not clearly and closely related to those of the host contract. If the embedded derivative cannot be measured separately from the host contract, the Bank aggregately designates the host contract and embedded derivative as a financial instrument at fair value through profit or loss. Changes due to the fair value assessment of embedded derivative instruments are recognized in profit or loss.

(iii) Other derivative financial instruments

Changes in the fair value of other derivative financial instrument, not designated as a hedging instrument, are recognized immediately in profit or loss.

(9) Fair value of financial instruments

The fair value of financial instruments that are traded in active markets is determined by referencing quoted market prices at each reporting date. For financial instruments not traded in an active market, the fair value is determined using appropriate valuation techniques. Such techniques may include discounted cash flow analysis or other valuation methods.

The Bank’s policies for measuring fair value of financial instruments at amortized costs are as follows:

•

Cash and due from banks: Fair value of cash is considered equivalent to the carrying amount. In the case of due from banks on demand, which do not have a set maturity and can be realized instantly, the carrying amount is considered to be a close estimate of the fair value and is assumed so. In the case of other ordinary due from banks, the cash flow discount method is used to estimate the fair value.

•

Loans: The fair value of loans is the expected future cash flows, reflecting premature redemption ratio, discounted by the market interest rate, adjusted by a spread sheet considering the probability of default. Exceptions to this method include loans with credit line facilities, loans with a maturity of three months or less left and impaired loans, which the Bank assumes the carrying amount as the fair value.

•	Held-to-maturity financial assets: The fair value of held-to-maturity financial assets is computed by widely-accepted appraisal agencies upon request.

•

Deposits: The fair value of deposits is computed using the discounted cash flow method. However for deposits, whose cash flows cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

•

Borrowings: For borrowings in Korean won, the fair value is computed using the discounted cash flow method. For borrowings in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Bonds: The fair value of industrial financial debentures in Korean won, except structured debentures in Korean won, is computed using the discounted cash flow method. For structured industrial financial debentures in Korean won and industrial financial debentures in foreign currency, the fair value is computed by widely-accepted appraisal agencies upon request.

•

Other financial assets and liabilities: The fair value of other financial assets and liabilities is computed using the discounted cash flow method. However, in cases cash flow cannot be estimated reasonably, the Bank assumes the carrying amount as the fair value.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(10) Day one profit or loss recognition

For financial instruments classified as level 3 on the fair value level hierarchy measured using assess variables not observable in the market, the difference between the fair value at initial recognition and the transaction price, which is equivalent to Day one profit or loss, is amortized by using the straight line method over time.

(11) Property and equipment

The Bank’s property and equipment are recognized at the carrying amount as historical costs less accumulated depreciation and accumulated impairment in value. Historical costs include the expenditures directly related to the acquisition of assets.

Subsequent costs are recognized in the carrying amount of assets or, if appropriate, as separate assets if the probabilities future economic benefits associated with the assets will flow into the Bank and the costs can be measured reliably; the carrying amount of the replaced part is derecognized. Furthermore, any other repairs or maintenances are charged to profit or loss as incurred.

Land is not depreciated. Depreciation on other assets is calculated using the straight line method to the amount of residual value less acquisition cost over the following estimated useful lives:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40
Leasehold improvements	4
Movable property	4

Property and equipment are impaired when its carrying amount exceeds the recoverable amount. The Bank assesses residual value and economic life of its assets at each reporting date and makes adjustments to its useful life when necessary. Any gain or loss arising from the disposal of the asset (calculated as the difference between the net disposal proceeds and the carrying amount of the asset) is recognized in non-operating income (expense) in the statement of comprehensive income.

(12) Investment property

The Bank classifies property held for the purpose of rental income or benefits from capital appreciation as investment property. Investment property is measured initially at cost, including transaction costs. Subsequent to initial recognition, the cost model is applied. Subsequent to initial recognition, an item of investment property is carried at its cost less any accumulated depreciation and any accumulated impairment loss.

Investment properties are derecognized either when they have been disposed of or when the investment property is permanently withdrawn from use and no future economic benefit is expected from its disposal. The difference between the net disposal proceeds and the carrying amount of the asset is recognized in the statement of comprehensive income in the period of de-recognition. Reclassification to other account is made if there is a change in use of corresponding investment property.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

Depreciation of investment property is calculated using the straight line method over its estimated useful lives as follows:

Type	Useful lives (years)
Buildings	20 ~ 50
Structure	10 ~ 40

(13) Intangible assets

An intangible asset is recognized only when its cost can be measured reliably, and the probabilities future economic benefits from the asset will flow into the Bank are high. Separately acquired intangible assets are recognized at the acquisition cost, and subsequently, the cost less accumulated depreciation and accumulated impairment is recognized as the carrying amount.

Intangible assets with finite lives are amortized over the four-year to 30-year period of useful economic lives using the straight line method. At the end of each reporting period, the Bank reviews intangible assets for any evidence that indicate impairment, and upon the presence of such evidence, the Bank estimates the amount recoverable and recognizes the loss accordingly.

Intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually. Furthermore, the Bank reviews such intangible assets to determine whether or not it is appropriate to consider these assets to have indefinite useful lives. If in the case the Bank concludes an asset is not qualified to be classified as non-finite, prospective measures are taken to consider such an asset as finite.

(14) Impairment of non-financial assets

The Bank tests for any evidence of impairment in assets and reviews whether or not the impairment has taken place by estimating the recoverable amount, at the end of each reporting period. The recoverable amount is the higher of the fair value less cost and value in use of an asset.

Except for impairment losses in respect of goodwill which are never reversed, an impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. The reversal is limited so that the carrying amount of the asset does not exceed its recoverable amount, nor exceeds the carrying amount that would have been determined, net of depreciation, had no impairment loss been recognized for the asset in prior years.

(15) Non-derivative financial liabilities

The Bank classifies non-derivative financial liabilities into financial liabilities at fair value through profit or loss or other financial liabilities, in accordance with the substance of the contractual arrangement and the definitions of financial liability. The Bank recognizes these financial liabilities in the statement of financial position when the Bank becomes a party to the contractual provisions of the financial liability.

(i) Financial liabilities at fair value through profit or loss (“FVTPL”)

Financial liabilities at fair value through profit or loss in the current year include financial liabilities held for trading and financial liabilities designated at FVTPL upon initial recognition. Financial liabilities and derivatives

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

are classified as financial instruments held for trading if they are acquired for the purpose of repurchasing in the near future. Financial liabilities are classified as financial liabilities at FVTPL upon initial recognition, if the profit or loss from the liabilities indicates to be more purpose-appropriate to be recognized as profit or loss. Financial liabilities at FVTPL are designated at fair value in subsequent measurements, and any related un-realized profit or loss is recognized as profit or loss.

(ii) Financial liabilities measured at amortized cost

Financial liabilities measured at amortized cost are recognized at fair value less cost less transaction cost upon initial recognition, and subsequently at amortized costs. The difference between the proceeds (net of transaction cost) and the redemption value is recognized in the statement of comprehensive income over the periods of the liabilities using the EIR.

Fees paid on the establishment of a loan facility are recognized as transaction costs of the loan, if the probability that some or all of the facility will be drawn down is high. If, however, there is not enough evidence to conclude a draw-down of some or all of the facility will occur, the fee is capitalized as a prepayment for liquidity services and amortized over the period of the facility to which it relates.

(iii) De-recognition of financial liabilities

A financial liability is de-recognized when the obligation under the liability is discharged, cancelled or expired. When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a de-recognition of the original liability and the recognition of a new liability. The difference between the carrying value of the original financial liability and the consideration paid is recognized in profit or loss.

(16) Employee benefits

(i) Short-term employee benefits

Short-term employee benefits are employee benefits that are due to be settled wholly before 12 months after the end of the period in which the employees render the related service. When an employee has rendered service to the Bank during an accounting period, the Bank recognizes the undiscounted amount of short-term employee benefits expected to be paid in exchange for that service.

(ii) Retirement benefits: defined contribution plans

A defined contribution plan is a pension plan under which the Bank pays fixed contributions into a separate fund. A defined benefit plan defines the amount of pension benefit that an employee will receive on retirement and is usually dependent on one or more factors such as years of service and compensation.

The Bank is no longer responsible for any foreseeable future liability after a certain amount or percentage of money is set aside for defined contribution plans. If the pension plan allows for early retirement, payments are recognized as employee benefits. If the contribution already paid exceeds the contribution due for service before the end of the reporting period, the Bank recognizes that excess as an asset to the extent that the prepayment will lead to a reduction in future payments or a cash refund.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(iii) Retirement benefits: defined benefit plans

The Bank’s net obligation in respect of defined benefit plans is calculated by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. The calculation of defined benefit obligations is performed annually by a qualified actuary using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and have terms to maturity similar to the terms of the related pension liability.

Remeasurements of the net defined benefit liabilities (assets), which comprise actuarial gains and losses, the return on plan assets (excluding interest) and the effect of the asset ceiling (if any, excluding interest), are recognised immediately in other comprehensive income.

(17) Provisions

Provisions are recognized when the Bank has a present legal or constructive obligation as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation.

(18) Financial guarantees

Financial guarantee contracts are contracts that require the issuer (the Bank) to make specified payments to reimburse the holder for a loss it incurs because a specified debtor fails to make payments when due, in accordance with the original or changed terms of a debt instrument. Financial guarantees are initially recognized in the financial statements at fair value on the date the guarantee was given, and amortized over the period of the guarantee. Subsequent to initial recognition, the Bank’s liabilities under such guarantees are measured at the higher of:

•	The amount determined in accordance with K-IFRS No. 1037 Provisions, Contingent Liabilities and Contingent Assets and

•	The initial amount less amortization of fees recognized in accordance with K-IFRS No. 1018 Revenue

(19) Securities under resale or repurchase agreements

Securities purchased under agreements to resell are recorded as other loans and receivables and the related interest from these securities is recorded as interest income; securities sold under agreements to repurchase are recorded as other borrowings, and the related interest from these securities is recorded as interest expense.

(20) Interest income and expense

Interest income and expense are recognized in profit or loss using the effective interest method. The effective interest method measures the amortized costs of financial instruments and allocates the interest income or expense during the related period.

Upon the calculation of the effective interest rate, the Bank estimates future cash flows by taking into consideration all contractual terms of the financial instrument, but not future credit loss. The calculation also

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

reflects any fees or points paid or received, transaction costs and any related premiums or discounts. In the case that the cash flow and expected duration of a financial instrument cannot be estimated reliably, the effective interest rate is calculated by the contractual cash flow during the contract period.

Once an impairment loss has been recognized on a financial asset or a group of similar assets, subsequent interest income is recognized on the interest rate that was used to discount future cash flow for the purpose of measuring the impairment loss.

(21) Fees and commission income

Fees and commission income and expense are classified as follows according to related regulations:

(i) Fees and commission from financial instruments

Fees and commission income and expense that are integral to the effective interest rate on a financial asset or liability are included in the measurement of the effective interest rate. It includes those related to evaluation of the borrowers’ financial status, guarantee, collateral, other agreements and related evaluation as well as business transaction, rewards for activities, such as document preparation and recording and setup fees incurred during issuance of financial liabilities. However, when financial instruments are classified as financial instruments at fair value through profit or loss, fees and commission are recognized as revenue upon initial recognition.

(ii) Fees and commission from services

Fees and commission income charged in exchange for services to be performed during a certain period of time such as asset management fees, consignment fees and assurance service fees are recognized as the related services are performed. When a loan commitment is not expected to result in the draw-down of a loan and K-IFRS No. 1039 Financial Instrument: Recognition and Measurement is not applied for the commitment, the related loan commitment fees are recognized as revenue proportionally to time over the commitment period.

(iii) Fees and commission from significant transaction

Fees and commission from significant transactions, such as trading stocks and other securities, negotiation and mediation activities for third parties, for instance business transfer and takeover, are recognized when transactions are completed.

(22) Dividend income

Dividend income is recognized upon the establishment of the Bank’s right to receive the payment.

(23) Income tax expense

Income tax expense comprises current and deferred income tax. Current income tax and deferred income tax are recognized in profit or loss except to the extent that the tax arises from a transaction or event, which is recognized in other comprehensive income or directly in equity, or a business combination.

The Bank recognizes deferred income tax liabilities for all taxable temporary differences associated with investments in subsidiaries, associates, except to the extent that the Bank is able to control the timing of the

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future. The Bank recognizes deferred income tax assets for all deductible temporary differences arising from investments in associates, to the extent that it is probable that the temporary difference will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the reporting period when the assets are realized or the liabilities settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

The measurement of deferred income tax assets and liabilities reflects the income tax effects that would follow from the manner in which the Bank expects, at the end of the reporting period, to recover or settle the carrying amount of its assets and liabilities.

The carrying amount of a deferred income tax asset is reviewed at the end of each reporting period and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow the benefit of part or all of that deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are off-set only if the Bank has a legally enforceable right to off-set the related current income tax assets and liabilities, and the assets and liabilities relate to income tax levied by the same tax authority and are intended to be settled on a net basis.

Additional income taxes arising from dividend payments are recognized when expenses related to dividend payments are recognized.

(24) Accounting for trust accounts

The Bank, for the purpose of financial reporting, differentiates trust assets from identifiable assets according to the Financial Investment Services and Capital Markets Act. Furthermore, the Bank receives trust fees from the application, management and disposal of trust assets, and appropriates such amounts for fees from trust accounts.

Meanwhile, in the case the fee from an unspecified principal and interests guaranteed money in trust does not meet the principal or interest amount, even after appropriating deficit with trust fees and special reserve, the Bank fills in the remaining deficit in the trust account and appropriates such amounts for losses on trust accounts.

(25) Regulatory reserve for loan loss

In the case that the total sum of allowance for possible loan loss does not meet the amount prescribed in Article 29(1) of the Regulations on Supervision of Banking Business, the Bank, according to K-IFRS, records the difference at the end of each reporting period, and records the equal amount as a reserve for loan loss.

In the case that the existing total sum of reserve for possible loan loss exceeds the amount needed to be set aside as of the closing date, the surplus is to be reversed. Furthermore, in the case that undisposed deficit exists, reserves for loan loss is saved from the time the undisposed deficit is disposed.

(26) Earnings per share

The Bank represents its diluted and basic earnings per common share in the separate comprehensive statement of income. Basic earnings per share (“EPS”) is calculated by dividing net profit attributable to

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

shareholders of the Bank by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share is calculated by adjusting net profit attributable to common shareholders of the Bank, considering dilution effects from all potential common shares, and the weighted average number of common shares outstanding.

(27) New standards and interpretations not yet adopted

The following new standards, interpretations and amendments to existing standards have been published and are mandatory for the Bank for annual periods beginning after January 1, 2015, and the Bank has not early adopted them.

K-IFRS 1027 ‘Separate Financial Statements’

Amendments to K-IFRS 1027 introduced equity accounting as a third option in the entity’s separate financial statements, in addition to the existing cost and fair value options. This amendment is effective for annual periods beginning on or after January 1, 2016, with early adoption permitted. Management is in the process of evaluating the impact of the amendments on the Bank’s financial statements.

4. Cash and Due from Banks

(1)	Cash and due from banks as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Cash	~~W~~	100,392	93,801
Due from banks in Korean won:
Due from Bank of Korea		931,468	1,127,162
Other due from banks in Korean won		2,089	104,687

		933,557	1,231,849

Due from banks in foreign currencies/off-shores		3,609,818	4,648,998
Provisions		(108)	(105)

	~~W~~	4,643,659	5,974,543

(2)	Restricted due from banks as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Reserve deposit	~~W~~	558,871	813,498
Others		107,233	97,086

	~~W~~	666,104	910,584

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

5. Financial Assets Held for Trading

(1)	Financial assets held for trading as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Financial assets held for trading denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	20,442	15,122
Debt securities:
Government and public bonds		1,240,998	986,037
Financial bonds		669,164	347,293
Corporate bonds		—	20,017

		1,910,162	1,353,347

		1,930,604	1,368,469

Financial assets held for trading denominated in foreign currencies /off-shores:
Debt securities		76,524	39,724

		76,524	39,724

Loaned financial assets held for trading:
Debt securities		10,196	10,205

	~~W~~	2,017,324	1,418,398

(2)	The details of debt securities in financial assets held for trading as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	1,231,000	1,243,812	1,240,998
Financial bonds in Korean won		670,000	668,650	669,164
Debt securities in foreign currencies /off-shores		76,158	74,816	76,524
Loaned debt securities		10,000	10,193	10,196

	~~W~~	1,987,158	1,997,471	1,996,882

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	975,000	983,679	986,037
Financial bonds in Korean won		350,000	347,345	347,293
Corporate bonds in Korean won		20,000	20,018	20,017
Debt securities in foreign currencies /off-shores		39,681	38,752	39,724
Loaned debt securities		10,000	10,110	10,205

	~~W~~	1,394,681	1,399,904	1,403,276

6. Available-for-Sale Financial Assets

(1)	Available-for-sale financial assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Available-for-sale financial assets denominated in Korean won:
Equity securities:
Stocks and equity investments	~~W~~	9,734,171	8,945,741
Beneficiary certificates		5,767,448	4,246,301
Others		—	33,356

		15,501,619	13,225,398

Debt securities:
Government and public bonds		946,334	451,039
Financial bonds		2,371,113	6,964,023
Corporate bonds		12,481,865	13,653,028

		15,799,312	21,068,090

		31,300,931	34,293,488

Available-for-sale financial assets denominated in foreign currencies /off-shores:
Equity securities		399,616	455,793
Debt securities		3,523,765	3,410,744

		3,923,381	3,866,537

	~~W~~	35,224,312	38,160,025

Equity securities with no quoted market prices in active markets and for which the fair value cannot be measured reliably are recorded at cost amounting to ~~W~~6,364,307 million as of June 30, 2015 (~~W~~5,046,707 million as of December 31, 2014).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Changes in available-for-sale financial assets for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	38,160,025	25,534,233
Acquisition		15,198,976	8,808,861
Disposal		(19,359,962)	(11,960,107)
Change due to amortization		(9,970)	(3,546)
Unrealized change in fair value recorded in equity		(46,809)	(71,913)
Impairment loss		(84,708)	(165,070)
Reversal of impairment loss		34,590	481
Reclassification		(57,093)	(2,652)
Foreign exchange differences		69,819	(117,746)
Others(*1)		1,319,444	64,112

Ending balance	~~W~~	35,224,312	22,086,653

(*1)	Ohers represents KOREA LAND & HOUSING COPORATION’s equity amounts ~~W~~1,200,000 million contributed from the government; the value increase in available-for-sale equity securities acquired from Nexolon Company Limited., CHINHUNG INTERNATIONAL INC. as a result of debt-for-equity swap decision of The Creditor Financial Institutions Committee, based upon The Corporate Restructuring Promotion Act.; the value increase in available-for-sale equity securities acquired from Seobu T&D Co.,Ltd,, SEEGENE, INC. after exercising coversion rights of the convertable bonds during the period ended June 30, 2015. Represents the value increase in available-for-sale equity securities acquired from Hyundai Cement Co.,Ltd., Keangnam Enterprises Ltd., and Osung LST Co., Ltd. during the period ended June 30, 2014 as a result of debt-for-equity swap decision of The Creditor Financial Institutions Committee, based upon Corporate Restructuring Promotion Act.

(3)	Equity securities with disposal restrictions in available-for-sale financial assets as of June 30, 2015 and December 31, 2014 are as follows:

Company	June 30, 2015
	Number of shares	Carrying amount		Restricted period
KUKJE, Machinery Co., Ltd.	3,492,000	~~W~~	9,959	Until December 31, 2016
KUMHO Industrial Co., Ltd.	1,517,608		21,398	Undecided
KUMHO Tire Co., Inc.	21,339,320		155,137	Undecided
Taihan Electric wire Co., Ltd.(*1)	1,996,440		8,463	Until December 31, 2015
Jaeyoung Solutec Co., Ltd.	1,962,000		3,129	Until December 31, 2016
Jin Heung Enterprise Co., Ltd.	13,113,200		27,407	Until December 31, 2016
Hyundai Cement Co., Ltd.	1,433,800		23,084	Until December 31, 2016
Nexolon Company Limited.	55,243,205		52,813	Until September 25, 2015
Samho International Co., Ltd.	183,000		4,877	Until December 31, 2016
Ajin P and P Co., Ltd.	516,270		5,377	Undecided
Young Gwang Stainless Co., Ltd.	413,000		—	Until December 31, 2016
Oriental Precison & Engineering Co., Ltd.(*1)	12,540,102		30,723	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		240	Until December 31, 2015
Cosmetech Co., Ltd.	11,768,000		2,354	Until December 31, 2016
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Hanchang Paper Co., Ltd.	3,204,600		2,612	Until December 31, 2016

	130,208,830	~~W~~	347,574

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*1)	The number of shares has decreased after the decision of capital reduction during the peried ended June 30, 2015.

Company	December 31, 2014
	Number of shares	Carrying amount		Restricted period
KUMHO Tire Co., Inc. (*1)	21,339,320	~~W~~	206,351	Undecided
Oriental Precison & Engineering Co., Ltd.	62,700,511		41,257	Until December 31, 2016
KUMHO Industrial Co., Ltd.	1,517,608		34,450	Until December 31, 2016
Osung LST Co., Ltd.	17,290,267		21,008	Until December 31, 2017
Hyundai Cement Co., Ltd.	1,433,800		15,127	Until December 31, 2016
Keangnam Enterprises Ltd.	2,916,400		14,028	Until December 31, 2016
KUKJE, Machinery Co., Ltd.	3,492,000		10,357	Until December 31, 2016
Taihan Electric wire Co., Ltd.	9,982,200		10,231	Until December 31, 2015
Ajin P and P Co., Ltd.	516,270		5,721	Undecided
Jaeyoung Solutec Co., Ltd.	1,962,000		2,786	Until December 31, 2016
Cosmetech Co., Ltd.	11,768,000		2,648	Until December 31, 2016
Samho International Co., Ltd.	183,000		2,406	Until December 31, 2016
Hanchang Paper Co., Ltd. (*1)	3,204,600		2,134	Until December 31, 2016
KPM Tech Co., Ltd.	57,714		111	Until December 31, 2015
Force Tec Co., Ltd.	1,428,571		1	Until December 31, 2017
Young Gwang Stainless Co., Ltd.	413,000		—	Until December 31, 2016

	140,205,261	~~W~~	368,616

(*1)	Disposal of some shares of equity securities acquired through debt-for-equity swap during the year ended December 31, 2014.

(4)	The details of debt securities in available for sale financial assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	933,644	946,657	946,334
Financial bonds in Korean won		2,360,000	2,371,369	2,371,113
Corporate bonds in Korean won		12,562,545	12,560,116	12,481,865
Debt securities denominated in foreign currencies/off shores		3,497,512	3,952,399	3,523,765

	~~W~~	19,353,701	19,830,541	19,323,077

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Face value		Acquisition cost	Fair value (Carrying amounts)
Government and public bonds in Korean won	~~W~~	440,644	448,753	451,039
Financial bonds in Korean won		6,976,274	6,870,795	6,964,023
Corporate bonds in Korean won		13,817,691	13,815,262	13,653,028
Debt securities denominated in foreign currencies/off shores		3,370,336	4,122,625	3,410,744

	~~W~~	24,604,945	25,257,435	24,478,834

7. Held-to-Maturity Financial Assets

(1)	Held-to-maturity financial assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Amortized cost		Fair value	Amortized cost	Fair value
Held-to-maturity financial assets in Korean won:
Government and public bonds	~~W~~	6,018	6,863	5,899	6,850
Held-to-maturity financial assets in foreign currencies:
Corporate bonds		22,817	22,817	11,339	11,339

	~~W~~	28,835	29,680	17,238	18,189

(2)	Changes in held-to-maturity financial assets for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	17,238	27,109
Acquisition		11,203	—
Redemption		(16)
Change due to amortization		14	(20,196)
Foreign exchange differences		396	1,164

Ending balance	~~W~~	28,835	8,077

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

8. Loans and Allowance for loan losses

(1)	Loans and allowance for loan losses as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Amortized cost		Fair value	Amortized cost	Fair value
Loans in Korean won:
Loans for working capital	~~W~~	43,567,453	42,781,006	42,086,815	41,135,493
Loans for facility development		50,890,723	52,117,089	51,574,448	51,779,986
Loans for households		3,890,906	3,961,560	3,181,148	3,232,064
Inter-bank loans		1,257,136	1,143,809	1,149,146	1,064,195

		99,606,218	100,003,464	97,991,557	97,211,738

Loans in foreign currencies:
Loans		14,739,099	15,649,692	15,319,099	15,820,744
Inter-bank loans		1,953,999	1,959,359	588,028	588,069
Loans borrowed from overseas financial institution		206,077	227,743	218,227	224,242
Off-shore loans		8,597,453	9,067,210	8,622,662	8,997,653

		25,496,628	26,904,004	24,748,016	25,630,708

Other loans:
Bills bought in foreign currency		1,675,504	1,654,139	1,599,989	1,582,147
Advance payments on acceptances and guarantees		194,332	90,488	258,087	120,817
Privately-placed corporate bonds		3,304,768	3,245,804	3,053,225	2,870,586
Others		8,073,405	8,047,027	9,109,227	9,110,370

		13,248,009	13,037,458	14,020,528	13,683,920

		138,350,855	139,944,926	136,760,101	136,526,366

Less:
Allowance for possible loan losses		(2,380,649)		(2,398,658)
Present value discount		(35,649)		(55,418)
Deferred loan origination costs and fees		11,141		8,441

	~~W~~	135,945,698		134,314,466

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Changes in allowance for loan losses for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately- placed corporate bonds	Others	Total
Beginning balance	~~W~~	1,170,313	549,483	11,052	164,621	260,705	242,484	2,398,658
Provision for loan losses		378,311	157,457	2,041	59,270	55,914	44,739	697,732
Write-offs		(187,707)	(144,849)	(1,525)	(39,839)	—	(25,798)	(399,718)
Recovery		48	16,751	—	7,549	—	—	24,348
Sale		(74,732)	(58,577)	—	(11,794)	(5,021)	(3,473)	(153,597)
Debt-for-equity swap		(86,638)	(5,640)	—	—	(26,997)	—	(119,275)
Foreign exchange differences		—	—	—	3,937	240	4,623	8,800
Others		(37,984)	(22,168)	—	12,936	(10,889)	(18,194)	(76,299)

Ending balance	~~W~~	1,161,611	492,457	11,568	196,680	273,952	244,381	2,380,649

	2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility development	Others	Loans in foreign currencies	Privately- placed corporate bonds	Others	Total
Beginning balance	~~W~~	941,216	229,177	8,126	121,876	323,362	149,393	1,773,150
Provision for loan losses		603,551	60,997	2,105	(17,092)	15,045	36,653	701,259
Write-offs		(94,074)	—	—	—	—	—	(94,074)
Recovery		—	2,440	—	11,402	—	—	13,842
Sale		(45,212)	(13,875)	—	(1,577)	(14,119)	(301)	(75,084)
Debt-for-equity swap		(697,631)	(3,045)	—	—	(188,275)	—	(888,951)
Foreign exchange differences		—	—	—	(12,188)	—	—	(12,188)
Others		(4,302)	(32,051)	—	8,691	30,386	(11,342)	(8,618)

Ending balance	~~W~~	703,548	243,643	10,231	111,112	166,399	174,403	1,409,336

(3)	Losses related to loans for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Provision for loan losses	~~W~~	(467,595)	(697,732)	(339,263)	(701,259)
Losses on disposal of loan		(17,763)	(17,746)	(44,518)	(41,275)

	~~W~~	(485,358)	(715,478)	(383,781)	(742,534)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(4)	Changes in loan origination cost (fees) for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	8,441	5,328
New deferrals		19,268	18,953
Amortization		(16,568)	(4,091)

Ending balance	~~W~~	11,141	20,190

9. Derivative Financial Instruments

The Bank’s derivative financial instruments consist of trading derivatives and hedging derivatives, depending on the nature of each transaction. The Bank enters into hedging derivative transactions mainly for the purpose of hedging fair value risk related to changes in fair value of the underlying assets and liabilities and cash flows risk.

The Bank enters into trading derivative transactions such as futures, forwards, swaps and options for arbitrage transactions by speculating on the future value of the underlying asset. Derivatives held-for trading transactions include contracts with the Bank’s clients and its liquidation position.

For the purpose of hedging the exposure to the variability of fair values of funds in Korean won by changes in interest rate and cash flows, the Bank mainly uses interest swaps or currency swaps. The main counterparties are foreign financial institutions and local banks. In addition, to hedge the exposure to the variability of fair values of bonds in foreign currencies by changing in interest rate or foreign exchange rate, the Bank mainly uses interest swaps or currency swaps.

The notional amounts outstanding for derivative contracts and the carrying amounts of the derivative financial instruments as of June 30, 2015 and 2014 are as follows:

	June 30, 2015
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	~~W~~	288,410,848	292,144,119	2,368,049	2,247,636
Currency		54,823,149	50,976,441	1,975,359	1,876,278
Stock		21,811	106,610	731	656
Commodities		170,031	170,031	15,806	15,806
Embedded derivatives		317,500	—	72,300	—
Allowance and other adjustment		—	—	(21,985)	(3,762)

		343,743,339	343,397,201	4,410,260	4,136,614

Hedging purpose derivative financial instruments (*1):
Interest		24,025,090	24,025,090	832,319	60,851
Currency		6,398,273	7,391,194	58,399	961,380
Allowance and other adjustment		—	—	(2,178)	(89)

		30,423,363	31,416,284	888,540	1,022,142

	~~W~~	374,166,702	374,813,485	5,298,800	5,158,756

(*1)	The maximum period for which the cash flow hedge accounting applied derivative contracts are exposed to risk of cash flow fluctuation is expected until December 2, 2019.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Notional amounts			Carrying amount
	Buy		Sell	Asset	Liability
Trading purpose derivative financial instruments:
Interest	~~W~~	298,123,883	300,231,635	2,294,826	2,140,241
Currency		49,230,373	46,584,072	1,687,671	1,705,896
Stock		42,037	118,193	2,008	322
Commodities		282,950	282,950	39,185	39,372
Embedded derivatives		405,633	—	37,966	—
Allowance and other adjustments		—	—	(11,471)	(1,747)

		348,084,876	347,216,850	4,050,185	3,884,084

Hedging purpose derivative financial instruments:
Interest		22,069,120	22,069,120	840,842	57,089
Currency		7,198,098	8,071,890	24,007	848,050
Allowance and other adjustments		—	—	(2,242)	(69)

		29,267,218	30,141,010	862,607	905,070

	~~W~~	377,352,094	377,357,860	4,912,792	4,789,154

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

10. Investments in Subsidiaries and Associates

(1)	Investments in subsidiaries and associates as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Subsidiaries:
KDB Asia Ltd.	~~W~~	214,807	214,807
KDB Ireland Ltd.		62,389	62,389
KDB Bank Uzbekistan		47,937	47,937
KDB Bank Europe Ltd.		151,952	151,952
Banco KDB Do Brazil S.A (*1)		35,848	35,848
Daewoo Securities Co., Ltd.		1,775,758	1,775,758
KDB Capital Corporation		597,290	597,290
KDB Asset Management Co., Ltd.		63,356	63,356
KDB Infrastructure Investment Asset Management Co., Ltd.		16,843	16,843
Korea Infrastructure Fund		14,065	14,917
KDB Consus Value PEF (*2)		451,917	163,766
KDB Value PEF VI		1,670,845	1,636,000
KDB Value PEF VII		39,785	31,630
KDB Turn Around PEF (*3)		2,651	2,651
Components and Materials M&A PEF (*4)		41,994	63,352
KoFC-KDB Materials and Components Investment Fund No. 1		—	46,090
Busan Hi-technology Industrial Complex Co., Ltd.		150	150
Korea BTL Fund I (*5)		222,421	227,693
Korea Railroad Fund I (*5)		211,091	211,628
KDB electronic power PEF (*5)		48,263	68,144
Korea Education Fund (*5)		73,515	75,249
KDB Sigma PEF		—	68,174
KTB Korea-Australia Global Cooperation Fund		18,143	17,136
KDBC IP Investment Fund 2		6,457	8,057
KOFC-KIS Pioneer Champ 2010-4 venture investment fund		17,925	18,498
KOFC-KBIC Frontier Champ 2010-5 PEF		25,825	26,175

	~~W~~	5,811,227	5,645,490

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2015		December 31, 2014
Associates:
Korea Electric Power Co., Ltd.	~~W~~	16,844,556	16,044,556
Daewoo Shipbuilding & Marine Engineering
Co., Ltd. (*6)		800,889	1,052,166
Korea Aerospace Industries Co., Ltd.		273,830	273,830
Korea Tourism Organization		337,286	337,286
Korea Appraisal Board		58,492	58,492
Korea Maritime Guarantee Co., Ltd.		29,856	29,856
GM Korea Company		287,774	287,774
Korea Infrastructure Fund II		188,516	181,289
Troika Resources Investment PEF (*7)		75,950	101,775
Shinbundang Railroad Co., Ltd. (*8)		28,275	29,072
STX Engine Co,. Ltd. (*9)		47,889	4
Others (*10)		2,644,606	2,817,072

		21,617,919	21,213,172

	~~W~~	27,429,146	26,858,662

(*1)	The Bank recognized ~~W~~72,410 million of impairment losses considering the decrease in net asset value due to deterioration in fund return as an indication of impairment for the year ended December 31, 2014.
(*2)	The Bank recognized ~~W~~31,239 million as impairment losses considering the decline in the value in use of the subsidiary, KDB Life Insurance Co., Ltd. (discount rate of 10%) due to reduced rates of return on investments, changes in RBC policy, and other changes in actuarial assumptions as indications of impairment for the year ended December 31, 2014.
(*3)	The Bank recognized ~~W~~1,330 million of impairment losses considering reduced recoverable amounts of loan receivables resulting from financial troubles due to poor management of the subsidiary, Sun Star Co., Ltd., and declined net asset values as indications of impairment for the year ended December 31, 2014.
(*4)	The Bank recognized ~~W~~21,358 million and ~~W~~4,832 million of impairment losses for the six-month period ended June 30, 2015 and the year ended December 31, 2014, respectively, considering the decline in net asset values due to the decrease in fair value of unlisted stocks held as indications of impairment.
(*5)	The investees are financed by KDB and KDB Capital Corporation, and managed by KDB Asset Management Co., Ltd. and KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Group holds less than 50% of the voting rights because the Group has the exposure, to variable returns, and the ability to use power over the investee to affect the amount of the investors returns through its power over the investee.
(*6)	The Bank recognized ~~W~~251,277 million of impairment losses considering financial difficulty of Daewoo Shipbuilding & Marine Engineering Co., Ltd. as an indication of impairment for the six-month period ended June 30, 2015.
(*7)	The Bank recognized ~~W~~25,825 million and ~~W~~81,924 million as impairment losses considering the decrease in fair values of assets held due to the decline in expected cash flows as indications of impairment for the six-month period ended June 30, 2015 and the year ended December 31, 2014, respectively.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*8)	The Bank recognized ~~W~~797 million and ~~W~~1,927 million as impairment losses considering the encroachment of capital flow due to the delayed opening of railway, and uncollected deposit of operating income as indications of impairment for the six-month period ended June 30, 2015 and the year ended December 31, 2014, respectively.
(*9)	The Bank acquired the additional 9,111,500 shares of the associate’s with voting rights after debt-for-equity swap decision of The Creditor Financial Institutions Committee on March 31, 2015.
(*10)	The Bank recognized ~~W~~2,184 million as impairment losses for Hanjoo Metal CO., LTD. and 4 other companies during the six-month period ended June 30, 2015, and recognized the value in use of ~~W~~11,908 million as the recoverable amount as of June 30, 2015. The Bank recognized ~~W~~8,463 million as impairment losses for GT&E Co. Ltd. and 7 other companies during the year ended December 31, 2014, and recognized the value in use of ~~W~~16,788 million as the recoverable amount as of December 31, 2014.

(2)	The market value of marketable investments in subsidiaries and associates as of June 30, 2015 and December 31, 2014 are as follows:

	Market value			Carrying amount
	June 30 2015		December 31, 2014	June 30 2015	December 31, 2014
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	~~W~~	800,889	1,123,050	800,889	1,052,166
STX Corporation (*1)		51,640	39,928	10,507	10,507
STX Heavy Industries Co., Ltd. (*1)(*2)		46,751	32,012	11,943	2,769
STX Engine Co., Ltd. (*1)(*2)		86,575	14,565	47,889	4
Daewoo Securities Co., Ltd.		2,142,341	1,380,932	1,775,758	1,775,758
Korea Electric Power Co., Ltd.		9,674,575	8,205,229	16,844,556	16,044,556
Korea Aerospace Industries Co., Ltd.		2,046,804	1,024,689	273,830	273,830
Dongbu Steel Co., Ltd.		20,539	—	5	—
Osung LST Co., Ltd.		10,910	—	8,472	—

(*1)	The Bank has obtained significant influence due to The Creditor Financial Institutions Committee’s debt-for-equity swap decision based upon the Corporate Restructuring Promotion Act.
(*2)	The associate’s market value as of December 31, 2014 was the closing price previous to the trading suspension. The value as of June 30, 2015 represents the current market as the active market for the equity has resumed during the period ended June 30, 2015.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	The key financial information of subsidiaries and associates invested and ownership percentage as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	~~W~~	1,418,509	1,128,374	290,135	28,442	10,041	13,056	100.00
KDB Ireland Ltd.	Ireland	December	Finance		378,512	293,547	84,965	8,933	2,525	4,259	100.00
KDB Bank Uzbekistan	Uzbekisatan	December	Finance		1,127,324	1,031,344	95,980	22,028	9,799	7,840	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		875,352	786,831	88,521	86,595	1,291	(4,333)	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		179,102	145,631	33,471	74,520	165	(4,793)	100.00
Daewoo Securities Co., Ltd. (*1)	Korea	December	Finance		34,932,259	30,627,275	4,304,984	2,540,490	229,458	215,769	43.00
KDB Capital Corporation	Korea	December	Finance		4,505,625	3,852,210	653,415	315,319	58,776	81,136	99.92
KDB Asset Management Co., Ltd.	Korea	December	Finance		82,664	18,613	64,051	7,223	1,081	1,084	100.00
KDB Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Finance		21,932	3,526	18,406	8,082	3,335	3,393	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		14,282	6	14,276	626	550	550	85.00
KDB Consus Value PEF (*1)	Korea	December	Financial investment		14,646,356	13,783,573	862,783	1,885,717	7,666	(31,682)	58.59
KDB Value PEF VI	Korea	December	Financial investment		11,990,224	8,683,606	3,306,618	4,951,766	(22,695)	(56,107)	99.84
KDB Value PEF VII (*1)	Korea	December	Financial investment		148,426	68,096	80,330	148	2,947	3,783	50.00
KDB Turn Around PEF	Korea	December	Financial investment		3,641	—	3,641	15	15	15	95.17
Components & Materials M&A PEF	Korea	December	Financial investment		56,210	17,322	38,888	2,324	(15,502)	(29,180)	83.33
Korea BTL Fund I (*2)	Korea	December	Financial investment		541,091	366	540,725	12,538	11,721	11,721	41.67
Korea Railroad Fund I (*2)	Korea	December	Financial investment		429,430	13	429,417	10,119	9,583	9,583	50.00
KDB electronic power PEF (*2)	Korea	December	Financial investment		94,838	17	94,821	4,562	4,436	4,436	50.00
Korea Education Fund (*2)	Korea	December	Financial investment		148,325	7	148,318	3,315	3,121	3,121	50.00
KDB Sigma PEF	Korea	December	Financial investment		10,131	—	10,131	63,642	50,775	50,775	60.87
KTB Korea-Australia Global Cooperation Fund	Korea	December	Financial investment		18,768	327	18,441	—	(656)	(656)	95.00
KoFC-KBIC Frontier Champ 2010-5 PEF (*1)	Korea	December	Financial investment		51,586	140	51,446	1,040	(632)	(205)	50.00
KDB Venture M&A PEF	Korea	December	Financial investment		119	7,910	(7,791)	—	—	—	57.56

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2015
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Associates :
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	170,082,899	113,029,612	57,053,287	28,795,684	2,505,265	2,491,791	32.90
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		19,703,511	17,455,075	2,248,436	6,136,240	(2,434,986)	(2,467,250)	31.46
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,277,545	1,164,170	1,113,375	1,300,282	100,573	101,013	26.41
Korea Tourism Organization	Korea	December	Public administration		1,348,904	375,357	973,547	430,461	(1,596)	(1,527)	43.58
Korea Appraisal Board	Korea	December	Appraisal		224,481	32,054	192,427	58,805	4,580	4,580	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		60,028	605	59,423	431	(289)	(289)	50.00
GM Korea Company (*3)(*4)	Korea	December	Manufacturing		8,362,551	7,132,827	1,229,724	6,406,547	(381,555)	(355,436)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		721,491	4,345	717,146	25,099	22,104	22,104	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		184,430	1,477	182,953	452	(2,288)	(2,288)	54.94
Shinbundang Railroad Co., Ltd. (*5)	Korea	December	Other		795,187	894,411	(99,224)	28,114	(32,512)	(32,512)	10.98

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Subsidiaries :
KDB Asia Ltd.	Hongkong	December	Finance	~~W~~	1,124,490	847,410	277,080	45,750	16,485	30,866	100.00
KDB Ireland Ltd.	Ireland	December	Finance		355,636	274,930	80,706	18,002	4,867	8,324	100.00
KDB Bank Uzbekistan	Uzbekisatan	December	Finance		950,334	862,194	88,140	39,772	17,759	11,011	86.34
KDB Bank Europe Ltd.	Hungary	December	Finance		767,681	674,827	92,854	69,839	(31,021)	(51,187)	100.00
Banco KDB Do Brazil S.A	Brazil	December	Finance		217,013	178,749	38,264	167,978	(41,478)	(53,198)	100.00
Daewoo Securities Co., Ltd.(*1)	Korea	December	Finance		30,613,292	26,439,033	4,174,259	4,021,794	205,195	310,940	43.00
KDB Capital Corporation	Korea	December	Finance		4,300,919	3,698,273	602,646	431,770	105,251	132,007	99.92
KDB Asset Management Co., Ltd.	Korea	December	Finance		83,646	20,291	63,355	15,784	1,298	1,295	100.00
Korea Infrastructure Investment Asset Management Co., Ltd.	Korea	December	Finance		24,538	4,525	20,013	14,454	6,303	6,249	84.16
Korea Infrastructure Fund	Korea	December	Financial investment		15,349	6	15,343	4,635	4,445	4,445	85.00
KDB Consus Value PEF(*1)	Korea	December	Financial investment		13,884,320	13,308,596	575,724	3,350,635	(76,306)	53,377	40.78
KDB Value PEF VI	Korea	December	Financial investment		11,892,982	8,505,662	3,387,320	10,371,775	(100,766)	(137,814)	99.84
KDB Value PEF VII(*1)	Korea	December	Financial investment		123,758	63,522	60,236	2,150	(5,582)	(3,024)	50.00
KDB Turn Around PEF	Korea	December	Financial investment		3,625	—	3,625	40	(1,613)	(1,613)	95.17
Components & Materials M&A PEF	Korea	December	Financial investment		87,495	5,545	81,950	3,050	(4,098)	22,224	83.33
KoFC-KDB Materials and Components Investment Fund No.1	Korea	December	Financial investment		43,180	—	43,180	2,008	(3,517)	(3,517)	100.00
Korea BTL Fund I(*2)	Korea	December	Financial investment		554,660	379	554,281	27,119	25,412	25,412	41.67
Korea Railroad Fund I(*2)	Korea	December	Financial investment		430,037	17	430,020	18,973	17,943	17,943	50.00
KDB electronic power PEF(*2)	Korea	December	Financial investment		134,197	24	134,173	10,826	10,420	10,420	50.00
Korea Education Fund(*2)	Korea	December	Financial investment		151,977	9	151,968	7,113	6,708	6,708	50.00
KDB Sigma PEF	Korea	December	Financial investment		471,703	393,787	77,916	104,410	(34,082)	(34,082)	60.87
KTB Korea-Australia Global Cooperation Fund	Korea	December	Financial investment		18,735	697	18,038	3	(1,687)	(1,687)	95.00
KoFC-KBIC Frontier Champ 2010-5 PEF(*1)	Korea	December	Financial investment		52,499	148	52,351	15,842	957	(2,292)	50.00

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Country	Fiscal year end	Industry	Assets		Liabilities	Equity	Operating revenue	Net income (loss)	Total Comprehe -nsive income (loss)	Ratio (%)
Associates :
Korea Electric Power Co., Ltd.	Korea	December	Electricity Generation	~~W~~	163,708,289	108,883,279	54,825,010	57,474,883	2,686,873	2,335,827	29.93
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Korea	December	Manufacturing		20,289,610	15,526,007	4,763,603	16,786,279	112,088	100,761	31.46
Korea Aerospace Industries Co., Ltd.	Korea	December	Manufacturing		2,096,813	1,060,083	1,036,730	2,314,884	111,109	94,736	26.41
Korea Tourism Organization	Korea	December	Public administration		1,395,195	409,939	985,256	887,595	18,633	13,826	43.58
Korea Appraisal Board	Korea	December	Appraisal		221,905	30,734	191,171	113,836	9,585	9,585	30.60
Korea Maritime Guarantee Co., Ltd.	Korea	December	Finance		59,712	—	59,712	—	—	—	50.00
GM Korea Company(*3)(*4)	Korea	December	Manufacturing		8,296,545	6,713,083	1,583,462	15,485,362	(74,753)	(135,102)	17.02
Korea Infrastructure Fund II	Korea	December	Financial investment		689,143	1,326	687,817	46,448	39,239	39,239	26.67
Troika Resources Investment PEF	Korea	December	Financial investment		186,853	1,613	185,240	(89,978)	(120,812)	(120,812)	45.79
Shinbundang Railroad Co., Ltd.(*5)	Korea	December	Other		809,742	876,455	(66,713)	56,004	(66,074)	(66,074)	10.98

(*1)	Although the controlling entity holds less than half of the other entity’s voting rights, the controlling entity exercised its power as an executive member, influenced the other entity’s profit, and is exposed to variable profit, and therefore, the other entity is included in the Group.
(*2)	The investees are financed by KDB and KDB Capital Corporation, and managed by KDB Asset Management Co., Ltd. and KDB Infrastructure Investments Asset Management Co., Ltd. They were included in the scope of consolidation even though the Group holds less than 50% of the voting rights because the Group has the exposure, to variable returns, and the ability to use power over the investee to affect the amount of the investors returns through its power over the investee.
(*3)	Although the Bank’s ownership of GM Korea Company is less than 20%, the equity method is applied as the Bank is considered to have significant influence over GM Korea Company by exercising rights to elect board of directors, etc.
(*4)	The Bank used the financial statement as of March 31, 2015 in applying the equity method since the Bank was not able to obtain the financial statement as of June 30, 2015. The Bank made adjustments for the effects of any significant events or transactions that occurred between the date of the investee’s financial statement and the date of the Bank’s financial statement.
(*5)	The ownership ratio of Shinbundang Railroad Co. Ltd. is above 20% upon the consideration of shares owned by the Bank’s subsidiaries. Therefore, the Bank excercises significant influence over associate Shinbundang Railroad.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

11. Property and Equipment

Changes in property and equipment for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2015
Acquisition cost:
Land	~~W~~	256,789	20	—	(457)	(1)	256,351
Buildings and structures		374,126	2,037	(17)	(862)	152	375,436
Leasehold improvements		30,286	5,635	—	124	24	36,069
Vehicles		1,294	321	(236)	—	13	1,392
Equipment		46,368	1,979	(16)	—	176	48,507
Construction in progress		124	50,700	—	(124)	—	50,700
Others		112,102	1,550	(37)	—	43	113,658

		821,089	62,242	(306)	(1,319)	407	882,113

Accumulated depreciation :
Buildings and structures		133,912	5,447	(15)	(292)	(1)	139,051
Leasehold improvements		22,510	2,501	—	—	(51)	24,960
Vehicles		889	398	(202)	—	11	1,096
Equipment		35,977	1,932	(15)	—	171	38,065
Others		86,603	6,074	(23)	—	33	92,687

		279,891	16,352	(255)	(292)	163	295,859

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	535,814	45,890	(51)	(1,027)	244	580,870

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	2014
	January 1, 2014		Acquisition/ depreciation	Disposal	Reclassification	Foreign exchange differences	June 30, 2014
Acquisition cost:
Land	~~W~~	206,294	—	—	84	(2)	206,376
Buildings and structures		293,514	270	—	1,879	(6)	295,657
Leasehold improvements		27,521	89	(618)	1,165	(98)	28,059
Vehicles		1,173	78	—	—	(24)	1,227
Equipment		40,385	886	(172)	—	(104)	40,995
Construction in progress		—	1,662	—	(1,616)	—	46
Others		92,068	467	(511)	—	(30)	91,994

		660,955	3,452	(1,301)	1,512	(264)	664,354

Accumulated depreciation :
Buildings and structures		98,398	4,342	—	496	(5)	103,231
Leasehold improvements		18,295	2,163	(618)	—	(84)	19,756
Vehicles		880	66	—	—	(16)	930
Equipment		30,086	1,579	(169)	—	(77)	31,419
Others		68,152	4,929	(492)	—	(33)	72,556

		215,811	13,079	(1,279)	496	(215)	227,892

Impairment loss:
Land		3,023	—	—	—	—	3,023
Buildings and structures		2,361	—	—	—	—	2,361

		5,384	—	—	—	—	5,384

	~~W~~	439,760	(9,627)	(22)	1,016	(49)	431,078

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

12. Investment Property

Changes in investment property for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Acquisition/ depreciation	Reclassification	June 30, 2015
Acquisition cost:
Land	~~W~~	52,590	—	457	53,047
Buildings and structures		38,813	—	862	39,675

		91,403	—	1,319	92,722

Accumulated depreciation:
Buildings and structures		13,789	744	292	14,825
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	74,639	(744)	1,027	74,922

	2014
	January 1, 2014		Acquisition/ depreciation	Reclassification	June 30, 2014
Acquisition cost:
Land	~~W~~	55,455	—	(84)	55,371
Buildings and structures		43,151	—	(1,428)	41,723

		98,606	—	(1,512)	97,094

Accumulated depreciation:
Buildings and structures		14,936	779	(496)	15,219
Accumulated impairment loss:
Land		1,197	—	—	1,197
Buildings and structures		1,778	—	—	1,778

		2,975	—	—	2,975

	~~W~~	80,695	(779)	(1,016)	78,900

Fair value of the Bank’s investment property, as determined on the basis of a valuation by an independent appraiser, amounted to ~~W~~79,980 million as of June 30, 2015 (~~W~~78,524 million as of December 31, 2014). Additionally, fair value of investment in real properties is classified as level 3 according to the fair value hierarchy in Note 43.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

13. Intangible Assets

Changes in intangible assets for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2015
Development expense	~~W~~	61,119	4,480	—	(10,739)	1	54,861
Equipment usage right		847	—	—	(29)	15	833
Other deposits provided		11,655	—	(1)	—	1	11,655
Others		17,223	1,200	—	(4,057)	6	14,372

	~~W~~	90,844	5,680	(1)	(14,825)	23	81,721

	2014
	January 1, 2014		Acquisition	Disposal	Amortization	Foreign exchange differences	June 30, 2014
Development expense	~~W~~	56,411	3,739	—	(7,866)	—	52,284
Equipment usage right		877	—	—	(29)	(26)	822
Other deposits provided		10,906	356	(196)	—	(6)	11,060
Others		17,457	1,737	—	(3,826)	(51)	15,317

	~~W~~	85,651	5,832	(196)	(11,721)	(83)	79,483

14. Other Assets

Other assets as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Accounts receivable	~~W~~	5,919,909	4,185,497
Unsettled domestic exchange receivables		1,005,369	604,080
Accrued income		496,736	496,646
Guarantee deposits		167,563	161,942
Financial guarantee asset		42,885	40,524
Prepaid expenses		6,155	7,007
Advance payments		1,922	874
Others		29,533	35,319

		7,670,072	5,531,889
Allowance for possible losses		(70,845)	(70,281)
Present value discount		(4,517)	(5,250)

	~~W~~	7,594,710	5,456,358

The carrying amount of financial assets included in other assets above amounted to ~~W~~7,567,073 million as of June 30, 2015, (~~W~~5,421,457 million as of December 31, 2014) and their fair value amounted to ~~W~~7,567,297 million as of June 30, 2015 (~~W~~5,422,962 million as of December 31, 2014).

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

15. Financial Liabilities Designated at Fair Value Through Profit or Loss

(1)	Financial liabilities designated at fair value through profit or loss as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Borrowings	~~W~~	5,242	4,958
Bonds		1,518,752	1,133,670

	~~W~~	1,523,994	1,138,628

Borrowings, designated at “Fair Value Through Profit or Loss,” (FVTPL) consist of equity-index-linked securities and others. Through designating embedded derivatives and host contracts as FVTPL items, changes in fair value of complex financial products are recognized in profit or loss. Additionally, changes in fair value of structured bonds, with hedge accounting applied, are recognized in profit or loss as well. Structured bonds, not applied by hedge accounting, are measured at amortized costs. Therefore, such structured bonds, not applied by hedge accounting, have been designated at FVTPL in order to eliminate mismatch in measurements of accounting profit and loss.

(2)	The difference between the carrying amount and contractual cash flow amount of financial liabilities designated at fair value through profit or loss as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Carrying amount	~~W~~	1,523,994	1,138,628
Contractual cash flow amounts		1,337,552	950,994

Difference	~~W~~	186,442	187,634

16. Deposits

Deposits as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Amortized cost		Fair value	Amortized cost	Fair value
Deposits in Korean won:
Demand deposits	~~W~~	193,853	193,853	160,806	160,806
Time and savings deposits		34,040,495	34,468,437	31,663,351	31,712,090
Certificates of deposit		188,490	190,176	108,786	109,096

		34,422,838	34,852,466	31,932,943	31,981,992

Deposits in foreign currencies:
Demand deposits		1,414,626	1,414,626	744,665	744,665
Time and savings deposits		1,231,745	1,241,315	1,813,628	1,813,962
Certificates of deposit		2,556,171	2,575,182	2,978,027	2,980,481

		5,202,542	5,231,123	5,536,320	5,539,108

Off-shore deposits in foreign currencies
Demand deposits		26,132	26,132	136,451	136,451

	~~W~~	39,651,512	40,109,721	37,605,714	37,657,551

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

17. Borrowings

(1)	Borrowings as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.00	5.00	~~W~~	4,178,074	4,174,510
Borrowings in foreign currencies	0.08	5.05		11,163,706	11,238,519
Off-shore borrowings in foreign currencies	0.19	4.27		1,931,805	1,939,583
Others	0.08	6.55		3,186,603	3,202,878

				20,460,188	20,555,490

Deferred borrowing costs				(2,958)

			~~W~~	20,457,230

	December 31, 2014
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Borrowings in Korean won	0.00	5.05	~~W~~	7,454,823	7,459,870
Borrowings in foreign currencies	0.02	6.65		10,215,872	10,281,576
Off-shore borrowings in foreign currencies	0.19	4.28		1,923,739	1,926,752
Others	0.05	5.15		3,947,181	3,949,164

				23,541,615	23,617,362

Deferred borrowing costs				(4,084)

			~~W~~	23,537,531

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Borrowings in Korean won before adjusting for deferred borrowing costs as of June 30, 2015 and December 31, 2014 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2015		December 31, 2014
Ministry of Strategy and Finance	Borrowings from government fund (*1)	0.92 ~ 5.00	~~W~~	459,877	495,587
Industrial Bank of Korea	Borrowings from industrial technology fund	0.60 ~ 1.59		4,327	3,092
Small & Medium Business Corp.	Borrowings from small and medium enterprise promotion fund	1.55 ~ 3.77		214,804	248,825
Ministry of Culture and Tourism	Borrowings from tourism promotion fund	0.05 ~ 2.50		1,575,310	1,490,344
Korea Energy Management Corporation	Borrowings from fund for rational use of energy	0.25 ~ 3.65		1,087,187	1,151,113
Local governments	Borrowings from local small and medium enterprise promotion fund	0.20 ~ 4.30		78,965	88,033
The Bank of Korea	Borrowings from Bank of Korea	0.50 ~ 1.00		490,564	3,702,438
Others	Borrowings from environment improvement support fund and others	0.00 ~ 3.35		267,040	275,391

			~~W~~	4,178,074	7,454,823

(*1)	Borrowings from government fund are subordinated borrowings.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	Borrowings and off-shore borrowings in foreign currencies before adjusting for deferred borrowing costs as of June 30, 2015 and December 31, 2014 are as follows:

Lender	Classification	Annual interest rate (%)	June 30, 2015		December 31, 2014
Japan Bank for International Cooperation (“JBIC”)	Borrowings from JBIC	1.73 ~ 2.16	~~W~~	206,077	218,227
Mizuho and others	Bank loans from foreign funds	3M Libor+0.40 ~ 3M Libor+0.75		1,281,474	1,209,120
Ministry of Strategy and Finance	Exchange equalization fund borrowings in foreign currencies	3M Libor+0.25 ~ 3M Libor+0.74		1,874,855	1,015,786
Central Bank Of The Republic Uzbekistan and others	Off-shore short term borrowings	0.19 ~ 0.20		1,528,762	1,101,689
		3M Telerate+0.40 ~ 3M Telerate+0.42		33,723	32,976

				1,562,485	1,134,665

BNP-PARIBAS, National Bank Of ABU and others	Off-shore long term borrowings	3M Libor+0.30 ~ 3M Libor+0.75		102,063	353,783
		3M Libor+0.75 ~ 3M Telerate+0.75		168,615	329,760

				270,678	683,543

Japan Bank for International Cooperation (“JBIC”)	Off-shore borrowings from JBIC	1.79		63,319	67,850
		6M Libor+1.20 ~ 4.27		35,323	37,681

				98,642	105,531

Others	Short term borrowings in foreign currencies	0.08 ~ 5.05		5,730,374	5,767,387
	Long term borrowings in foreign currencies	0.10 ~ 2.83		2,070,926	2,005,352

			~~W~~	13,095,511	12,139,611

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

18. Bonds

Bonds	as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	1.62	8.11	~~W~~	88,368,772	90,572,374
Discount on bonds				(11,122)
Valuation adjustment for fair value hedges				164,440

				88,522,090	90,572,374

Bonds in foreign currencies:
Bonds	3M Libor+0.20	3M Libor+2.58		16,856,256	17,039,721
Discount on bonds				(36,989)
Premium on bonds				6,926
Valuation adjustment for fair value hedges				(448,975)

				16,377,218	17,039,721

Off-shore bonds:
Bonds	3M Libor+0.35	3M Libor+4.30		8,398,003	8,545,696
Discount on bonds				(23,141)
Premium on bonds				5,610
Valuation adjustment for fair value hedges				(184,570)

				8,195,902	8,545,696

			~~W~~	113,095,210	116,157,791

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Minimum interest rate (%)	Maximum interest rate (%)	Amortized cost		Fair value
Bonds in Korean won:
Bonds	2.03	8.43	~~W~~	91,051,171	92,616,911
Discount on bonds				(34,211)
Premium on bonds				4
Valuation adjustment for fair value hedges				184,771

				91,201,735	92,616,911

Bonds in foreign currencies:
Bonds	3M Libor+0.20	3M Libor+2.58		17,062,488	17,160,814
Discount on bonds				(43,900)
Premium on bonds				9,086
Valuation adjustment for fair value hedges				(412,758)

				16,614,916	17,160,814

Off-shore bonds:
Bonds	3M Libor+0.24	3M Libor+4.30		9,049,836	8,925,601
Discount on bonds				(23,180)
Premium on bonds				8,324
Valuation adjustment for fair value hedges				(281,835)

				8,753,145	8,925,601

			~~W~~	116,569,796	118,703,326

19. Defined Benefit Liabilities

The Bank implements a defined benefit retirement pension plan based on employee compensation benefits and service periods. The plan assets are in trusts with Kookmin Bank, Samsung Life Insurance co., Ltd., etc.

(1)	Details of defined benefit liabilities as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Present value of defined benefit liabilities	~~W~~	219,565	211,148
Fair value of plan assets		(181,089)	(179,018)

	~~W~~	38,476	32,130

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Changes in defined benefit liabilities for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	211,148	(179,018)	32,130
Current service costs		16,253	—	16,253
Interest expense (income)		3,379	(2,903)	476
Benefits paid by the plan		(11,215)	10,832	(383)
Contribution		—	(10,000)	(10,000)

Ending balance	~~W~~	219,565	(181,089)	38,476

	2014
	Present value of defined benefit liabilities		Fair value of plan assets	Defined benefit liabilities (assets)
Beginning balance	~~W~~	203,285	(178,119)	25,166
Current service costs		18,166	—	18,166
Interest expense (income)		4,100	(3,773)	327
Benefits paid by the plan		(5,463)	5,412	(51)

Ending balance	~~W~~	220,088	(176,480)	43,608

(3)	Fair value of plan assets as of June 30, 2015 and December 31, 2014 is as follows:

	June 30, 2015			December 31, 2014
	Quoted market prices		Unquoted market prices	Quoted market prices	Unquoted market prices
Due from banks	~~W~~	—	181,089	—	179,018

(4)	Defined benefit costs recognized in profit or loss for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Current service costs	~~W~~	8,120	16,253	9,058	18,166
Interest expense, net		237	476	164	327

	~~W~~	8,357	16,729	9,222	18,493

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(5)	The principal actuarial assumptions used as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015	December 31, 2014
Discount rate (%)	3.28	3.28
Future salary increasing rate (%)	5.96	5.96

(6)	The present value sensitivity of defined benefit liabilities as principal actuarial assumptions change as of December 31, 2014 is as follows:

Sensitivity
	1% increase in assumption	1% decrease in assumption
Discount rate	9.20% decrease	10.81% increase
Future salary increasing rate	10.43% increase	9.07% decrease

(7)	The weighted-average expected time to maturity of defined benefit liabilities is 11.5 years as of December 31, 2014.

20. Provisions

(1)	Changes in provisions for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	276,365	20,341	9,043	6,076	311,825
Increase of provision		27,909	4,737	2,780	—	35,426
Foreign exchange differences		4,022	502	—	—	4,524

Ending balance	~~W~~	308,296	25,580	11,823	6,076	351,775

	2014
	Provision for payment guarantees		Provision for unused commitments	Lawsuit provision	Other provision	Total
Beginning balance	~~W~~	511,325	25,847	1,881	1,032	540,085
Increase (reversal) of provision		(304,154)	90,263	—	—	(213,891)
Foreign exchange differences		(14,503)	(528)	—	—	(15,031)

Ending balance	~~W~~	192,668	115,582	1,881	1,032	311,163

(2)	Provision for payment guarantees

Confirmed acceptances and guarantees, unconfirmed acceptances and guarantees and bills endorsed are not recognized on the statement of financial position, but are disclosed as off-statement of financial position items in

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

the notes to the financial statements. The Bank provides a provision for such off-statement of financial position items, applying a Credit Conversion Factor (“CCF”) and provision rates, and records the provision as a reserve for possible losses on acceptances and guarantees.

(3)	Provision for unused commitments

The Bank records a provision for a certain portion of unused credit lines which is calculated using a CCF as provision for unused commitments applying provision rates.

(4)	Provision for possible losses from lawsuits

As of June 30, 2015, the Bank is involved in 22 lawsuits as a plaintiff and 33 lawsuits as a defendant. The aggregate amount of claims as a plaintiff and a defendant amounted to ~~W~~171,347 million and ~~W~~478,326 million, respectively. The Bank provided a provision against contingent loss from pending lawsuits as of June 30, 2015, and additional losses may be incurred depending on the final result of pending lawsuits.

Major lawsuits in progress as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Contents	Amounts		Status of lawsuit
Plaintiff:
GYENGGI URBAN INNOVATION CORPORATION	Claim for refund of investments	~~W~~	19,100	1st trial in progress
SH Corporation	Claim for damages		9,720	1st trial ruled against the Bank; 2nd trial in progress
Defendant:
Hanhwa Chemical Co., Ltd.	Performance bonds	~~W~~	322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
Shinhan Bank and 1 other	Claim for damages		58,474	1st trial in progress
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment		36,333	1st trial in progress
GYENGGI URBAN INNOVATION CORPORATION	Delivery of stocks and stock transfer, etc		24,348	1st trial in progress

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Contents	Amounts		Status of lawsuit
Plaintiff:
29 Samsung affiliates (including Samsung Electronics)	Deposit contracts, etc.	~~W~~	3,711,586	Final ruling (2015.01.29)(*1)
GYENGGI URBAN INNOVATION CORPORATION	Claim for refund of investments		19,100	1st trial in progress
SH Corporation	Claim for damages		9,720	1st trial in progress

Defendant:
Hanhwa Chemical Co., Ltd.	Performance bonds	~~W~~	322,593	1st, 2nd trials ruled in favor of the Bank; Pending appeals
KAMCO 8th JV Securitization Specialty Co., Ltd	Claim for refund of impairment sale payment		36,333	1st trial in progress
GYENGGI URBAN INNOVATION CORPORATION	Delivery of stocks and stock transfer, etc		24,348	1st trial in progress

(*1)	The financial institution creditors of Renault Samsung Motors (including KDB) filed a lawsuit against Kun-hee Lee and 28 Samsung affiliates (including Samsung Electronics), claiming compensation for delays in payment of liquidated damages and contract bills based on the agreement signed on August 24, 1999. On January 29, 2015, the court decided partially in favour of the plaintiff in the last instance. On March 27, 2015, the Bank recognized ~~W~~95,110 million of other operating income.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

21. Other Liabilities

Other liabilities as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Accounts payable	~~W~~	5,813,844	2,662,181
Accrued expense		1,754,361	1,784,532
Advance receipts		1,144	1,144
Unearned income		46,968	48,279
Deposits withholding tax		27,458	40,873
Guarantee money received		57,495	89,155
Foreign exchanges payable		26,471	225,199
Domestic exchanges payable		453,188	461,950
Borrowing from trust accounts		752,228	589,081
Financial guarantee liability		75,998	71,323
Suspense payable		11,444	115,356
Others		80,022	133,123

		9,100,621	6,222,196
Present value discount		(376)	(415)

	~~W~~	9,100,245	6,221,781

The carrying amount of financial liabilities included in other liabilities above amounted to ~~W~~8,928,992 million as of June 30, 2015 (~~W~~5,920,686 million as of December 31, 2014) and their fair value amounted to ~~W~~8,927,117 million as of June 30, 2015 (~~W~~5,920,769 million as of December 31, 2014).

22. Equity

(1) Issued capital

The Bank is authorized to issue up to 6,000 million shares of common stock and has 3,436,079,768 shares issued as of June 30, 2015 (3,036,079,768 shares issued as of December 31, 2014), and outstanding with a total par value of ~~W~~17,180,399 million as of June 30, 2015 (~~W~~15,180,399 million as of December 31, 2014).

(2) Capital surplus

Capital surplus as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Surplus from capital reduction(*1)	~~W~~	44,373	44,373
Other capital surplus(*2)		2,478,496	2,478,496

	~~W~~	2,522,869	2,522,869

(*1)	The Bank reduced ~~W~~5,178,600 million of its issued capital in 1998 and 2000 to offset its accumulated deficit amounting to ~~W~~5,134,227 million. As the result of the capital reduction, ~~W~~44,373 million of surplus exceeding accumulated deficit was recorded in capital surplus in equity.
(*2)	The difference in the amount of shares issued and the carrying value of net asset acquired occurring from the merger of the Bank with KDB Financial Group Inc. and Korea Finance Corporation are recognized as other capital surplus.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3) Capital adjustments

Capital adjustments as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Discount on stock issuance	~~W~~	(9,668)	—

(4) Accumulated other comprehensive income

(i)	Accumulated other comprehensive income as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Valuation gain on available-for-sale financial assets:
Valuation gain on available-for-sale financial assets (before tax)	~~W~~	1,029,176	1,075,984
Income tax effect		(249,058)	(260,384)

		780,118	815,600

Exchange differences on translation of foreign operations:
Exchange differences on translation of foreign operations (before tax)		(28,339)	(37,421)
Income tax effect		6,858	9,056

		(21,481)	(28,365)

Valuation loss on cash flow hedge:
Valuation loss on cash flow hedge		(28,408)	(18,293)
Income tax effect		6,875	4,427

		(21,533)	(13,866)

Remeasurements of defined benefit liabilities:
Remeasurements of defined benefit liabilities (before tax)		59,437	59,437
Income tax effect		(14,384)	(14,384)

		45,053	45,053

	~~W~~	782,157	818,422

(ii)	Changes in accumulated other comprehensive income for the six-month periods ended June 30, 2015 and 2014 are as follows::

	2015
	January 1, 2015		Increase (Decrease)	Tax Effect	June 30, 2015
Valuation gain on available-for-sale financial assets	~~W~~	815,600	(46,808)	11,326	780,118
Exchange differences on translation of foreign operations		(28,365)	9,082	(2,198)	(21,481)
Valuation loss on cash flow hedge		(13,866)	(10,115)	2,448	(21,533)
Remeasurements of defined benefit liabilities		45,053	—	—	45,053

	~~W~~	818,422	(47,841)	11,576	782,157

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	2014
	January 1, 2014		Increase (Decrease)	Tax Effect	June 30, 2014
Valuation gain on available-for-sale financial assets	~~W~~	361,931	(71,913)	17,396	307,414
Exchange differences on translation of foreign operations		(49,667)	(18,744)	4,536	(63,875)
Valuation loss on cash flow hedge		—	(527)	—	(527)
Remeasurements of defined benefit liabilities		20,209	—	—	20,209

	~~W~~	332,473	(91,184)	21,932	263,221

(5) Retained earnings

The Korea Development Bank Act requires the Bank to appropriate at least 40% of net income as a legal reserve. This reserve can be transferred to paid-in capital or offset an accumulated deficit. In accordance with the Korea Development Bank Act, the Bank offsets an accumulated deficit with reserves. If the reserve is insufficient to offset the accumulated deficit, the Korean government is responsible for the deficit.

(i)	Retained earnings as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Legal reserve	~~W~~	5,473,906	5,400,519
Voluntary reserve:
Regulatory reserve for loan losses		1,370,828	1,306,925
Unappropriated retained earnings		202,325	183,469

	~~W~~	7,047,059	6,890,913

(ii)	Changes in legal reserve for the six-month period ended June 30, 2015 and the year ended December 31, 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	5,400,519	6,022,263
Transferred from (contribution to) unappropriated retained earnings		73,387	(621,744)

Ending balance	~~W~~	5,473,906	5,400,519

(iii)	Changes in unappropriated retained earnings (accumulated deficits) for the six-month period ended June 30, 2015 and the year ended December 31, 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	183,469	(621,744)
Profit for the period		202,325	183,469
Transferred from (contribution to) legal reserve		(73,387)	621,744
Contribution to regulatory reserve for loan losses		(63,903)	—
Dividends		(46,179)	—

Ending balance	~~W~~	202,325	183,469

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(6) Regulatory reserve for loan losses

The Bank is required to provide a regulatory reserve for loan losses in accordance with Regulations on Supervision of Banking Business 29(1) and (2). The details of regulatory reserve for loan losses are as follows:

(i)	Regulatory reserve for loan losses as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Beginning balance	~~W~~	1,370,828	1,306,925
Planned reserve for loan losses		121,395	63,903

Ending balance	~~W~~	1,492,223	1,370,828

(ii)	Provision for regulatory reserve for possible loan losses and profit (loss) after adjusting regulatory reserve for loan losses for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) for the period	~~W~~	(253,564)	202,325	129,198	289,066
Provision (reversal) for regulatory reserve for possible loan losses		152,138	(121,395)	277,373	(156,308)

Profit (loss) after adjusting regulatory reserve for possible loan losses	~~W~~	(101,426)	80,930	406,571	132,758

Profit (loss) per share after adjusting regulatory reserve for possible loan losses (in won)	~~W~~	(30)	25	219	72

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

23. Net Interest Income

Net interest income for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Interest income:
Due from banks	~~W~~	9,874	19,787	12,453	25,033
Financial assets held for trading		11,961	25,667	16,858	30,386
Available-for-sale financial assets		155,806	345,494	156,900	323,443
Held-to-maturity financial assets		226	429	1,335	1,778
Loans		1,171,119	2,419,596	1,000,543	1,985,249

		1,348,986	2,810,973	1,188,089	2,365,889

Interest expense:
Financial liabilities designated at fair value through profit or loss		(17,255)	(32,708)	(10,168)	(20,418)
Deposits		(186,438)	(387,972)	(225,366)	(456,643)
Borrowings		(45,692)	(118,473)	(72,503)	(150,308)
Bonds		(720,509)	(1,488,822)	(384,217)	(769,725)

		(969,894)	(2,027,975)	(692,254)	(1,397,094)

Net interest income	~~W~~	379,092	782,998	495,835	968,795

Interest received from impaired assets relating to loan receivables for the six-month periods ended June 30, 2015 was ~~W~~78,671 million and there was no interest received from impaired assets related to financial assets other than loans.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

24. Net Fees and Commission Income

Net fees and commission income for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Fees and commission income:
Loan commissions	~~W~~	56,596	107,208	47,823	93,636
Underwriting and investment consulting commissions		55,368	87,726	59,885	82,860
Brokerage and agency commissions		3,704	8,431	2,846	5,733
Trust and retirement pension plan commissions		14,323	26,858	5,276	13,428
Fees on asset management commissions		461	731	1,243	1,530
Other fees		27,361	44,660	20,155	28,766

		157,813	275,614	137,228	225,953

Fees and commission expenses:
Brokerage and agency fees		(2,987)	(5,162)	(2,124)	(3,973)
Other fees		(4,549)	(10,723)	(4,192)	(7,001)

		(7,536)	(15,885)	(6,316)	(10,974)

	~~W~~	150,277	259,729	130,912	214,979

25. Dividend Income

Dividend income for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Financial assets held for trading	~~W~~	278	300	212	212
Available-for-sale financial assets		36,334	150,124	24,500	78,690
Investments in subsidiaries and associates		66,383	280,447	2,633	39,420

	~~W~~	102,995	430,871	27,345	118,322

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

26. Net Gain (Loss) on Financial Assets Held for Trading

Net gain (loss) related to financial assets held for trading for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial assets held for trading :
Gains on sale	~~W~~	9,343	16,680	4,937	7,253
Gains on valuation		—	1,376	2,359	3,783

		9,343	18,056	7,296	11,036

Losses on financial assets held for trading :
Losses on sale		(11,224)	(17,025)	(3,502)	(8,829)
Losses on valuation		(9,323)	(4,971)	(2,132)	(4,317)
Expense related with purchase		(91)	(176)	(80)	(163)

		(20,638)	(22,172)	(5,714)	(13,309)

	~~W~~	(11,295)	(4,116)	1,582	(2,273)

27. Net Gain (Loss) on Financial Liabilities Designated at Fair Value Through Profit or Loss

Net gain (loss) related to financial liabilities designated at fair value through profit or loss for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on financial liabilities designated at FVTPL:
Gains on redemption	~~W~~	320	321	109	118
Gains on valuation		43,035	11,447	—	1,082

		43,355	11,768	109	1,200

Losses on financial liabilities designated at FVTPL:
Losses on redemption		(67)	(67)	(11)	(19)
Losses on valuation		—	(7,626)	(25,212)	(32,190)

		(67)	(7,693)	(25,223)	(32,209)

	~~W~~	43,288	4,075	(25,114)	(31,009)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

28. Net Gain on Available-for-sale financial assets

Net gain on available-for-sale financial assets for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Gains on available-for-sale financial assets:
Gains on sale	~~W~~	149,298	195,564	213,136	248,624
Reversal of impairment losses		34,590	34,590	481	481

		183,888	230,154	213,617	249,105

Losses on available-for-sale financial assets:
Losses on sale		(2,666)	(21,426)	(3,345)	(24,673)
Impairment losses		(36,280)	(84,708)	(49,758)	(165,070)

		(38,946)	(106,134)	(53,103)	(189,743)

	~~W~~	144,942	124,020	160,514	59,362

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

29. Net Gain (Loss) on Derivatives

Net gain (loss) on derivatives for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on trading purpose derivatives:
Gains on trading purpose derivatives:
Interest	~~W~~	156,514	1,162,349	718,327	1,206,049
Currency		1,145,164	2,104,827	2,126,554	2,854,152
Stock		662	1,435	144	863
Commodity		33,247	49,760	562	60,083
Embedded derivatives		21,455	77,168	6,549	11,378
Gains on adjustment of derivatives		1,456	3,035	5,767	2,145

		1,358,498	3,398,574	2,857,903	4,134,670

Losses on trading purpose derivatives:
Interest		(194,232)	(1,201,004)	(710,704)	(1,192,939)
Currency		(1,052,248)	(2,016,490)	(2,295,236)	(2,992,980)
Stock		(242)	(818)	(334)	(793)
Commodity		(33,244)	(49,567)	(562)	(60,083)
Embedded derivatives		(5,200)	(7,297)	(10,365)	(38,217)
Losses on adjustment of derivatives		(11,938)	(18,519)	—	(3,316)

		(1,297,104)	(3,293,695)	(3,017,201)	(4,288,328)

		61,394	104,879	(159,298)	(153,658)

Net gain (loss) on hedging purpose derivatives:
Gains on hedging purpose derivatives:
Interest	~~W~~	—	42,893	104,036	156,650
Currency		129,760	201,461	78,438	135,721
Gains on adjustment of derivatives		292	972	405	938

		130,052	245,326	182,879	293,309

Losses on hedging purpose derivatives:
Interest		(139,420)	(73,017)	(6,161)	(19,688)
Currency		(81,808)	(455,669)	(16,843)	(38,063)
Losses on adjustment of derivatives		(559)	(1,234)	(693)	(1,335)

		(221,787)	(529,920)	(23,697)	(59,086)

		(91,735)	(284,594)	159,182	234,223

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on fair value hedged items:
Gains on fair value hedged items:
Gains on valuation		—	266,061	141,518	184,784
Gains on redemption		49,556	67,591	10,482	40,396

		49,556	333,652	152,000	225,180

Losses on fair value hedged items:
Losses on valuation		(69,005)	(189,224)	(14,205)	(186,231)
Losses on redemption		(6,618)	(14,199)	(770)	(22,559)

		(75,623)	(203,423)	(14,975)	(208,790)

		(26,067)	130,229	137,025	16,390

	~~W~~	(56,408)	(49,486)	136,909	96,955

Related with cash flow hedge, no gain or loss were recognized as the uneffective portion during the periods ended June 30, 2015 and 2014.

30. Net Foreign Currency Transaction Gain (Loss)

Net foreign currency transaction gain (loss) for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Net gain (loss) on foreign exchange transactions:
Gains on sales	~~W~~	230,251	425,663	153,013	317,652
Losses on sales		(210,384)	(405,631)	(123,809)	(279,922)

		19,867	20,032	29,204	37,730

Net gain (loss) on foreign exchange translations:
Gains on foreign exchange translations		424,302	1,281,155	449,894	807,988
Losses on foreign exchange translations		(402,072)	(1,156,218)	(526,529)	(863,439)

		22,230	124,937	(76,635)	(55,451)

	~~W~~	42,097	144,969	(47,431)	(17,721)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

31. Other Operating Loss, net

Other operating loss for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Other operating income:
Gains on sale of loans	~~W~~	71,369	71,386	30,816	34,067
Reversal of other provisions		36	36	—	55
Gains on investments in subsidiaries and associates		—	—	1,240	4,041
Reversal of provisions		—	1,036	24,828	328,842
Others		1,628	97,927	2,644	3,878

		73,033	170,385	59,528	370,883

Other operating expenses:
Losses on sale of loans		(89,132)	(89,132)	(75,335)	(75,342)
Contribution to provision for other assets		(635)	(1,428)	(3,407)	(4,228)
Losses on investments in subsidiaries and associates		(19,032)	(19,582)	(5)	(216)
Provision for other allowances		(35,431)	(36,462)	(28,862)	(114,951)
Insurance expenses		(14,568)	(29,232)	(14,759)	(29,785)
Credit guarantee fund salary		(32,485)	(63,897)	(29,066)	(57,117)
Educational taxes		(16,417)	(21,021)	(9,757)	(18,547)
Foreign security contributions		(3,642)	(14,134)	(4,659)	(9,237)
Others		(4,786)	(13,393)	(8,947)	(17,593)

		(216,128)	(288,281)	(174,797)	(327,016)

	~~W~~	(143,095)	(117,896)	(115,269)	43,867

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

32. General and Administrative Expenses

General and administrative expenses for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Payroll costs:
Short-term employee benefits	~~W~~	93,243	163,612	80,991	144,266
Defined benefit costs		8,357	16,729	9,222	18,493
Defined contribution costs		—	89	—	139
Termination benefits		—	—	779	1,387

		101,600	180,430	90,992	164,285

Depreciation and amortization:
Depreciation of property and equipment		8,192	16,352	6,560	13,079
Amortization of intangible assets		7,309	14,825	5,740	11,721

		15,501	31,177	12,300	24,800

Other:
Employee welfare benefits		6,815	13,450	6,198	12,507
Rent expenses		6,870	12,971	5,934	11,863
Taxes and dues		4,780	9,401	3,791	7,909
Advertising expenses		4,415	7,577	4,642	6,957
Electronic data processing expenses		14,472	25,008	6,765	17,361
Fees and charges		7,216	12,610	6,252	10,415
Others		10,029	18,464	7,613	14,929

		54,597	99,481	41,195	81,941

	~~W~~	171,698	311,088	144,487	271,026

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

33. Non-Operating Income and Expense

Non-operating income and expense for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Non-operating income:
Gain on disposal of property and equipment	~~W~~	11	73	14	15
Rental income on investment property		151	369	157	284
Others		179	2,869	455	3,406

		341	3,311	626	3,705

Non-operating expenses:
Loss on disposal of property and equipment		—	(38)	(4)	(4)
Depreciation of investment property		(374)	(744)	(386)	(779)
Donations		(176)	(251)	(76)	(211)
Others		(1,248)	(1,539)	(47)	(244)

		(1,798)	(2,572)	(513)	(1,238)

	~~W~~	(1,457)	739	113	2,467

34. Income Tax Expense (Benefit)

(1)	Income tax expenses (benefit) for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three-month period ended		Three-month period ended	Three-month period ended	Three-month period ended
Current income tax(*1)	~~W~~	(74,878)	117,175	105,489	263,592
Changes in deferred income taxes on temporary differences		71,740	(65,434)	(28,083)	(191,621)
Deferred income tax recognized directly to equity		(33,596)	11,576	(16,489)	21,932
Changes in income taxes due to consolidated tax return		—	—	(1,982)	(3,882)

Income tax expense (benefit)	~~W~~	(36,734)	63,317	58,935	90,021

(*1)	Includes changes such as those that arise from final tax returns.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Profit before income taxes and income tax expense (benefit) for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Profit before income taxes	~~W~~	265,642	379,087
Income taxes calculated using enacted tax rates (24.2%)		64,286	91,508
Adjustments:
Non-deductible losses and tax free gains		(10,236)	(2,780)
Non-recognition effect of deferred income taxes		32,266	20,702
Changes in income taxes due to consolidated tax return		—	(3,882)
Net adjustments for prior year		(25,362)	(13,539)
Others		2,363	(1,988)

		(969)	(1,487)

Income tax expense	~~W~~	63,317	90,021

Effective tax rate		23.84%	23.75%

(3)	Changes in deferred income taxes recognized directly to equity for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	June 30, 2015		Deferred tax assets (liabilities)	December 31, 2014	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Valuation gain on available-for-sale financial assets	~~W~~	780,118	(249,058)	815,600	(260,384)	11,326
Exchange differences on translation of foreign operations		(21,481)	6,858	(28,365)	9,056	(2,198)
Valuation loss on cash flow hedge		(21,533)	6,875	(13,866)	4,427	2,448
Remeasurements of defined benefit liabilities		45,053	(14,384)	45,053	(14,384)	—

	~~W~~	782,157	(249,709)	818,422	(261,285)	11,576

	2014
	June 30, 2014		Deferred tax assets (liabilities)	December 31, 2013	Deferred tax assets (liabilities)	Changes in deferred tax assets (liabilities)
Valuation gain on available-for-sale financial assets	~~W~~	307,413	(98,136)	361,930	(115,532)	17,396
Exchange differences on translation of foreign operations		(63,874)	20,392	(49,666)	15,856	4,536
Remeasurements of defined benefit liabilities		20,209	(6,452)	20,209	(6,452)	—

	~~W~~	263,748	(84,196)	332,473	(106,128)	21,932

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

35. Earnings (Loss) per Share

(1) Basic earnings (loss) per share

The Bank’s basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2015 and 2014 are computed as follows:

(i) Basic earnings (loss) per share

	June 30, 2015			June 30, 2014
	Three-month period ended		Six-month period ended	Three-month period ended	Six-month period ended
Profit (loss) attributable to ordinary shareholders of the Bank (A)	~~W~~	(253,564,133,506)	202,325,337,009	129,198,230,278	289,065,748,349
Weighted-average number of ordinary shares outstanding (B)		3,431,684,164	3,234,974,796	1,856,372,235	1,855,245,163

Basic earnings (loss) per share (A/B)	~~W~~	(74)	63	70	156

(ii) Weighted-average number of ordinary shares outstanding

	June 30, 2015
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	3,036,079,768	91	276,283,258,888
Increased paid-in capital (B)	400,000,000	90	36,000,000,000

Cumulative shares (C=A+B)			312,283,258,888

Weighted-average number of ordinary shares outstanding (C/91)			3,431,684,164

Six-month period ended:
Number of ordinary shares outstanding (A)	3,036,079,768	181	549,530,438,008
Increased paid-in capital (B)	400,000,000	90	36,000,000,000

Cumulative shares (C=A+B)			585,530,438,008

Weighted-average number of ordinary shares outstanding (C/181)			3,234,974,796

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	June 30, 2014
	Number of ordinary shares	Days	Cumulative shares
Three-month period ended:
Number of ordinary shares outstanding (A)	1,852,372,235	91	168,565,873,385
Increased paid-in capital (B)	4,000,000	91	364,000,000

Cumulative shares (C=A+B)			168,929,873,385

Weighted-average number of ordinary shares outstanding (C/91)			1,856,372,235

Six-month period ended:
Number of ordinary shares outstanding (A)	1,852,372,235	181	335,279,374,535
Increased paid-in capital (B)	4,000,000	130	520,000,000

Cumulative shares (C=A+B)			335,799,374,535

Weighted-average number of ordinary shares outstanding (C/181)			1,855,245,163

(2) Diluted earnings (loss) per share

Diluted and basic earnings (loss) per share for the three-month and six-month periods ended June 30, 2015 and 2014 are equal because there is no potential dilutive instrument.

36. Pledged Assets

Assets pledged by the Bank as collateral as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
	Pledged assets		Related liabilities	Pledged assets	Related liabilities
Available-for-sale financial assets (*1)	~~W~~	6,267,975	2,722,833	8,703,923	5,586,234

(*1)	Pledged as collateral related to bonds sold under repurchase agreements and borrowings

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

37. Guarantees and Commitments

Guarantees and commitments as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Confirmed acceptances and guarantees:
Acceptances in foreign currency	~~W~~	839,546	760,550
Guarantees for bond issuance		1,314,291	1,047,027
Guarantees for loans		1,205,349	1,075,100
Acceptances for foreign loans		797	1,056
Acceptances for letter of guarantee		33,115	48,285
Guarantee of on-lending debt		107,894	131,624
Others		5,222,623	5,223,067

		8,723,615	8,286,709

Unconfirmed acceptances and guarantees:
Letter of guarantee		2,089,586	2,036,364
Others		3,896,346	1,811,300

		5,985,932	3,847,664

Commitments:
Commitments on loans		5,026,443	4,970,077
Securities purchase agreement		2,020,595	2,020,595
Others		215,714	151,601

		7,262,752	7,142,273

	~~W~~	21,972,299	19,276,646

38. Day One Profit or Loss

Changes in day one profit or loss for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Beginning balance	~~W~~	(23)	(4,263)
New deferrals		1,458	(1,143)
Amortization		(792)	1,874
Others (end of transaction, etc.)		775	355

Ending balance	~~W~~	1,418	(3,177)

Deferred day one profit or loss arose from derivative financial instruments at level 3 on the fair value hierarchy.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

39. Trust Accounts

(1)	Trust accounts as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Accrued trust management fee	~~W~~	37,475	18,447
Deposits		1,512,414	1,720,217
Trust accounts payable		647,336	542,857
Accrued interest on deposits		21,219	14,757

(2)	Transactions with trust accounts for the three-month and six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015			June 30, 2014
	Three- month period ended		Six- month period ended	Three- month period ended	Six- month period ended
Fees on trust accounts	~~W~~	13,881	25,668	4,958	12,815
Gains from trading of derivative instruments		719	1,409	515	1,011
Interest expenses on deposits		(9,906)	(20,169)	(12,026)	(23,568)
Interest expenses of trust accounts payable		(2,662)	(5,139)	(2,565)	(5,055)

(3)	Principals guaranteed money trust and principals and interest guaranteed money trust

The carrying amounts of principals guaranteed money trust and principals and interest guaranteed money trust as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Principals guaranteed money trust	~~W~~	269,891	279,246
Principals and interest guaranteed money trust		218,993	216,052

	~~W~~	488,884	495,298

Principal of money trust	~~W~~	454,801	462,619
Income from trust deposits payable		34,083	32,679

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

40. Related Party Transactions

(1)	The Bank’s related parties as of June 30, 2015 are as follows:

Classification	Corporate name
Subsidiaries	Daewoo Securities Co., Ltd., KDB Capital Corporation, KDB Asset Management Co., Ltd., KDB Infrastructure Investments Asset Management Co., Ltd, KDB Asia Ltd., KDB Ireland Ltd., KDB Bank Europe Ltd., Banco KDB Do Brazil S.A, KDB Bank Uzbekistan, Korea Infrastructure Fund and 4 others, KDB Value PEF VI, KDB Value PEF VII, KDB Sigma PEF, KDB Venture M&A PEF, KDB Consus Value PEF, KDB Turn Around PEF, Components and Materials M&A PEF and 2 others, KDBC IP Investment Fund 2, KoFC-KIS Pioneer Champ 2010-4 venture investment fund, Principals guaranteed trust accounts of KDB, Principals and interests guaranteed interest trust accounts of KDB, U-BEST 2nd Securitization Specialty Co., Ltd. and 6 others, KIAMCO Road Investment Private Fund Special Asset Trust 2 and 39 others, Busan Hi—technology Industrial Complex Co., Ltd.
Associates	Korea Electric Power Co., Ltd., Daewoo Shipbuilding & Marine Engineering Co., Ltd., Korea Aerospace Industries Co., Ltd., Korea Tourism Organization, Korea Appraisal Board, Korea Maritime Guarantee Co., Ltd., GM Korea Company, STX Offshore & Shipbuilding Co., Ltd, STX Heavy Industries Co., Ltd, STX Corporation and 112 others, Korea Infrastructure Fund II, Troika Resources Investment PEF and 51 others, NPS 06-2 Neoplux Corporate Restructuring Company and 71 others
Others	Key management personnel

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Significant balances with related parties as of June 30, 2015 and December 31, 2014 are as follows:

	Account	June 30, 2015		December 31, 2014
Subsidiaries:
Daewoo Securities Co., Ltd.(*1)	Derivative financial assets	~~W~~	124,971	118,964
	Other assets		7,023	5,089
	Deposits		9,786	35,711
	Bonds		753,272	790,584
	Derivative financial liabilities		100,823	96,481
	Other liabilities		4,834	4,434
KDB Capital Corporation(*1)	Loans		30,341	—
	Allowance for loan losses		(8)	—
	Derivative financial assets		6,197	5,030
	Other assets		150	—
	Deposits		17	25,295
	Derivative financial liabilities		687	1,276
	Other liabilities		488	484
KDB Asset Management Co., Ltd.(*1)	Deposits		258	282
KDB Infrastructure Investments Asset Management Co., Ltd.(*1)	Deposits		2,886	2,660
KDB Ireland Ltd.	Loans		288,158	268,111
	Allowance for loan losses		(96)	(87)
	Derivative financial assets		4,015	5,122
	Other assets		390	393
	Derivative financial liabilities		109	222
KDB Bank Europe Ltd.	Cash and due from banks		419,681	321,476
	Loans		11,241	10,992
	Allowance for loan losses		(12)	(11)
	Derivative financial assets		2,949	5,196
	Other assets		1,121	1,009
	Derivative financial liabilities		8,457	256
Banco KDB Do Brazil S.A.	Loans		56,205	54,960
	Allowance for loan losses		(19)	(18)
	Other assets		50	—
KDB Asia Ltd.	Cash and due from banks		227,445	181,873
	Loans		196,686	65,952
	Allowance for loan losses		(20)	(7)
	Derivative financial assets		1,279	1,443
	Other assets		304	210
	Deposits		12	2
	Borrowings		—	19,786
	Derivative financial liabilities		30	35

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		December 31, 2014
KDB Value PEF VI	Securities	~~W~~	50,511	50,428
	Loans		1,304,086	1,357,986
	Allowance for loan losses		(3,163)	(3,208)
	Derivative financial assets		26,007	17,994
	Other assets		27,602	28,248
	Allowance of other assets		(59)	(58)
	Deposits		40,731	86,851
	Borrowings		7,057	7,057
	Derivative financial liabilities		47,185	27,889
	Other liabilities		1,207	1,680
	Other provisions		—	1
Others	Securities		286,604	354,946
	Loans		215,905	122,205
	Allowance for loan losses		(6,268)	(1,794)
	Derivative financial assets		19,036	10,644
	Other assets		8,837	5,904
	Allowance of other assets		(3)	—
	Deposits		48,011	19,943
	Derivative financial liabilities		—	253
	Other liabilities		3,157	2,625
	Other provisions		1,332	—
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Securities		49,998	—
	Loans		2,035,273	1,934,985
	Allowance for loan losses		(3,310)	(1,465)
	Derivatives financial assets		101,571	—
	Other assets		367	476
	Deposits		666,916	14,194
	Derivative financial liabilities		13,613	36,876
	Other liabilities		4,856	40,340
Korea Electric Power Co., Ltd.(*2)	Securities		201,318	1,513,541
	Loans		6,796	59,778
	Derivative financial assets		4,213	4,723
	Other assets		—	4,837
	Deposits		140,000	—
	Borrowings		7,046	7,442
	Derivative financial liabilities		3,795	2,737
	Other liabilities		351	1

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		December 31, 2014
Korea Aerospace Industries Co., Ltd.(*2)	Securities		—	50,749
	Loans		101,713	104,484
	Allowances for loan losses		(51)	—
	Other assets		—	201
	Deposits		14,015	1,924
	Other liabilities		258	159
Others	Securities		4,813	52,770
	Loans		5,083,304	3,650,228
	Allowances for loan losses		(838,743)	(433,835)
	Derivative financial assets		59,774	34,906
	Other assets		156	38
	Deposits		711,998	542,548
	Derivative financial liabilities		24,549	50,028
	Other liabilities		155,967	329,520

		~~W~~	12,888,041	12,114,984

(*1)	The Bank’s merge with KoFC and KDBFG during the year 2012 has changed from the companies under common control into the bank’s subsidiaries.
(*2)	The Bank’s merge with KoFC and KDBFG during the year 2012 added the associates of the Bank.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	Significant transactions with related parties for the six-month periods ended June 30, 2015 and 2014 are as follows:

	Account	June 30, 2015		June 30, 2014
Subsidiaries:
Daewoo Securities Co., Ltd.(*1)	Dividend income	~~W~~	35,120	—
	Fees and commission income, other income		128,176	43,896
	Interest expenses		(8,106)	(8,953)
	Other operating expenses		(116,940)	(37,778)
KDB Capital Corporation(*1)	Interest income		644	—
	Dividend income		30,317	—
	Reversal of allowance for loan losses		46	—
	Fees and commission income, other income		5,472	24
	Interest expenses		—	(27)
	Other operating expenses		(2,042)	(7,426)
KDB Asset Management Co., Ltd.(*1)	Dividend income		389	—
	Fees and commission income, other income		29	5
	Interest expenses		(1)	(1)
KDB Infrastructure Investments Asset Management Co., Ltd.(*1)	Dividend income		4,208	—
	Fees and commission income, other income		308	—
	Interest expenses		(17)	(23)
	Other operating expenses		(2)	—
KDB Ireland Ltd.	Interest income		947	1,156
	Reversal of allowance for loan losses		14	22
	Fees and commission income, other income		181	32
	Provision for loan losses		(7)	—
	Other operating expenses		(1,251)	—
KDB Bank Europe Ltd.	Interest income		2,140	2,334
	Reversal of allowance for loan losses		45	117
	Fees and commission income, other income		2,850	4,485
	Provision for loan losses		(43)	(50)
	Other operating expenses		(11,355)	(739)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		June 30, 2014
Banco KDB Do Brazil S.A.	Interest income	~~W~~	200	1,984
	Reversal of allowance for loan losses		18	2
	Fees and commission income, other income		—	18
	Provision for loan losses		—	(28)
	Other operating expenses		(8)	—
KDB Asia Ltd.	Interest income		628	1,111
	Reversal of allowance for loan losses		65	65
	Fees and commission income, other income		1,035	816
	Interest expenses		(1)	(2)
	Provision for loan losses		(64)	(46)
	Other operating expenses		(690)	(431)
KDB Value PEF VI	Interest income		28,294	27,999
	Fees and commission income, other income		22,319	15,743
	Interest expenses		(8)	(283)
	Other operating expenses		(20,352)	(16,198)
Others	Interest income		8,897	4,069
	Dividend income		75,307	47,100
	Reversal of allowance for loan losses		4,375	3,682
	Fees and commission income, other income		23,592	20,016
	Interest expenses		(319)	(657)
	Provision for loan losses		(11,891)	(7,405)
	Other operating expenses		(2,339)	(9,099)
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Interest income		26,813	23,623
	Dividend income		9,033	18,065
	Fees and commission income, other income		62,424	7,119
	Interest expenses		(267)	(572)
	Provision for loan losses		(1,759)	(221)
	Other operating expenses		(5,584)	(106,944)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	Account	June 30, 2015		June 30, 2014
Korea Electric Power Co., Ltd.(*2)	Interest income		15,585	—
	Dividend income		96,080	—
	Fees and commission income, other income		1,956	—
	Interest expenses		(1,380)	—
	Other operating expenses		(1,711)	—
Korea Aerospace Industries Co., Ltd.(*2)	Interest income		2,432	—
	Dividend income		6,436	—
	Fees and commission income, other income		1,722	—
	Interest expenses		(11)	—
	Provision for loan losses		(24)	—
	Other operating expenses		(118)	—
Others	Interest income		133,414	51,321
	Dividend income		80,308	20,538
	Fees and commission income, other income		108,421	300,538
	Interest expenses		(3,552)	(2,177)
	Provision for loan losses		(211,572)	(556,204)
	Other operating expenses		(88,938)	(182,051)
Others:
Korea Finance Corporation(*3)	Fees and commission income, other income		—	13,644
	Interest expenses		—	(13,881)
	Other operating expenses		—	(62,464)
	Fees and commission
KDB Financial Group Inc.(*3)	income, other income		—	1,643
	Interest expenses		—	(150)

		~~W~~	429,888	(402,643)

(*1)	The Bank’s merge with KoFC and KDBFG during the year 2014 has changed from the companies under common control into the bank’s subsidiaries.
(*2)	The Bank’s merge with KoFC and KDBFG during the year 2014 added the associates of the Bank.
(*3)	KoFC, the former ultimate parent company of the Bank, and KDBFG, the former immediate parent company of the Bank have ceased after the the Bank’s merge during the year 2014.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(4)	Details of guarantees and commitments to the related parties as of June 30, 2015 and 2014 are as follows:

	Account	June 30, 2015		June 30, 2014
Subsidiaries:
KDB Value VI PEF	Confirmed acceptances and guarantees	~~W~~	220,788	67,000
Others	Loan commitments		756,600	536,300
Associates:
Daewoo Shipbuilding & Marine Engineering Co., Ltd.	Confirmed acceptances and guarantees		634,873	413,149
	Unconfirmed acceptances and guarantees		2,011,742	255,753
	Loan commitments		25,227	—
Others	Confirmed acceptances and guarantees		1,727,384	835,029
	Unconfirmed acceptances and guarantees		847,338	964,391
	Loan commitments		247,790	—

		~~W~~	6,471,742	3,071,622

(5)	Details of compensation to key management personnel for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Short-term employee benefits	~~W~~	(991)	(473)
Post-employment benefits		(42)	(182)

	~~W~~	(1,033)	(655)

(6)	Details of assets pledged as collaterals to the related parties as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	16,120	16,000	Daewoo Securities Co., Ltd.

	December 31, 2014
	Carrying amounts		Amounts collateralized	Secured party
Available-for-sale debt securities	~~W~~	16,155	16,000	Daewoo Securities Co., Ltd.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(7)	Details of assets pledged as collaterals from the related parties as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Carrying amounts		Amounts collateralized	Secured party
Securities denominated in foreign currencies	~~W~~	56,723	63,681	KDB Ireland Ltd.

	December 31, 2014
	Carrying amounts		Amounts collateralized	Secured party
Securities denominated in foreign currencies	~~W~~	49,333	57,783	KDB Ireland Ltd.

41. Statements of Cash Flows

(1)	Cash and cash equivalents in the statements of cash flows for the six-month periods ended June 30, 2015 and 2014 are as follows:

	June 30, 2015		June 30, 2014
Cash and due from banks:
Cash and foreign currencies	~~W~~	100,392	87,144
Due from banks denominated in Korean won		933,557	1,879,503
Due from banks denominated in foreign currencies/off-shores		3,609,710	2,306,655

		4,643,659	4,273,302

Less: Restricted due from banks, others		(2,092,918)	(2,892,693)
Add: Financial instruments reaching maturity within three months from date of acquisition
Financial assets held for trading:
Government and public bonds		452,781	219,933
Loans:
Call-loans		2,935,788	3,427,049
Inter-bank loans		801,358	161,735

		3,737,146	3,588,784

		4,189,927	3,808,717

Cash and cash equivalents	~~W~~	6,740,668	5,189,326

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(2)	Significant transactions not involving cash flows for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015		2014
Decrease in loans due to write-offs	~~W~~	399,718	94,074
Increase in available-for-sale financial assets due to debt-to-equity swap		119,444	64,112
Increase of available-for-sale financial assets due to the contribution from the government		1,200,000	—
Increase of investments in associates due to the contribution from the government		800,000	—
Decrease in accumulated other comprehensive income due to securities valuation		(46,809)	(71,913)
Deferred income tax effect due to securities valuation		11,326	17,396
Reclassification of available-for-sale financial assets to investments in subsidiaries and associates		42,653	9,414
Reclassification of loans to the investments in associates		23,708	—
Reclassification of investments in subsidiaries and associates to available-for-sale financial assets		—	6,762
Transfer from investment property to property and equipment		175	1,016
Transfer from property and equipment to investment property		1,202	—

42. Transfers of Financial Instruments

Details of financial assets and liabilities related to repurchase agreements sold and loaned debt securities that do not qualify for derecognition as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015			December 31, 2014
Characteristics of transactions	Carrying amounts for transferred assets		Carrying amounts for related liabilities	Carrying amounts for transferred assets	Carrying amounts for related liabilities
Repurchase agreements sold	~~W~~	3,364,743	2,232,269	2,857,455	1,860,444
Loaned debt securities		10,196	—	10,205	—

	~~W~~	3,374,939	2,232,269	2,867,660	1,860,444

43. Fair Value of Financial Assets and Liabilities

The Bank classifies and discloses fair value of the financial instruments into the following three-level hierarchy:

•	Level 1: Financial instruments measured at quoted prices from active markets are classified as fair value level 1.

•	Level 2: Financial instruments measured using valuation techniques where all significant inputs are observable market data are classified as level 2.

•	Level 3: Financial instruments measured using valuation techniques where one or more significant inputs are not based on observable market data are classified as level 3.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(1) Fair value hierarchy of financial instruments measured at fair value

(i)	The fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	1,151,127	866,197	—	2,017,324
Available-for-sale financial assets		1,998,741	22,599,818	10,625,753	35,224,312
Derivative financial assets		21	5,191,823	106,956	5,298,800

	~~W~~	3,149,889	28,657,838	10,732,709	42,540,436

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,518,752	5,242	1,523,994
Derivative financial liabilities		43	5,094,232	64,481	5,158,756

	~~W~~	43	6,612,984	69,723	6,682,750

	December 31, 2014
	Level 1		Level 2	Level 3	Total
Financial assets:
Financial assets held for trading	~~W~~	930,333	488,065	—	1,418,398
Available-for-sale financial assets		1,926,084	26,978,409	9,255,532	38,160,025
Derivative financial assets		3	4,842,756	70,033	4,912,792

	~~W~~	2,856,420	32,309,230	9,325,565	44,491,215

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	1,133,670	4,958	1,138,628
Derivative financial liabilities		5	4,744,243	44,906	4,789,154

	~~W~~	5	5,877,913	49,864	5,927,782

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(ii)	Changes in the fair value of level 3 financial instruments for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	January 1, 2015		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	June 30, 2015
Financial assets:
Available-for-sale financial assets	~~W~~	9,255,532	(21,929)	14,449	1,631,947	(254,246)	10,625,753
Derivative financial assets		70,033	(160,469)	—	214,393	(17,001)	106,956

	~~W~~	9,325,565	(182,398)	14,449	1,846,340	(271,247)	10,732,709

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	4,958	776	—	—	(492)	5,242
Derivative financial liabilities		44,906	(139,433)	—	160,466	(1,458)	64,481

	~~W~~	49,864	(138,657)	—	160,466	(1,950)	69,723

	2014
	January 1, 2014		Profit or loss	Other comprehensive income	Acquisition/ Issue	Sale/ Settlement	June 30, 2014
Financial assets:
Available-for-sale financial assets	~~W~~	1,848,853	(52,165)	(173,358)	154,900	(71,549)	1,706,681
Derivative financial assets		83,989	(48,964)	—	59,136	(28,765)	65,396

	~~W~~	1,932,842	(101,129)	(173,358)	214,036	(100,314)	1,772,077

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	9,289	(642)	—	1,293	(2,830)	7,110
Derivative financial liabilities		23,723	(22,512)	—	27,082	(7,016)	21,277

	~~W~~	33,012	(23,154)	—	28,375	(9,846)	28,387

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

	Valuation technique	Input
Financial assets held for trading:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Available-for-sale financial assets:
Equity securities	Net asset value approach	Underlying asset price
Debt securities	Discounted cash flow method	Discount rate

Derivatives financial assets:
Interest rate swaps	Discounted cash flow method,	Discount rate,
Currency forwards, swaps	black-Scholes model,	volatility,
Currency options	modified Black model,	exchange rate,
Commodities options	formula model.	commodity index.

Financial liabilities designated at FVTPL:
Bonds	Discounted cash flow method	Discount rate

(iv)	Details of valuation technique and quantitative information about unobservable inputs used in the fair value measurement categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

June 30, 2015
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	3.53 ~ 20.23
	method,	Growth rate	0.00
	risk-adjusted discount	Rate of increase in
	rate method,	liquidation value	0.00
	relative value approach.	Discount rate of
		rent cash flow Rate of increase in property disposal price	2.11 8.01

Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	19.30 ~ 22.80
	method	Correlation coefficient	0.24 ~ 0.98
Interest rate options	Modified Black model	Volatility	19.30 ~ 22.80
Stock index options	Black-Scholes model	Volatility	17.55 ~ 67.25
Equity options	Finite difference	Volatility	17.55 ~ 67.25
	method	Correlation coefficient	0.02 ~ 0.50

Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	17.55 ~ 67.25
	method	Correlation coefficient	0.02 ~ 0.50

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

December 31, 2014
	Valuation technique	Unobservable input	Range (%)
Available-for-sale financial assets:
Equity securities	Discounted cash flow	Discount rate	4.48 ~ 19.40
	method,	Growth rate	0.00
	risk- adjusted discount	Rate of increase in
	rate method,	liquidation value	0.00
	relative value approach.	Discount rate of rent cash flow	8.01
		Rate of increase in property disposal price	2.00

Derivatives financial assets:
Interest rate swaps	Discounted cash flow	Volatility	12.50 ~ 21.20
	method	Correlation coefficient	(-)0.63 ~ 0.94
Interest rate options	Modified Black model	Volatility	12.50 ~ 21.20
Stock index options	Black-Scholes model	Volatility	19.00 ~ 57.00
Equity options	Finite difference	Volatility	19.00 ~ 57.00
	method	Correlation coefficient	0.1 ~ 0.48

Financial liabilities designated at FVTPL:
Borrowings	Finite difference	Volatility	19.00 ~ 57.00
	method	Correlation coefficient	0.1 ~ 0.48

(v)	The sensitivity analysis on changes in unobservable inputs for financial instruments categorized within level 3 of the fair value hierarchy of financial instruments measured at fair value as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Profit (loss) for the year			Comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,117,119	(332,117)
Derivatives financial instruments(*2)		9,856	(9,265)	—	—
Financial liabilities designated at FVTPL(*2)		45	(47)	—	—

	~~W~~	9,901	(9,312)	1,117,119	(332,117)

	December 31, 2014
	Profit (loss) for the year			Comprehensive income (loss)
	Favorable change		Unfavorable change	Favorable change	Unfavorable change
Available-for-sale financial assets(*1)	~~W~~	—	—	1,640,978	(389,774)
Derivatives financial instruments(*2)		10,786	(10,968)	—	—
Financial liabilities designated at FVTPL(*2)		71	(76)	—	—

	~~W~~	10,857	(11,044)	1,640,978	(389,774)

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*1)	Sensitivity amounts of equity securities are calculated by increasing and decreasing the correlations between the discount rates(-1~1%) and the growth rates(0~1%) or the rate of increase in liquidation value(-1~1%) which are significant unobservable inputs. Sensitivity amounts for beneficiary certificates are calculated by increasing and decreasing the correlations between the discount rate of rent cash flow(-1~1%) and the rate of increase in property disposal price(-1~1%), only when it is consists of real property. Other than that, it is difficult to measure the sensitivity amounts of beneficiary certificates for practical reasons.
(*2)	Sensitivity amounts of derivatives financial instruments and financial liabilities designated at FVTPL are calculated by increasing and decreasing the correlation coefficient and volatility(-10~10%) which are significant unobservable inputs.

(2)	Fair value hierarchy of financial instruments disclosed by fair value

(i)	The fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	2,550,742	2,092,917	—	4,643,659
Loans(*1)		—	3,764,849	136,180,077	139,944,926
Held-to-maturity financial assets		6,863	22,817	—	29,680
Other financial assets(*1)		—	6,684,821	882,476	7,567,297

		~~W~~2,557,605	12,565,404	137,062,553	152,185,562

Financial liabilities:
Deposits(*1)	~~W~~	—	1,634,611	38,475,110	40,109,721
Borrowings(*1)		—	953,648	19,601,842	20,555,490
Bonds		—	116,157,791	—	116,157,791
Other financial liabilities(*1)		—	6,132,878	2,794,239	8,927,117

	~~W~~	—	124,878,928	60,871,191	185,750,119

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Level 1		Level 2	Level 3	Total
Financial assets:
Cash and due from banks(*1)	~~W~~	3,736,663	2,237,880	—	5,974,543
Loans(*1)		—	4,933,613	131,592,753	136,526,366
Held-to-maturity financial assets		6,850	11,339	—	18,189
Other financial assets(*1)		—	3,215,399	2,207,563	5,422,962

	~~W~~	3,743,513	10,398,231	133,800,316	147,942,060

Financial liabilities:
Deposits(*1)	~~W~~	—	1,041,922	36,615,629	37,657,551
Borrowings(*1)		—	2,085,951	21,531,411	23,617,362
Bonds		—	118,703,326	—	118,703,326
Other financial liabilities(*1)		—	3,072,936	2,847,833	5,920,769

	~~W~~	—	124,904,135	60,994,873	185,899,008

(*1)	For financial instruments categorized as level 2, the carrying amount is considered a reasonable approximation of the fair value and is thus, disclosed as the fair value.

(ii)	Details of valuation technique and inputs used in the fair value measurement categorized within level 2 and 3 of the fair value hierarchy of financial instruments disclosed by fair value as of June 30, 2015 and December 31, 2014 are as follows:

	Valuation technique	Input
Level 2
Financial assets:
Held-to-maturity financial assets	Discounted cash flow method	Discount rate
Financial liabilities:
Bonds	Discounted cash flow method	Discount rate
Level 3
Financial assets:
Loans	Discounted cash flow method	Credit spread, Other spread, Prepayment rate
Other financial assets	Discounted cash flow method	Other spread
Financial liabilities:
Deposits	Discounted cash flow method	Other spread, Prepayment rate
Borrowings	Discounted cash flow method	Other spread
Other financial liabilities	Discounted cash flow method	Other spread

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

44. Categories of Financial Assets and Liabilities

Categories of financial assets and liabilities as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	~~W~~	2,550,741	—	—	—	—	2,092,918	—	—	4,643,659
Financial assets held for trading		452,781	1,564,543	—	—	—	—	—	—	2,017,324
Available-for- sale financial assets		—	—	—	35,224,312	—	—	—	—	35,224,312
Held-to-maturity financial assets		—	—	—	—	28,835	—	—	—	28,835
Loans		3,737,146	—	—	—	—	132,208,55 2	—	—	135,945,698
Derivative financial assets		—	4,410,260	—	—	—	—	—	888,540	5,298,800
Other financial assets		—	—	—	—	—	7,567,073	—	—	7,567,073

	~~W~~	6,740,668	5,974,803	—	35,224,312	28,835	141,868,54 3	—	888,540	190,725,701

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,523,994	—	—	—	—	—	1,523,994
Deposits		—	—	—	—	—	—	39,651,512	—	39,651,512
Borrowings		—	—	—	—	—	—	20,457,230	—	20,457,230
Bonds		—	—	—	—	—	—	113,095,210	—	113,095,210
Derivative financial liabilities		—	4,136,614	—	—	—	—	—	1,022,142	5,158,756
Other financial liabilities		—	—	—	—	—	—	8,928,992	—	8,928,992

	~~W~~	—	4,136,614	1,523,994	—	—	—	182,132,944	1,022,142	188,815,694

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Cash and cash equivalents		Financial instruments held for trading	Financial instruments designated at FVTPL	Available- for-sale financial instruments	Held-to- maturity financial instruments	Loan and receivables	Financial liabilities measured at amortized cost	Hedging purpose derivatives instruments	Total
Financial assets:
Cash and due from banks	~~W~~	3,736,663	—	—	—	—	2,237,880	—	—	5,974,543
Financial assets held for trading		50,224	1,368,174	—	—	—	—	—	—	1,418,398
Available-for-sale financial assets		—	—	—	38,160,025	—	—	—	—	38,160,025
Held-to-maturity financial assets		—	—	—	—	17,238	—	—	—	17,238
Loans		5,233,027	—	—	—	—	129,081,439	—	—	134,314,466
Derivative financial assets		—	4,050,185	—	—	—	—	—	862,607	4,912,792
Other financial assets		—	—	—	—	—	5,421,457	—	—	5,421,457

	~~W~~	9,019,914	5,418,359	—	38,160,025	17,238	136,740,776	—	862,607	190,218,919

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	1,138,628	—	—	—	—	—	1,138,628
Deposits		—	—	—	—	—	—	37,605,714	—	37,605,714
Borrowings		—	—	—	—	—	—	23,537,531	—	23,537,531
Bonds		—	—	—	—	—	—	116,569,796	—	116,569,796
Derivative financial liabilities		—	3,884,084	—	—	—	—	—	905,070	4,789,154
Other financial liabilities		—	—	—	—	—	—	5,920,686	—	5,920,686

	~~W~~	—	3,884,084	1,138,628	—	—	—	183,633,727	905,070	189,561,509

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

45. Offsetting of Financial Assets and Liabilities

Details of financial instruments subject to offsetting, enforceable master netting agreements or similar agreements as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	5,298,800	—	5,298,800	3,529,795	41,758	1,727,247
Receivable spot exchange(*1)		5,679,452	—	5,679,452	5,676,352	—	3,100
Unsettled domestic exchange receivables		2,274,395	1,269,026	1,005,369	—	—	1,005,369
Security deposits for repurchase agreements sold		3,364,743	—	3,364,743	2,232,269	—	1,132,474
Repurchase agreements bought		556,723	—	556,723	556,723	—	—
Loaned debt securities		10,196	—	10,196	10,196	—	—
Receivables from securities transaction		132,436	—	132,436	132,436	—	—

	~~W~~	17,316,745	1,269,026	16,047,719	12,137,771	41,758	3,868,190

	June 30, 2015
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial liabilities(*1)	~~W~~	5,158,756	—	5,158,756	3,927,107	—	1,231,649
Outstanding spot exchange(*1)		5,679,690	—	5,679,690	5,676,352	—	3,338
Unsettled domestic exchange payables		1,722,213	1,269,025	453,188	—	—	453,188
Repurchase agreements sold		2,232,269	—	2,232,269	2,232,269	—	—
Payables from securities transaction		86,452	—	86,452	86,452	—	—

	~~W~~	14,879,380	1,269,025	13,610,355	11,922,180	—	1,688,175

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Gross amounts of recognized financial assets		Gross amounts of recognized financial liabilities set off in the statement of financial position	Net amounts of financial assets presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial assets(*1)	~~W~~	4,912,792	—	4,912,792	3,411,752	41,758	1,459,282
Receivable spot exchange(*1)		2,611,319	—	2,611,319	2,575,345	—	35,974
Unsettled domestic exchange		1,723,326	1,119,246	604,080	—	—	604,080
Security deposits for repurchase agreements sold		2,857,455	—	2,857,455	1,860,444	—	997,011
Repurchase agreements bought		299,451	—	299,451	299,451	—	—
Loaned debt securities		10,205	—	10,205	10,205	—	—
Receivables from securities transaction		13,046	—	13,046	13,046	—	—

	~~W~~	12,427,594	1,119,246	11,308,348	8,170,243	41,758	3,096,347

	December 31, 2014
	Gross amounts of recognized financial liabilities		Gross amounts of recognized financial assets set off in the statement of financial position	Net amounts of financial liabilities presented in the statement of financial position	Related amounts not set off in the statement of financial position		Net amount
					Financial instruments	Cash collateral received
Derivative financial liabilities(*1)	~~W~~	4,789,154	—	4,789,154	3,628,140	—	1,161,014
Outstanding spot exchange(*1)		2,610,986	—	2,610,986	2,575,345	—	35,641
Unsettled domestic exchange payables		1,581,196	1,119,246	461,950	—	—	461,950
Repurchase agreements sold		1,860,444	—	1,860,444	1,860,444	—	—
Payables from securities transaction		566	—	566	566	—	—

	~~W~~	10,842,346	1,119,246	9,723,100	8,064,495	—	1,658,605

(*1)	For the derivatives covered by the ISDA derivative contracts, all contracts are settled and the net amount of derivative contracts is measured and paid based on the liquidation value if the counter party files for bankruptcy or has any credit issues.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

46. Operating Segments

(1)	The Bank has four reportable segments, as described below, which are the Bank’s strategic business units. The following summary describes the operations in each of the Bank’s reportable segments:

Industry	General information
Corporate finance	Provides trading services, and loans to corporate customers
Investment finance	Provides consulting services to corporate such as capital finance, restructuring, etc.
Asset management	Provides asset management services to individual and corporate customers
Others	Any other segment not mentioned above

(2)	Operating income (loss) from external customers and among operating segments for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	372,886	(291,198)	25,743	458,913	566,344
Operating income (loss) from intersegment sales		(9,823)	257,114	—	(247,291)	—

	~~W~~	363,063	(34,084)	25,743	211,622	566,344

	2014
	Corporate finance		Investment finance	Asset management	Others	Total
Operating income (loss) from external customers	~~W~~	561,691	(245,343)	10,311	152,333	478,992
Operating income (loss) from intersegment sales		(4,238)	(95,841)	—	100,079	—

	~~W~~	557,453	(341,184)	10,311	252,412	478,992

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3)	Details of segment results for the Bank’s reportable segments for the six-month periods ended June 30, 2015 and 2014 are as follows:

	2015
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	567,944	52,584	3,221	159,249	782,998
Non-interest income (loss)
Income (loss) related to securities(*1)		12,042	64,903	—	42,959	119,904
Other non-interest income (loss)		419,507	281,971	27,383	17,185	746,046

		431,549	346,874	27,383	60,144	865,950
Provision for loan losses and others(*2)		(380,817)	(390,269)	—	(430)	(771,516)
General administrative expenses		(255,613)	(43,273)	(4,861)	(7,341)	(311,088)

Operating income (loss)	~~W~~	363,063	(34,084)	25,743	211,622	566,344

	2014
	Corporate finance		Investment finance	Asset management	Others	Total
Net interest income	~~W~~	732,326	(27,376)	3,002	260,843	968,795
Non-interest income (loss)
Income (loss) related to securities(*1)		128,684	(109,931)	—	42,160	60,913
Other non-interest income (loss)		139,508	105,349	12,496	6,936	264,289

		268,192	(4,582)	12,496	49,096	325,202
Provision for loan losses and others(*2)		(269,544)	(266,504)	—	(7,931)	(543,979)
General administrative expenses		(173,521)	(42,722)	(5,187)	(49,596)	(271,026)

Operating income (loss)	~~W~~	557,453	(341,184)	10,311	252,412	478,992

(*1)	Income (loss) related to securities is composed of losses (gains) related to financial assets held for trading and available-for-sale financial assets.
(*2)	Provision for loan losses and others comprises provision for loan losses, provision for derivative credit risks, losses (gains) on sales of loans, and provision for other losses.

(4)	Geographical revenue information about the Bank’s operating segments for the six-month periods ended June 30, 2015 and 2014 and the geographical non-current asset information as of June 30, 2015 and December 31, 2014 are as follows:

	Revenues(*1)			Non-current assets(*2)
	June 30, 2015		June 30, 2014	June 30, 2015	December 31, 2014
Domestic	~~W~~	8,507,617	8,059,026	28,163,018	27,556,072
Overseas		426,842	360,902	3,641	3,887

	~~W~~	8,934,459	8,419,928	28,166,659	27,559,959

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(*1)	Revenues consist of interest income, fees and commission income, income related to securities, foreign currency transaction gain, gain on derivative, other operating income and provision for loan losses.
(*2)	Non-current assets consist of investments in subsidiaries and associates, property and equipment, investment property, and intangible assets.

47. Merger with Controlling Entities

(1) General Information

The Bank merged with its controlling entities, KDB Financial Group Inc. and Korea Finance Corporation, in accordance with the Korean Development Bank Act as of December 31, 2014. Through the merger, KDB Financial Group Inc. and Korea Finance Corporation become predecessor entities, and the Bank, the sole existing entity after the merger. Progress of the merger is as follows:

•	October 7, 2014, Merger agreement approved and agreed by board of directors (*1)

•	October 17, 2014, Merger agreement signed

•	October 29, 2014, Merger plans approved by the Financial Service Commission

•	December 31, 2014, Announcement of merger during the general meeting of shareholders, merger registration

(*1)	the merger agreement approval during the general shareholders meeting is replaced with the agreement approved by the board of directors according to the Korean Development Bank Act.

All of the 1,856,372,235 shares(par value of ~~W~~9,281,861 million, ~~W~~5,000 per share) that were originally issued and 100% retained by KDB Financial Group Inc., were retired following the merger. The government of the Republic of Korea, a shareholder of KDB Financial Group Inc. and Korea Finance Corporation, was issued new shares of 3,036,079,768 shares (par value of ~~W~~15,180,399 million, ~~W~~5,000 per share).

(2) Measurement of assets and liabilities

The business combination is a transaction under common control. Therefore the Group recognized the acquired assets and liabilities at their carrying amounts in the consolidated financial statements of the ultimate parent company, KoFC, as of December 30, 2014. The Group reflects the difference between the consideration paid and the capital of the acquiree in the capital surplus.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3) Amount of acquired assets and liabilities

The acquired assets and liabilities recognized as of December 31, 2014 are as follows.

Classification	Amounts
Assets
Cash and due from banks	~~W~~	3,135,742
Available-for-sale financial assets		14,496,982
Loans		26,739,472
Derivative financial assets		254,739
Investments in subsidiaries and associates		21,884,099
Property and equipment		64,428
Investment property		18,064
Intangible assets		14,094
Deferred tax assets		650
Other assets		1,533,263

		68,141,533

Liabilities
Borrowings		3,677,446
Bonds		52,077,882
Derivative financial liabilities		299,430
Defined benefit liabilities		11,224
Provisions		41,234
Deferred tax liabilities		2,838,223
Other liabilities		420,149

		59,365,588

Equity
Valuation gain on available-for-sale financial assets		404,892
Valuation loss on cash flow hedge		(12,843)
Remeasurements of defined benefit liabilities		(598)

		391,451

The acquired assets, liabilities and equity	~~W~~	8,384,494

Consideration transferred in the acquisition		5,898,538
Registration tax		7,309

Other capital surplus	~~W~~	2,478,647

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

48. Risk Management

(1) Introduction

(i) Objectives and principles

The Bank’s risk management aims to maintain financial soundness and effectively manage various risks pertinent to the nature of the Bank’s business. The Bank has set up and fulfilled policies to manage risks timely and effectively. Pursuant to the policies, the Bank’s risks shall be

•	managed comprehensively and independently,

•	recognized timely, evaluated exactly and managed effectively,

•	maintained to the extent that the risks balance with profit,

•	diversified appropriately to avoid concentration on specific segments,

•	managed to prevent excessive exposure by the setting up and managing of tolerance limits and guidelines.

(ii) Risk management strategy and process

The Bank’s risk management business is separated into two different stages; the ‘metrification stage,’ in which risks are estimated and monitored, and the ‘integration stage,’ in which information gained during the risk management process is integrated and used in management strategies. Risk management is recognized as a key component of the Bank’s management, and seeks to change from its previously adaptive and limited role to more leading and comprehensive role.

Furthermore, the Bank focuses on consistent communication among different departments in order to establish a progressive consensus on risk management.

(iii) Risk management governance

Risk Management Committee

The Bank’s Risk Management Committee (the “Committee”) is composed of the President of the committee (an outside director), and seven other commissioners including the CEO of the Bank. The Committee functions to establish policies of risk management, evaluate the capital adequacy of the Bank, discuss material issues relating to risk management, and present preliminary decisions on such matters.

The CEO of the Bank and the head of Risk Management Department

The CEO of the Bank, according to the policies of risk management, performs his or her role to manage and direct risk management in order to sustain efficiency and internal control. The head of the Risk Management Department is responsible for supervising the overall administration of the Bank’s risk management business and providing risk-related information to members of the board of directors and the Bank’s management.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Risk Management Practice Committee

The Bank’s Risk Management Practice Committee is composed of the main leaders of business segments, and exercises its role to review matters for decision on allocation by segment of internal capital limits and other material risk-related matters.

(iv) Performance of Risk Management Committee

The Risk Management Committee performs comprehensive reviews of all the affairs related to risk management and deliberates the decisions of the board of directors. For the six-month period ended June 30, 2015 the key activities of the Risk Management Committee are as follows:

•	Major deliberation and resolution

•	Changes in probability of default for BIS capital ratio

•	The management of the interest of the retirement pension product with guarantee of principal and interest

•	The management of BIS ratio management, and limit of internal capital for the year 2015

•	The emergency financing plan for the year 2015

•	Major reporting

•	Resolutions from the Credit Committee on the quarterly basis

•	Integrated crisis analysis on the semi-annually basis

•	Recent global financial trends and regulatory countermeasures

•	Allocation and management standards of internal capital limits for 2015

•	The management plan for the risk from the financial subsidiaries

•	The plan for the improvement of the credit rating system

•	The plan of proceeding of the enterprise credit rating system

•	The result of the simulation of the Business continuity plan

(v) Improvement of risk management system

For the continuous improvement of risk management, financial soundness and capital adequacy, the Bank performs the following:

•	Continuous improvement of Basel

•	Improvements in the internal capital adequacy assessment system, in line with the guidelines set by the Financial Supervisory Service (“FSS”) in 2008, to manage capital adequacy more effectively

•	Improvements in the credit assessment system on Low Default Portfolio (“LDP”)

•	Elaboration of risk measuring criteria including credit risk parameters and measurement logics

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

•	Pre-operation of the Advanced Measurement Approach (“AMA”) since 2009, in arrangement with the FSS, to apply the risk management AMA

•	Expansion of risk management infrastructure to the global IB level

•	Establishment of the RAPM system in order to reflect risks to the Bank’s business and support decision-making upon management, and application of performance assessment at the branch level since 2010

•	Enforcement of risk management related to irregular compound derivatives and validation of the derivative pricing model developed by the Bank’s Front Office

•	Risk management of retail banking

•	On-going planning of asset expansion in the retail banking risk management operations sector of the department of risk management since the introduction of retail loan business in 2010

•

Establishment and application of assessment and approval standards by retail loan instruments, and expansion of retail banking risk management infrastructure such as accumulating databases in order to support analytic decision-making and develop a personal credit assessment model through the establishment of a “retail banking Data Mart”

•	To supplement the limit of a evaluation process with computerized system, the group adopted ‘underwriter’ which compensate the evaluation system in sophisticated level

(vi) Risk management reporting and measuring system

The Bank endeavours consistently to objectively and rationally measure and manage all significant risks considering the characteristics of operational areas, assets and risks. In relation to reporting and measurement, the Bank has developed application systems as follows:

Application system	Approach	Completion date	Major function
Corporate Credit Rating System	Logit Model	Jun. 2004 Mar. 2008 Mar. 2010	Calculate corporate credit rating
Credit Risk Measurement System	Credit Risk+ Credit Metrics	Jul. 2003 Nov. 2007	Summarize exposures, manage exposure limits and calculate Credit VaR
Market Risk Management System	Risk Watch	Jun. 2002	Summarize position, manage exposure limits and calculate Market VaR
Interest/Liquidity Risk Management System	FERMAT	Feb. 2006	Calculate repricing gap, duration gap, VaR and EaR
Operational Risk Management System	Standardized Approach AMA	May. 2006 May. 2009	Manage process and calculate CSA, KRI, OP and VaR Pre-operate the AMA

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(vii) Response to Basel

The Korean authority implemented Basel II as of January 2008, and adopted the Standardized Approach and the Foundation Internal Ratings-Based Approach. The Advanced Approaches were adopted later in 2009.

In conformity with the implementation roadmap of Basel II, the Bank obtained the approval to use the Foundation Internal Ratings-Based Approach on credit risk from the FSS in July 2008 and has applied the approach since late June 2008. The Bank applies the Standardized Approach on market risks and operational risks.

To establish credibility and maintain financial soundness, the Bank plans to adopt the Advanced Approaches (Credit risk: Advanced Internal Ratings-Based Approach, Operational risk: Advanced Measurement Approach etc) by continuously improving related systems and policies. Furthermore, the Bank completed the “Basel III standard risk management system” in preparation of the adoption of the Basel III regulations announced on December 1, 2013. Starting from 2013 year-end, the BIS capital adequacy ratio was measured in accordance to the Basel III regulations.

(viii) Internal capital adequacy assessment process

Internal capital adequacy assessment process is defined as the process that the Bank aggregates significant risks, calculates its internal capital, compares the internal capital with the available capital and assesses its internal capital adequacy.

•	Internal capital adequacy assessment

For the purpose of the internal capital adequacy assessment, the Bank calculates its aggregated internal capital and available capital by evaluating all significant risks and taking into account the quality and components of capital, and then assesses the internal capital adequacy by comparing the aggregated internal capital with the available capital.

•	Goal setting of internal capital management

The Bank sets up and manages an internal capital limit on an annual basis, through the approval of the Risk Management Committee, in order to maintain internal capital adequacy by managing internal capital (integrated risks) within the extent of available capital.

The prior year’s internal capital, analysis of domestic and foreign environment changes in the current year, and the direction and size of operations are all reflected in the goal setting of internal capital management to calculate the integrated internal capital scale. Moreover, Bank for International Settlements(“BIS”) capital adequacy ratio and risk appetite are taken into consideration in the goal setting of internal capital management.

•	Allocation of internal capital

The Bank’s entire internal capital is allocated to each headquarter and department, according to the extent of possible risk faced and size of operations, after the Risk Management Committee’s deliberation and the board of directors’ approval. The allocated internal capital is monitored regularly

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

and managed using various management methods. The results of monitoring and managing the allocated internal capital are reported to the Risk Management Committee. In case of any material changes in the Bank’s business plan or risk operation strategy, the Bank adjusts the allocations elastically.

•	Composition of internal capital

Internal capital comprises all the significant risks of the Bank and is composed of quantifiable and non- quantifiable risks. Quantifiable risks are composed of credit risk, market risk, interest rate risk, operational risk and credit concentration risk, and are risks measured quantitatively by applying reasonable methodology using objective data. Non-quantifiable risks are composed of strategy risk, reputation risk and furthermore. Non-quantifiable risks are those risks that cannot be measured quantitatively because of lack of data or the absence of appropriate measuring methologies.

(2) Credit Risk

(i) Concept

Credit risk can be defined as potential loss resulting from the refusal to perform obligations or default of counterparties. More generally, it is used to refer to the possibility of loss from engaged bonds that cannot be redeemed properly or from substitute payments.

(ii) Approach to credit risk management

Summary of credit risk management

The Bank regards credit risk as the most significant risk area in its business operations, and accordingly, closely monitors its credit risk exposure. The Bank manages both credit risks at portfolio level and at individual credit level. At portfolio level, the Bank reduces credit concentration and restructures the portfolio in such a way to maximize profitability considering the risk level. To avoid credit concentration on a particular sector, the Bank manages credit limits by client, group, and industry. The Bank also resets exposure management directives for each industry by conducting an industry credit evaluation twice a year.

At the individual credit level, the relationship manager (“RM”), the credit officer (“CO”) and the Credit Review Committee manage each borrower’s credit risk.

Post management and insolvent borrower management

The Bank monitors the borrower’s credit rating from the date of the loan to the date of the final collection of debt consistently, and inspects the borrower’s status regularly and frequently in order to prevent the generation of new bad debts and to stabilize the number of debt recoveries.

In addition, an early warning system is operated to spot borrowers that are highly likely to be insolvent. The early warning system provides financial information, financial transaction information, public information and market information of the borrower, and such information is used by the RM and the CO to monitor and manage changes in the borrower’s credit rating.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Under the early warning system, a borrower that is highly likely to be insolvent is classified as an early warning borrower or a precautionary borrower The Bank sets up a specific and applicable stabilization plan for such a borrower considering the borrower’s characteristics. Furthermore, sub-standard borrowers are classified as insolvent borrowers, and are managed intensively by the Bank, which takes legal proceedings, disposals or corporate turnaround measures if necessary.

Classification of asset soundness and provision of allowance for loss

Classification of asset soundness is fulfilled by the analysis and assessment of credit risk. The classification is used in order to provision an appropriate allowance, prevent further occurrences of insolvent assets and promote the normalization of existing insolvent assets to enhance the stabilization of asset operations.

Based on the Financial Supervisory Regulations of the Republic of Korea, the Bank has established standards and guidelines on the classification of asset soundness, according to the Forward Looking Criteria (“FLC”), which reflects not only the borrower’s past records of repayment but also their future debt repayment capability.

In conformity with these standards, the Bank classifies the soundness of its assets as “normal”, “precautionary”, “substandard”, “doubtful”, or “estimated loss” and differentiates the coverage ratio by the level of classification.

Loans

The details of loans as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015		December 31, 2014
Neither past due nor impaired	~~W~~	131,801,261	129,807,569
Past due but not impaired		98,614	128,759
Impaired		6,450,980	6,823,773

		138,350,855	136,760,101
Allowance for loan losses		(2,380,649)	(2,398,658)
Present value discount		(35,649)	(55,418)
Deferred loan origination costs and fees		11,141	8,441

Net value	~~W~~	135,945,698	134,314,466

Ratio of allowance for loan losses to total loans		1.72%	1.75%

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Loans that are neither past due nor impaired

Loans that are neither past due nor impaired as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	38,792,128	49,076,599	5,138,015	25,061,821	2,685,936	8,927,244	129,681,743
CCC (Precautionary)		944,058	358,981	—	174,930	26,447	356,090	1,860,506
CC (Substandard)		150,196	82,720	—	224	8,220	17,652	259,012
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	39,886,382	49,518,300	5,138,015	25,236,975	2,720,603	9,300,986	131,801,261

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
AAA ~ B- (Normal)	~~W~~	37,482,930	49,669,053	4,322,696	24,353,063	2,417,248	9,960,031	128,205,021
CCC (Precautionary)		673,429	300,685	—	177,311	34,668	294,278	1,480,371
CC (Substandard)		31,866	9,362	—	218	56,932	23,799	122,177
C (Doubtful)		—	—	—	—	—	—	—
D (Estimated loss)		—	—	—	—	—	—	—

	~~W~~	38,188,225	49,979,100	4,322,696	24,530,592	2,508,848	10,278,108	129,807,569

Loans that are past due but not impaired

Loans that are past due but not impaired as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	~~W~~	5,065	—	1,010	—	—	—	6,075
Within 30 ~ 60 days		39,967	38,236	2,658	4,964	2,000	352	88,177
Within 60 ~ 90 days		2,252	2,050	—	—	—	60	4,362

	~~W~~	47,284	40,286	3,668	4,964	2,000	412	98,614

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Within 30 days	~~W~~	21,549	59,255	2,876	39,598	1,450	574	125,302
Within 30 ~ 60 days		368	450	274	—	—	—	1,092
Within 60 ~ 90 days		—	317	178	—	1,870	—	2,365

	~~W~~	21,917	60,022	3,328	39,598	3,320	574	128,759

Impaired loans

Impaired loans as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	~~W~~	3,532,020	1,293,874	—	162,574	575,316	616,963	6,180,747
Collective		101,768	38,263	6,358	92,115	6,850	24,879	270,233

	~~W~~	3,633,788	1,332,137	6,358	254,689	582,166	641,842	6,450,980

	December 31, 2014
	Loans in Korean won					Other loans
	Loans for working capital		Loans for facility developments	Others	Loans in foreign currencies	Private placed corporate bonds	Others	Total
Impaired Loans:
Individual	~~W~~	3,794,515	1,498,110	—	114,604	533,207	668,579	6,609,015
Collective		82,158	37,215	4,271	63,222	7,850	20,042	214,758

	~~W~~	3,876,673	1,535,325	4,271	177,826	541,057	688,621	6,823,773

(iii) Measurement methodology of credit risk

Pursuant to Basel II, the Bank selects the measurement methodology of credit risk considering the complexity of measurement, measurement factors, estimating methods and others. Measurement approaches are divided into Standardized Approach and Internal Ratings-Based Approach.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Standardized Approach (“SA”)

In the case of the Standardized Approach, the risk weights are applied according to the credit rating assessed by External Credit Assessment Institution (“ECAI”). Risk weights in each credit rating are as follows:

Credit rating(*1)	Corporate	Country	Bank	Asset securitization
AAA ~ AA-	20.00%	0.00%	20.00%	20.00%
A+ ~ A-	50.00%	20.00%	50.00%	50.00%
BBB+ ~ BBB-	100.00%	50.00%	100.00%	100.00%
BB+ ~ BB-	100.00%	100.00%	100.00%	350.00%
B+ ~ B-	150.00%	100.00%	100.00%	Deducted from Equity (1,250%)
Below B-	150.00%	150.00%	150.00%	”
Unrated	100.00%	100.00%	100.00%	”

(*1)	Credit rating refer to those evaluated by global credit rating agencies such as S&P or Moody’s

The OECD, S&P, Moody’s and Fitch are designated as foreign ECAI and Korea Investors Service Co., Ltd., NICE Investors Services Co., Ltd. and the Korea Ratings Co., Ltd. are designated as domestic ECAI.

The Bank applies the credit rating based on the corresponding loan and same borrower’s unsecured senior loans. In the case the borrower’s risk weight is higher than the unrated exposure’s risk weight (100%), the higher weight is applied. In the case the borrower has more than one rating, the higher weight of the two lowest weights (second best criteria) is applied.

Internal Ratings-Based Approach (“IRB”)

To use the Internal Ratings-Based Approach, a bank must be approved by the FSS and should also meet the requirement pre-set by the FSS.

In relation to Basel II that has been adopted domestically as of January 2008, the Bank gained approval from the FSS to use the Foundation Internal Ratings-Based Approach in July 2008. The Bank has calculated credit risk-weighted assets using the approach since late June 2008.

Measurement method of credit risk-weighted asset

The Bank calculates credit risk-weighted assets of corporate exposures and asset securitization exposures using the Foundation Internal Ratings-Based Approach as of December 31, 2013.

The Standardized Approach is applied to country exposures, public institution exposures and bank exposures according to the interpretation of the FSS permanently, and applied to overseas subsidiary and the Bank’s branch pursuant to prior consultation with the FSS.

The Standard Approach is applied to special finance, non-residents, non-banking financial institutions currently, and will be replaced by the Internal Ratings-Based Approach in the future.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

<Approved measurement method>
Measurement method		Exposure
Standardized Approach	Permanent
	SA(*1)	—Countries, public institutions and banks
	SA(*2)	—Overseas subsidiaries and branches, and other assets
Foundation Internal Ratings-Based Approach		—Corporate and small and medium enterprises and asset securitization (at each credit level)
Application of IRB by phase		—Special lending, non-residence, non-bank financial institutions

(*1)	Pursuant to the interpretation of the FSS, the Standardized Approach is applied to the exposures of governments, banks and other public institutions.
(*2)	The Standardized Approach is applied, pursuant to prior consultation with the FSS, in the case the credit risk-weighted assets of a specific business segment is less than 15% of the entire credit risk-weighted assets.

The mitigated effect of credit risks reflects the related policies which consider eligible collateral and guarantees. The Bank calculates the credit risk-weighted assets using the capital adequacy ratio.

Upon the calculation of credit risk-weighted assets for derivatives, the Bank takes into consideration the set-off effects of transactions under legally enforceable rights to set-off to calculate exposures.

Exposure less credit risk mitigation by asset type as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	~~W~~	11,995,664	—	11,995,664
Bank		18,923,353	—	18,923,353
Corporate		132,601,487	(175,465)	132,426,022
Stock		30,176,184	—	30,176,184
Indirect investments		4,273,888	—	4,273,888
Asset securitization		4,341,405	—	4,341,405
Over-the-counter derivatives		8,975,918	(5,057,789)	3,918,129
Retail assets		3,943,040	(47,375)	3,895,665
Others		56,848,492	(1,837,090)	55,011,402

	~~W~~	272,079,431	(7,117,719)	264,961,712

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Exposure		Credit risk mitigation	Exposure less credit risk mitigation
Government	~~W~~	17,598,368	—	17,598,368
Bank		19,771,779	—	19,771,779
Corporate		133,890,444	(314,084)	133,576,360
Stock		28,961,181	—	28,961,181
Indirect investments		3,080,647	—	3,080,647
Asset securitization		4,026,945	—	4,026,945
Over-the-counter derivatives		8,331,185	(4,932,238)	3,398,947
Retail assets		3,289,945	(54,860)	3,235,085
Others		54,382,011	(1,972,114)	52,409,897

	~~W~~	273,332,505	(7,273,296)	266,059,209

Credit rating model

The results of credit rating are presented as grades through an assessment of the debt repayment capacity that the principal and interest of debt securities or loans are redeemed while complying with contractual redemption schedule.

Using the Bank’s internal credit rating model, the Bank classifies debtors’ credit rating into 10 grades (AAA~D). Plus sign (+) and minus sign (-) are attached to the grades (AA~B) to distinguish the difference between credits in the identical grade. As a result, the Bank’s credit rating model uses 20 grades.

The Bank’s regular credit rating process is carried out once a year and in the case of the change of debtor’s credit condition, the credit rating is frequently adjusted as necessary to retain the adequacy of credit rating.

The results of credit rating is applied to various areas such as discrimination of loan processes, loan limit, loan interest rate, post loan management standard process, credit risk measurement, and allowance for bad debts assessment.

Credit process control structure

According to the Principle of Checks and Balances the Bank has established the credit process control structure by which the credit rating system operates appropriately.

•	Independent assessment of credit rating: The Bank’s business segment (RM) and credit rating assessment segment (CO) are independently operated

•	Independent control of credit rating system: The control of credit rating system including the development of credit rating model is independently implemented by the Bank’s Risk Management Department.

•	Independent verification of credit rating system: Credit rating system is independently verified by the validation team of the Consulting Service Department.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

•	Internal audit of credit rating process: Credit rating process is audited by the Bank’s internal audit department.

•	Role of the Board of Directors and the Bank’s management: Major issues relating to credit process are approved by the Board of Directors and are regularly monitored by the Bank’s top management.

The Bank reviews debt serviceability based on a credit analysis when handling loans. Depending on the results, credit loan preservation is adjusted as necessary using such methods as interest rate preservation due to credit risk.

The Bank evaluates the value of the collateral, performing ability and legal validity of the guarantee at the initial acquisition. The Bank re-evaluates the provided collateral and guarantees regularly for them to be reasonably preserved.

For guarantees, the Bank demands a corresponding written guarantee according to loan handling standards and the guarantor’s credit rating is independently calculated when in conformance with the credit rating endowment method

(iv) Credit exposure

Geographical information of credit exposure

Geographical information of credit exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	2,217,336	227,039	139,356	1,028,175	3,611,906
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,910,416	683,005	558,108	371,825	15,523,354
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	22,817	22,817
Loans		130,283,167	343,655	619,590	4,616,620	135,863,032
Derivative financial assets		889,038	1,596	—	83	890,717
Other assets		7,564,818	11,143	31,504	34,971	7,642,436

		154,864,775	1,266,438	1,348,558	6,074,491	163,554,262

Financial guarantees		14,187,683	—	153,370	368,494	14,709,547
Credit related commitment (Commitments on loans and others)		6,653,420	25,399	238,050	345,883	7,262,752

		20,841,103	25,399	391,420	714,377	21,972,299

	~~W~~	175,705,878	1,291,837	1,739,978	6,788,868	185,526,561

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Korea		UK	USA	Others	Total
Due from banks (excluding due from BOK)	~~W~~	3,367,266	121,938	261,916	1,002,566	4,753,686
Available-for-sale financial assets:
Bonds (excluding government bonds)		13,662,439	677,198	510,356	442,494	15,292,487
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	—	11,340	11,340
Loans		128,650,703	276,292	650,727	4,652,097	134,229,819
Derivative financial assets		863,183	1,474	—	191	864,848
Other assets		5,351,109	45,985	6,432	28,762	5,432,288

		151,894,700	1,122,887	1,429,431	6,137,450	160,584,468

Financial guarantees		11,863,362	—	143,317	127,695	12,134,374
Credit related commitment (Commitments on loans and others)		6,485,046	111,516	199,731	345,980	7,142,273

		18,348,408	111,516	343,048	473,675	19,276,647

	~~W~~	170,243,108	1,234,403	1,772,479	6,611,125	179,861,115

Industry information of credit exposure

Industry information of credit exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	3,233,307	378,599	3,611,906
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,691,801	8,966,997	1,864,556	15,523,354
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	22,817	22,817
Loans		63,676,075	61,051,241	11,135,716	135,863,032
Derivative financial assets		—	890,717	—	890,717
Other assets		150,933	218,000	7,273,503	7,642,436

		68,518,809	74,360,262	20,675,191	163,554,262

Financial guarantees		10,891,916	2,675,177	1,142,454	14,709,547
Credit related commitment (Commitments on loans and others)		642,509	4,506,089	2,114,154	7,262,752

		11,534,425	7,181,266	3,256,608	21,972,299

	~~W~~	80,053,234	81,541,528	23,931,799	185,526,561

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Manufacturing		Service	Others	Total
Due from banks (excluding due from BOK)	~~W~~	—	4,182,831	570,855	4,753,686
Available-for-sale financial assets:
Bonds (excluding government bonds)		4,532,118	8,919,309	1,841,060	15,292,487
Held-to-maturity financial assets:
Bonds (excluding government bonds)		—	—	11,340	11,340
Loans		62,661,910	60,470,685	11,097,224	134,229,819
Derivative financial assets		—	864,848	—	864,848
Other assets		96,384	217,810	5,118,094	5,432,288

		67,290,412	74,655,483	18,638,573	160,584,468

Financial guarantees		8,682,351	2,245,665	1,206,358	12,134,374
Credit related commitment (Commitments on loans and others)		615,758	4,210,578	2,315,937	7,142,273

		9,298,109	6,456,243	3,522,295	19,276,647

	~~W~~	76,588,521	81,111,726	22,160,868	179,861,115

Credit rate information of credit exposure

Credit rate information of credit exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	219,451	2,253,429	—	2,472,880
A+ ~ A-		2,011,365	3,943,783	—	5,955,148
BBB+ ~ BB-		1,032,626	8,013,104	11,479	9,057,209
Less than BB-		—	243,194	—	243,194
Unrated		348,464	1,069,844	11,338	1,429,646

	~~W~~	3,611,906	15,523,354	22,817	19,158,077

	December 31, 2014
	Due from banks		Available-for-sale financial assets	Held-to-maturity financial assets	Total
AAA ~ AA-	~~W~~	709,082	2,107,957	—	2,817,039
A+ ~ A-		3,255,871	3,494,789	—	6,750,660
BBB+ ~ BB-		601,381	7,772,633	11,340	8,385,354
Less than BB-		—	443,804	—	443,804
Unrated		187,352	1,473,304	—	1,660,656

	~~W~~	4,753,686	15,292,487	11,340	20,057,513

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(3) Capital management activities

(i) Capital adequacy

The FSS approved the Bank’s use of the Foundation Internal Ratings-Based Approach in July 2008. The Bank has been using the same approach when calculating credit risk-weighted assets since the end of June, 2008. The equity capital ratio and equity capital according to the standards of the Bank for International Settlements are calculated for the purpose of such disclosure. The equity capital ratio and equity capital are calculated on a consolidated basis. The equity capital ratio and equity capital are calculated on a consolidated basis. In conformity with the Banking Act, which is based on the implementation of Basel III on December 1, 2013, the regulatory capital is divided into the following two categories.

Tier 1 capital

- Common Equity Tier 1

Regulatory capital that represents the most subordinated claim in liquidation of the Bank, takes the first and proportionately greatest share of any losses as they occur, and which principal is never repaid outside of liquidation meets the criteria for classification as common equity, including capital stock, capital surplus, retained earnings, qualifying non-controlling interest in subsidiaries, and accumulated other comprehensive income as common equity Tier 1.

- Additional Tier 1 capital

Capital stock and capital surplus related to issuance of capital securities that are subordinated, have non- cumulative and conditional dividends or interests, and have no maturity or step-up conditions.

Tier 2 capital (Supplementary Tier 2 capital)

Regulatory capital that fulfills supplementary capital adequacy requirements, and includes subordinated debt with maturities over 5 years and allowance for loan losses in conformity with external regulatory standards and internal standards.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

The BIS capital adequacy ratio and capital in accordance to Basel III standards as of June 30, 2015 and December 31, 2014 are as follows:

BIS capital adequacy ratio

	June 30, 2015		December 31, 2014
Equity capital based on BIS (A):
Tier 1 capital
Common Equity Tier 1	~~W~~	27,099,567	23,956,799
Additional Tier 1 capital		1,594,930	1,882,284

		28,694,497	25,839,083
Tier 2 capital		3,740,911	3,897,953

		32,435,408	29,737,036

Risk-weighted assets (B):
Credit risk-weighted assets		212,980,303	204,073,901
Market risk-weighted assets		5,937,960	7,371,563
Operational risk-weighted assets		7,457,046	6,033,418

	~~W~~	226,375,309	217,478,882

BIS capital adequacy ratio (A/B):		14.33%	13.67%
Tier 1 capital ratio		12.67%	11.88%
Common Equity Tier 1 ratio		11.97%	11.01%
Additional Tier 1 capital ratio		0.70%	0.87%
Tier 2 capital ratio		1.65%	1.79%

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Equity capital based on BIS

	June 30, 2015		December 31, 2014
Equity capital (A+B)	~~W~~	32,435,408	29,737,036
Tier 1 capital (A=C+D):
Common Equity Tier 1 (C)
Capital stock		17,180,399	15,180,399
Capital surplus		1,577,780	1,608,052
Retained earnings		7,654,470	6,657,673
Non-controlling interest		2,265	1,831
Other comprehensive income		731,725	718,536
Other capital adjustments		221,382	220,562
Common stock deductibles		(268,454)	(430,254)

		27,099,567	23,956,799
Additional Tier 1 capital (D)
Non-controlling interest		1,594,930	1,882,284

		28,694,497	25,839,083

Tier 2 capital (B):
Allowance for doubtful accounts, etc.		1,141,839	1,050,981
Non-qualified capital securities		1,806,418	2,064,477
Qualified capital securities		700,000	700,000
Non-controlling interest		92,654	82,495

	~~W~~	3,740,911	3,897,953

(4) Market risk

(i) Concept

Market risk is defined as the possibility of potential loss on a trading position resulting from fluctuations in interest rates, foreign exchange rates and the price of stocks and derivatives. Trading position is exposed to risks, such as interest rate, stock price, and foreign exchange rate, etc. Non-trading position is mostly exposed to interest rates. Accordingly, the Bank classifies market risks into those exposed from trading position or those exposed from non-trading position.

(ii) Market risks of trading positions

Management method on market risks arising from trading positions

Trading position includes securities, foreign exchange position, and derivatives which are traded for short-term profits.

Market risk is managed using VaR limit and loss limit. VaR limit is calculated in the view of entire bank and the calculated VaR limit is distributed into each department and each type (stock price, interest rate, foreign exchange rate and option). The trading department regulates and operates terms of stop loss and investment limits.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Using the Standardized Approach and internal model of VaR, the Bank’s VaR is measured daily and the measured VaR is used for risk monitoring and limit management. In the estimation of VaR, the historical simulation and two other supplemental procedures are used: variance-covariance matrix and Monte Carlo simulation. Through the stress test and back test, the estimation of VaR is validated daily.

In estimating market risk, the Standardized Approach and the internal model are used. The Standardized Approach is used in order to calculate the required capital from market risk and the internal model is used in order to manage risks internally.

Since July 2007 the Bank has measured one-day VaR through the historical simulation method using the time series data of past 250 days under a 99% confidence level. The calculated VaR is monitored on a daily basis.

In the implementation of the stress test, the Bank applies three scenarios based on the fluctuation of market index that occurred at the time of the historical events that resulted in the significant shock such as the IMF crisis and the 9/11 attacks. The stress test is implemented by the system daily in order to provide for crisis occurrences. Furthermore, the Bank is conducting a contingency plan for market risk management. The plan distinguishes the crisis condition into three stages—precautious stage, precrisis stage and crisis stage—through the measurement of the market volatility.

For the validation of the market risk measurement methodology, the Bank daily implements the back testing that compares the simulated loss, the actual loss and the previous day’s VaR. In addition, the Bank enforces the market risk management relating to irregular compound derivatives through the validation of the derivative pricing model developed by the Bank’s Front Office.

VaR of trading position

The Bank’s VaR of trading position as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Average		Max	Min	June 30, 2015
Interest rates	~~W~~	2,855	4,443	1,737	3,895
Stock price		356	734	107	194
Foreign exchange rates		1,720	3,327	774	1,641
Option		324	587	146	152
Diversification effect		(1,687)	(3,291)	(693)	(1,413)

	~~W~~	3,568	5,800	2,071	4,469

	December 31, 2014
	Average		Max	Min	December 31, 2014
Interest rates	~~W~~	2,652	5,214	1,005	1,280
Stock price		747	1,358	110	546
Foreign exchange rates		808	3,777	243	1,040
Option		272	1,192	80	252
Diversification effect		(1,310)	(5,468)	(65)	(1,040)

	~~W~~	3,169	6,073	1,373	2,078

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iii) Market risks of non-trading positions

Management method on market risks arising from non-trading positions

The most critical market risk that arises in non-trading position is the interest rate risk. Interest rate risk is defined as the likely loss resulting from the unfavorable fluctuation of interest rate in the Bank’s financial condition and is measured by interest rate VaR and interest rate EaR.

Interest rate VaR is the maximum amount of decrease in net asset value resulting from the unfavorable fluctuation of interest rate. Interest rate EaR is the maximum amount of decrease in net interest income resulting from the unfavorable fluctuation of interest rate for a year.

The Bank’s interest rate VaR and interest rate EaR are measured through the simulation of conclusive interest rate scenario with the FERMAT and are reported on a monthly basis to the Risk Management Committee. The Management’s target of interest rate VaR and interest rate EaR are approved at the beginning of the year. Additionally, the interest rate VaR and interest rate EaR on consolidated basis are calculated using the Standardized Approach in order to retain the consistency in the methods used by the Bank and its subsidiaries.

EaR/VaR of non-trading positions

The Bank’s EaR and VaR of non-trading positions as of June 30, 2015 December 31, 2014 are as follows:

June 30, 2015
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,091,215	93,481

December 31, 2014
Interest rate shock	Interest rate VaR	Interest rate EaR
2.00%	~~W~~1,870,845	164,035

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iv) Foreign currency risk

Outstanding balances by currency with significant exposure as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,023,309	3,493,216	24,478	26,731	1,715	74,210	4,643,659
Financial assets held for trading		1,940,800	76,524	—	—	—	—	2,017,324
Available-for-sale financial assets		31,300,931	3,631,266	56,283	155,528	—	80,304	35,224,312
Held-to-maturity financial assets		6,018	22,817	—	—	—	—	28,835
Loans		102,053,532	31,587,265	640,048	1,491,215	27,672	145,966	135,945,698
Derivative financial assets		4,293,911	961,077	30,247	8,750	—	4,815	5,298,800
Other assets		4,861,810	2,033,071	129,312	100,850	15,919	426,111	7,567,073

Total financial assets	~~W~~	145,480,311	41,805,236	880,368	1,783,074	45,306	731,406	190,725,701

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	1,523,994	—	—	—	—	—	1,523,994
Deposits		34,422,838	4,920,007	21,747	286,026	82	812	39,651,512
Borrowings		6,724,995	12,039,076	390,813	1,298,729	—	3,617	20,457,230
Bonds		87,737,672	16,928,172	1,659,117	1,621,753	461,412	4,687,084	113,095,210
Derivative financial liabilities		4,299,055	822,462	27,689	6,895	—	2,655	5,158,756
Other liabilities		5,067,110	3,255,181	64,177	36,241	21,591	484,692	8,928,992

Total financial liabilities		139,775,664	37,964,898	2,163,543	3,249,644	483,085	5,178,860	188,815,694

Net financial position	~~W~~	5,704,647	3,840,338	(1,283,175)	(1,466,570)	(437,779)	(4,447,454)	1,910,007

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	KRW		USD	EUR	JPY	GBP	Others	Total
Financial assets:
Cash and due from banks	~~W~~	1,316,343	4,549,959	4,891	57,706	1,294	44,350	5,974,543
Financial assets held for trading		1,378,674	39,724	—	—	—	—	1,418,398
Available-for-sale financial assets		34,293,488	3,567,314	62,315	150,914	—	85,994	38,160,025
Held-to-maturity financial assets		5,898	11,340	—	—	—	—	17,238
Loans		100,839,819	30,665,306	760,736	1,802,938	79,205	166,462	134,314,466
Derivative financial assets		3,860,104	995,400	39,640	8,864	—	8,784	4,912,792
Other assets		2,434,937	2,568,998	256,556	79,303	10,269	71,394	5,421,457

Total financial assets	~~W~~	144,129,263	42,398,041	1,124,138	2,099,725	90,768	376,984	190,218,919

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	1,138,628	—	—	—	—	—	1,138,628
Deposits		31,932,943	5,230,164	35,575	406,094	73	865	37,605,714
Borrowings		9,851,886	11,507,929	705,425	1,466,261	—	6,030	23,537,531
Bonds		90,357,163	16,875,121	1,847,216	1,910,870	433,870	5,145,556	116,569,796
Derivative financial liabilities		3,818,699	897,559	38,599	30,417	—	3,880	4,789,154
Other liabilities		3,539,019	1,974,354	229,820	64,519	11,244	101,730	5,920,686

Total financial liabilities		140,638,338	36,485,127	2,856,635	3,878,161	445,187	5,258,061	189,561,509

Net financial position	~~W~~	3,490,925	5,912,914	(1,732,497)	(1,778,436)	(354,419)	(4,881,077)	657,410

(5) Liquidity risk management

(i) Concept

Liquidity risk is defined as the possibility of potential loss due to a temporary shortage in funds caused by a maturity mismatch or an unexpected capital outlay. Liquidity risk soars when funding rates rise, assets are sold below a normal price, or a good investment opportunity is missed.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(ii) Approach to liquidity risk management

The Bank manages its liquidity risks as follows:

Allowable limit for liquidity risk

•	The allowable limit for liquidity risk sets liquidity ratio and remaining maturity gap

•	The management standards with regards to the allowable limit for liquidity risk should be set using separate and stringent set ratios in accordance with the FSS guidelines

<Measurement Methodology>

•	LCR : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Foreign currency liquidity ratio : (Maturing liquidity asset in the interval / Maturing liquidity liability in the interval) X 100

•	Remaining maturity gap : (Maturing liquidity asset in the interval—Maturing liquidity liability in the interval) / total assets X 100

Early Warning Indicator

In order to identify prematurely and cope with worsening liquidity risk trends, the Bank has set up 13 indexes such as the “Foreign Exchange Stabilization Bond CDS Premium,” and measures the trend monthly, weekly and daily as a means for establishing the allowable liquidity risk limit complementary measures.

Stress-Test analysis and contingency plan

The Bank evaluates the effects on the liquidity risk and identifies the inherent flaws. In the case where an unpredictable and significant liquidity crisis occurs, the Bank executes risk situation analysis quarterly based on crisis specific to the Bank, market risk and complex emergency, and reports to the Risk Management Committee for the purpose of the Bank’s solvency securitization.

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

(iii) Analysis on remaining contractual maturity of financial instruments

Remaining contractual maturity risks of non-derivative financial instruments including interest payment as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Within 1 month		1~3 Months	3~12 months	1~5 Years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	3,359,915	361,209	640,653	301,084	3,033	4,665,894
Financial assets held for trading		2,017,324	—	—	—	—	2,017,324
Available-for-sale financial assets		345,457	644,913	8,419,251	14,260,807	13,036,334	36,706,762
Held-to-maturity financial assets		599	864	12,433	17,023	—	30,919
Loans		11,405,976	11,206,410	45,785,554	62,665,211	14,682,394	145,745,545
Other assets		6,692,690	—	—	—	877,583	7,570,273

Total financial asset	~~W~~	23,821,961	12,213,396	54,857,891	77,244,125	28,599,344	196,736,717

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	72,972	210,903	396,951	365,087	1,134,081	2,179,994
Deposits		13,815,795	5,855,553	18,117,570	2,382,597	265,906	40,437,421
Borrowings		5,289,236	3,172,100	5,417,842	5,407,143	1,436,186	20,722,507
Bonds		3,402,143	5,077,665	32,925,585	64,488,792	16,215,372	122,109,557
Other liabilities		6,956,172	1,892,205	—	—	71,240	8,919,617

Total financial liabilities	~~W~~	29,536,318	16,208,426	56,857,948	72,643,619	19,122,785	194,369,096

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Within 1 month		1 ~ 3 months	3 ~ 12 months	1 ~ 5 years	Over 5 years	Total
Financial assets:
Cash and due from banks	~~W~~	4,885,386	317,448	436,954	250,801	105,064	5,995,653
Financial assets held for trading		1,418,398	—	—	—	—	1,418,398
Available-for-sale financial assets		370,345	4,201,999	7,980,954	15,502,215	11,838,387	39,893,900
Held-to-maturity financial assets		35	—	2,038	16,819	—	18,892
Loans		11,099,336	11,724,522	41,696,127	65,649,662	14,993,470	145,163,117
Other assets		3,220,682	—	—	—	7,174,423	10,395,105

Total financial asset	~~W~~	20,994,182	16,243,969	50,116,073	81,419,497	34,111,344	202,885,065

Financial liabilities:
Financial liabilities designated at FVTPL	~~W~~	—	—	318,061	335,726	1,122,980	1,776,767
Deposits		5,810,417	6,836,178	18,463,724	7,272,797	376,997	38,760,113
Borrowings		5,289,378	5,743,308	6,799,281	4,619,720	1,444,371	23,896,058
Bonds		3,833,701	7,764,941	29,405,642	68,274,544	17,332,918	126,611,746
Other liabilities		3,777,958	2,130,024	10,950	48,306	7,943,813	13,911,051

Total financial liabilities	~~W~~	18,711,454	22,474,451	54,997,658	80,551,093	28,221,079	204,955,735

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

Remaining contractual maturity risks of derivative financial instruments as of June 30, 2015 and December 31, 2014 are as follows:

Net settlement of derivative financial instruments

	June 30, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	234	(312)	702	—	—	624
Interest rate		(8,791)	12,309	402,164	5,512	(64,220)	346,974
Stock		407	—	—	—	—	407
Hedging purpose derivatives:
Interest rate		793	74,437	112,205	662,396	4,321,518	5,171,349

	~~W~~	(7,357)	86,434	515,071	667,908	4,257,298	5,519,354

	December 31, 2014
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency	~~W~~	893	1,260	1,926	—	—	4,079
Interest rate		(3,795)	(3,113)	(48,398)	(24,433)	150,673	70,934
Stock		217	34	3	—	—	254
Hedging purpose derivatives:
Interest rate		9,658	132,619	100,586	746,674	3,816,007	4,805,544

	~~W~~	6,973	130,800	54,117	722,241	3,966,680	4,880,811

Gross settlement of derivative instruments

	June 30, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	20,542,732	15,827,694	42,745,107	35,102,119	2,149,022	116,366,674
Outflow		20,472,134	15,840,440	42,611,309	34,977,954	2,162,927	116,064,764
Hedging purpose derivatives:
Currency
Inflow		1,378,885	55,842	6,264,773	14,416,207	1,354,433	23,470,140
Outflow		1,467,447	54,831	6,587,729	14,812,406	1,339,805	24,262,218

Total inflow	~~W~~	21,921,617	15,883,536	49,009,880	49,518,326	3,503,455	139,836,814

Total outflow	~~W~~	21,939,581	15,895,271	49,199,038	49,790,360	3,502,732	140,326,982

Korea Development Bank

Notes to the Separate Interim Financial Statements—(Continued)

June 30, 2015

(Unaudited)

(In millions of won)

	December 31, 2014
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Trading purpose derivatives:
Currency
Inflow	~~W~~	12,935,380	12,999,424	37,026,139	33,702,490	1,348,906	98,012,339
Outflow		12,865,373	12,959,933	36,932,889	33,548,466	1,357,014	97,663,675
Hedging purpose derivatives:
Currency
Inflow		175,735	529,898	6,366,830	16,797,720	1,448,433	25,318,616
Outflow		181,838	564,432	6,593,476	17,191,962	1,432,264	25,963,972

Total inflow	~~W~~	13,111,115	13,529,322	43,392,969	50,500,210	2,797,339	123,330,955

Total outflow	~~W~~	13,047,211	13,524,365	43,526,365	50,740,428	2,789,278	123,627,647

Remaining contractual maturity risks of guarantees and commitments as of June 30, 2015 and December 31, 2014 are as follows:

	June 30, 2015
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	~~W~~	1,419,551	2,209,047	3,827,363	7,185,851	67,735	14,709,547
Commitments		395,307	79,685	1,135,390	3,252,905	2,399,465	7,262,752

	~~W~~	1,814,858	2,288,732	4,962,753	10,438,756	2,467,200	21,972,299

	December 31, 2014
	Within 1 month		1~3 months	3~12 months	1~5 years	Over 5 years	Total
Off-Balance:
Guarantees	~~W~~	1,535,124	1,743,053	3,991,669	4,797,363	67,164	12,134,373
Commitments		525,607	27,480	1,083,979	3,013,767	2,491,440	7,142,273

	~~W~~	2,060,731	1,770,533	5,075,648	7,811,130	2,558,604	19,276,646

THE REPUBLIC OF KOREA

The Economy

Gross Domestic Product

Based on preliminary data, GDP growth in the first nine months of 2015 was 2.5% at chained 2010 year prices, as aggregate private and general government consumption expenditures increased by 2.1% and gross domestic fixed capital formation increased by 3.3% but exports of goods and services decreased by 0.1%, each compared with the corresponding period of 2014.

Prices, Wages and Employment

The inflation rate was 0.6% in the first quarter of 2015, 0.5% in the second quarter of 2015 and 0.7% in the third quarter of 2015. The unemployment rate was 4.1% in the first quarter of 2015, 3.8% in the second quarter of 2015 and 3.4% in the third quarter of 2015.

The Financial System

Securities Markets

The Korea Composite Stock Price Index was 2,074.2 on June 30, 2015, 2,030.2 on July 31, 2015, 1,941.5 on August 31, 2015, 1,962.8 on September 30, 2015, 2,029.5 on October 31, 2015, 1,992.0 on November 30, 2015, 1,960.3 on December 30, 2015 and 1,930.5 on January 5, 2016.

Monetary Policy

Interest Rates

On June 11, 2015, The Bank of Korea lowered its policy rate to 1.5% from 1.75%, in response to the sluggishness of the global and domestic economies.

Foreign Exchange

The market average exchange rate between the Won and the U.S. Dollar (in Won per one U.S. Dollar) as announced by the Seoul Money Brokerage Service Ltd. was Won 1,124.1 to US$1.00 on June 30, 2015, Won 1,166.3 to US$1.00 on July 31, 2015, Won 1,176.3 to US$1.00 on August 31, 2015, Won 1,194.5 to US$1.00 on September 30, 2015, Won 1,142.3 to US$1.00 on October 31, 2015, Won 1,150.4 to US$1.00 on November 30, 2015, Won 1,172.0 to US$1.00 on December 31, 2015 and Won 1,184.3 to US$1.00 on January 5, 2016.

Balance of Payments and Foreign Trade

Balance of Payments

Based on preliminary data, the Republic recorded a current account surplus of approximately US$80.6 billion in the first nine months of 2015. The current account surplus in the first nine months of 2015 increased from the current account surplus of US$62.0 billion in the corresponding period of 2014, primarily due to an increase in surplus from the goods account which more than offset an increase in deficit from the services account.

Trade Balance

Based on preliminary data, the Republic recorded a trade surplus of US$66.1 billion in the first nine months of 2015. Exports decreased by 6.6% to US$396.9 billion and imports decreased by 16.5% to US$330.8 billion from US$425.0 billion of exports and US$396.2 billion of imports, respectively, in the corresponding period of 2014.

Foreign Currency Reserves

The amount of the Government’s foreign currency reserves was US$368.5 billion as of November 30, 2015.

DESCRIPTION OF THE NOTES

The following is a description of some of the terms of the Notes we are offering. Since it is only a summary, we urge you to read the fiscal agency agreement described below and the forms of global note before deciding whether to invest in the Notes. We have filed a copy of these documents with the United States Securities and Exchange Commission as exhibits to the registration statement no. 333-203739.

The general terms of our Notes are described in the accompanying prospectus. The description in this prospectus supplement further adds to that description or, to the extent inconsistent with that description, replaces it.

Governed by Fiscal Agency Agreement

We will issue the Notes under the fiscal agency agreement, dated as of February 15, 1991, as amended and supplemented from time to time, between us and The Bank of New York (now The Bank of New York Mellon), as fiscal agent. The fiscal agent will maintain a register for the Notes.

Payment of Principal and Interest

The 2021 Notes are initially limited to US$500,000,000 aggregate principal amount, and the 2026 Notes are initially limited to US$1,000,000,000 aggregate principal amount. The 2021 Notes will mature on January 13, 2021 (the “2021 Maturity Date”), and the 2026 Notes will mature on January 13, 2026 (the “2026 Maturity Date”, and together with the 2021 Maturity Date, the “Maturity Dates”). The 2021 Notes will bear interest at the rate of 2.50% per annum, and the 2026 Notes will bear interest at the rate of 3.00% per annum, in each case payable semi-annually in arrears on January 13 and July 13 of each year (each, an “Interest Payment Date”), beginning on July 13, 2016. Interest on the Notes will accrue from January 13, 2016. If any Interest Payment Date or any Maturity Date shall be a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, then such payment will not be made on such date but will be made on the next succeeding day which is not a day on which banking institutions in The City of New York or Seoul are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall be payable in respect of any such delay. We will pay interest to the person who is registered as the owner of a Note at the close of business on the fifteenth day (whether or not a business day) preceding such Interest Payment Date. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will make principal and interest payments on the Notes in immediately available funds in U.S. dollars.

The payment of interest and the repayment of principal on the Notes will not be guaranteed by the Government.

Denomination

The Notes will be issued in minimum denominations of US$200,000 principal amount and integral multiples of US$1,000 in excess thereof.

Redemption

We may not redeem the Notes prior to maturity. At maturity, we will redeem the Notes at par.

Form and Registration

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of and deposited with the custodian for DTC. Except as described in the accompanying prospectus under “Description of the Securities—Description of Debt Securities—Global Securities,” the global notes will not be exchangeable for Notes in definitive registered form, and will not be issued in definitive registered form. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the global notes. These financial institutions will record the ownership and transfer of your beneficial interest through book-entry accounts. You may hold your beneficial interests in the Notes through Euroclear or Clearstream if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Any secondary market trading of book-entry interests in the Notes will take place through DTC participants, including Euroclear and Clearstream. See “Clearance and Settlement—Transfers Within and Between DTC, Euroclear and Clearstream.”

The fiscal agent will not charge you any fees for the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, you may incur fees for the maintenance and operation of the book-entry accounts with the clearing systems in which your beneficial interests are held.

For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, we will appoint and maintain a paying agent in Singapore, where the certificates representing the Notes may be presented or surrendered for payment or redemption (if required), in the event that we issue the Notes in definitive form in the limited circumstances set forth in the accompanying prospectus. In addition, an announcement of such issue will be made through the SGX-ST. Such announcement will include all material information with respect to the delivery of the definitive Notes, including details of the paying agent in Singapore.

Further Issues

We may from time to time, without the consent of the holders of the Notes, create and issue additional debt securities with the same terms and conditions as either series of the Notes in all respects so that such further issue shall be consolidated and form a single series with the relevant series of the Notes. We will not issue any such additional debt securities unless such additional securities have no more than a de minimis amount of original issue discount or such issuance would otherwise constitute a “qualified reopening” for U.S. federal income tax purposes.

Notices

All notices regarding the Notes will be published in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If we cannot, for any reason, publish notice in any of those newspapers, we will choose an appropriate alternate English language newspaper of general circulation, and notice in that newspaper will be considered valid notice. Notice will be considered made on the first date of its publication.

CLEARANCE AND SETTLEMENT

We have obtained the information in this section from sources we believe to be reliable, including DTC, Euroclear and Clearstream. We accept responsibility only for accurately extracting information from such sources. DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither we nor the registrar will be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures. Nor will we or the registrar be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Introduction

The Depository Trust Company

DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” under the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” under the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934.

DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants. It does this through electronic book-entry changes in the accounts of its direct participants, eliminating the need for physical movement of securities certificates.

Euroclear and Clearstream

Like DTC, Euroclear and Clearstream hold securities for their participants and facilitate the clearance and settlement of securities transactions between their participants through electronic book-entry changes in their accounts. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance and settlement and lending and borrowing of internationally traded securities. Participants in Euroclear and Clearstream are financial institutions such as underwriters, securities brokers and dealers, banks and trust companies. Some of the underwriters participating in this offering are participants in Euroclear or Clearstream. Other banks, brokers, dealers and trust companies have indirect access to Euroclear or Clearstream by clearing through or maintaining a custodial relationship with a Euroclear or Clearstream participant.

Ownership of the Notes through DTC, Euroclear and Clearstream

We will issue each series of the Notes in the form of one or more fully registered global notes, registered in the name of a nominee of DTC. Financial institutions, acting as direct and indirect participants in DTC, will represent your beneficial interests in the Notes. These financial institutions will record the ownership and transfer of your beneficial interests through book-entry accounts. You may also hold your beneficial interests in the Notes through Euroclear or Clearstream, if you are a participant in such systems, or indirectly through organizations that are participants in such systems. Euroclear and Clearstream will hold their participants’ beneficial interests in the global notes in their customers’ securities accounts with their depositaries. These depositaries of Euroclear and Clearstream in turn will hold such interests in their customers’ securities accounts with DTC.

We and the fiscal agent generally will treat the registered holder of the Notes, initially Cede & Co., as the absolute owner of the Notes for all purposes. Once we and the fiscal agent make payments to the registered holder, we and the fiscal agent will no longer be liable on the Notes for the amounts so paid. Accordingly, if you own a beneficial interest in the global notes, you must rely on the procedures of the institutions through which you hold your interests in the Notes, including DTC, Euroclear, Clearstream and their respective participants, to exercise any of the rights granted to holders of the Notes. Under existing industry practice, if you desire to take any action that Cede & Co., as the holder of the global notes, is entitled to take, then Cede & Co. would authorize the DTC participant through which you own your beneficial interest to take such action. The participant would then either authorize you to take the action or act for you on your instructions.

DTC may grant proxies or authorize its participants, or persons holding beneficial interests in the Notes through such participants, to exercise any rights of a holder or take any actions that a holder is entitled to take under the fiscal agency agreement or the Notes. Euroclear’s or Clearstream’s ability to take actions as holder under the Notes or the fiscal agency agreement will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

Transfers Within and Between DTC, Euroclear and Clearstream

Trading Between DTC Purchasers and Sellers

DTC participants will transfer interests in the Notes among themselves in the ordinary way according to DTC rules. Participants will pay for such transfers by wire transfer. The laws of some states require certain purchasers of securities to take physical delivery of the securities in definitive form. These laws may impair your ability to transfer beneficial interests in the global notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in the global notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

Trading Between Euroclear and/or Clearstream Participants

Participants in Euroclear and Clearstream will transfer interests in the Notes among themselves according to the rules and operating procedures of Euroclear and Clearstream.

Trading Between a DTC Seller and a Euroclear or Clearstream Purchaser

When the Notes are to be transferred from the account of a DTC participant to the account of a Euroclear or Clearstream participant, the purchaser must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to receive the Notes and make payment for them. On the settlement date, the depositary will make payment to the DTC participant’s account, and the Notes will be credited to the depositary’s account. After settlement has been completed, DTC will credit the Notes to Euroclear or Clearstream, Euroclear or Clearstream will credit the Notes, in accordance with its usual procedures, to the participant’s account, and the participant will then credit the purchaser’s account. These securities credits will appear the next day (European time) after the settlement date. The cash debit from the account of Euroclear or Clearstream will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the cash debit will instead be valued at the actual settlement date.

Participants in Euroclear and Clearstream will need to make funds available to Euroclear or Clearstream to pay for the Notes by wire transfer on the value date. The most direct way of doing this is to pre-position funds (i.e., have funds in place at Euroclear or Clearstream before the value date), either from cash on hand or existing lines of credit. Under this approach, however, participants may take on credit exposure to Euroclear and Clearstream until the Notes are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to a participant, the participant may decide not to pre-position funds, but to allow Euroclear or Clearstream to draw on the line of credit to finance settlement for the Notes. Under this procedure, Euroclear or Clearstream would charge the participant overdraft charges for one day, assuming that the overdraft would be cleared when the Notes were credited to the participant’s account. However, interest on the Notes would accrue from the value date. Therefore, in many cases the interest income on the Notes which the participant earns during that one-day period will substantially reduce or offset the amount of the participant’s overdraft charges. Of course, this result will depend on the cost of funds (i.e., the interest rate that Euroclear or Clearstream charges) to each participant.

Since the settlement will occur during New York business hours, a DTC participant selling an interest in the Notes can use its usual procedures for transferring global securities to the depositories of Euroclear or Clearstream for the benefit of Euroclear or Clearstream participants. The DTC seller will receive the sale proceeds on the settlement date. Thus, to the DTC seller, a cross-market sale will settle no differently than a trade between two DTC participants.

Finally, day traders who use Euroclear or Clearstream and who purchase Notes from DTC participants for credit to Euroclear participants or Clearstream participants should note that these trades will automatically fail unless one of three steps is taken:

•

borrowing through Euroclear or Clearstream for one day, until the purchase side of the day trade is reflected in the day trader’s Euroclear or Clearstream account, in accordance with the clearing system’s customary procedures;

•

borrowing the Notes in the United States from DTC participants no later than one day prior to settlement, which would allow sufficient time for the Notes to be reflected in the Euroclear or Clearstream account in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear or Clearstream participant.

Trading Between a Euroclear or Clearstream Seller and a DTC Purchaser

Due to time-zone differences in their favor, Euroclear and Clearstream participants can use their usual procedures to transfer Notes through their depositaries to a DTC participant. The seller must first send instructions to Euroclear or Clearstream through a participant at least one business day prior to the settlement date. Euroclear or Clearstream will then instruct its depositary to credit the Notes to the DTC participant’s account and receive payment. The payment will be credited in the account of the Euroclear or Clearstream participant on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the receipt of the cash proceeds will instead be valued at the actual settlement date.

If the Euroclear or Clearstream participant selling the Notes has a line of credit with Euroclear or Clearstream and elects to be in debit for the Notes until it receives the sale proceeds in its account, then the back-valuation may substantially reduce or offset any overdraft charges that the participant incurs over that period.

Settlement in other currencies between DTC and Euroclear and Clearstream is possible using free-of-payment transfers to move the Notes, but funds movement will take place separately.

TAXATION

Korean Taxation

For a discussion of certain Korean tax considerations that may be relevant to you if you invest in the Notes, see “Taxation—Korean Taxation” in the accompanying prospectus.

United States Tax Considerations

Stated interest on the Notes will be treated as qualified stated interest for U.S. federal income tax purposes. Under certain circumstances as described under “Taxation—Korean Taxation” in the accompanying prospectus, a U.S. holder may be subject to Korean withholding tax upon the sale or other disposition of Notes. A U.S. holder eligible for benefits of the Korea-U.S. tax treaty, which exempts capital gains from tax in Korea, would not be eligible to credit against its U.S. federal income tax liability any such Korean tax withheld. U.S. holders should consult their own tax advisers with respect to their eligibility for benefits under the Korea-U.S. tax treaty and, in the case of U.S. holders that are not eligible for treaty benefits, their ability to credit any Korean tax withheld upon sale of the Notes against their U.S. federal income tax liability. For a discussion of additional U.S. federal income tax considerations that may be relevant to you if you invest in the Notes and are a U.S. holder, see “Taxation—United States Tax Considerations” in the accompanying prospectus. For purposes of such discussion, the date “January 1, 2017” under the heading “—Foreign Account Tax Compliance Act” is replaced with “January 1, 2019.”

UNDERWRITING

Relationship with the Underwriters

We and the underwriters named below (the “Underwriters”) have entered into a Terms Agreement dated January 6, 2016 (the “2021 Notes Terms Agreement”) with respect to the 2021 Notes relating to the Underwriting Agreement—Standard Terms (together with the 2021 Notes Terms Agreement, the “2021 Notes Underwriting Agreement”) filed as an exhibit to the registration statement and a Terms Agreement dated January 6, 2016 (the “2026 Notes Terms Agreement”) with respect to the 2026 Notes relating to the Underwriting Agreement—Standard Terms (together with the 2026 Notes Terms Agreement, the “2026 Notes Underwriting Agreement”, and the 2026 Notes Underwriting Agreement together with the 2021 Notes Underwriting Agreement, the “Underwriting Agreements”) filed as an exhibit to the registration statement. Barclays Bank PLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, The Hongkong and Shanghai Banking Corporation Limited, KDB Asia Limited, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc. and SG Americas Securities, LLC are acting as representatives of the Underwriters. Subject to the terms and conditions set forth in the Underwriting Agreements, we have agreed to sell to each of the Underwriters, severally and not jointly, and each of the Underwriters has, severally and not jointly, agreed to purchase, the following principal amount of the Notes set out opposite its name below:

Name of Underwriters	Principal Amount of the 2021 Notes		Principal Amount of the 2026 Notes
Barclays Bank PLC	US$	62,500,000	US$	125,000,000
Citigroup Global Markets Inc.		62,500,000		125,000,000
Credit Suisse Securities (USA) LLC		62,500,000		125,000,000
The Hongkong and Shanghai Banking Corporation Limited		62,500,000		125,000,000
KDB Asia Limited		62,500,000		125,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated		62,500,000		125,000,000
Mizuho Securities USA Inc.		62,500,000		125,000,000
SG Americas Securities, LLC		62,500,000		125,000,000

	US$	500,000,000	US$	1,000,000,000

KDB Asia Limited, one of the underwriters, is our affiliate and has agreed to offer and sell the Notes only outside the United States to non-U.S. persons.

Under the terms and conditions of the Underwriting Agreements, if the Underwriters take any series of the Notes, then the Underwriters are obligated to take and pay for all of the Notes of such series.

The Underwriters initially propose to offer the Notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the Notes, the Underwriters may from time to time vary the offering price and other selling terms.

If a jurisdiction requires that the offering be made by a licensed broker or dealer and the Underwriters or any affiliate of the Underwriters is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by that Underwriter or its affiliate on our behalf in such jurisdiction.

The Notes are a new class of securities with no established trading market. Approvals in-principle have been received from the SGX-ST for the listing and quotation of the Notes. The Underwriters have advised us that they intend to make a market in the Notes. However, they are not obligated to do so and they may discontinue any market making activities with respect to the Notes at any time without notice. Accordingly, we cannot assure you as to the liquidity of any trading market for the Notes.

We have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the Underwriters may be required to make in respect of any such liabilities.

The amount of net proceeds from our 2021 Notes is US$498,430,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2021 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2021 Notes.

The amount of net proceeds from our 2026 Notes is US$991,010,000 after deducting underwriting discounts but not estimated expenses. Expenses associated with the 2026 Notes offering are estimated to be US$100,000. The Underwriters have agreed to pay certain of our expenses incurred in connection with the offering of the 2026 Notes.

The Underwriters and certain of their affiliates may have performed certain commercial banking, investment banking and advisory services for us and/or our affiliates from time to time for which they have received customary fees and expenses and may, from time to time, engage in transactions with and perform services for us and/or our affiliates in the ordinary course of their business.

The Underwriters or certain of their affiliates may purchase Notes and be allocated Notes for asset management and/or proprietary purposes but not with a view to distribution. The Underwriters or their respective affiliates may purchase Notes for its or their own account and enter into transactions, including credit derivatives, such as asset swaps, repackaging and credit default swaps relating to Notes and/or other securities of us or our subsidiaries or affiliates at the same time as the offer and sale of Notes or in secondary market transactions. Such transactions would be carried out as bilateral trades with selected counterparties and separately from any existing sale or resale of Notes to which this prospectus supplement relates (notwithstanding that such selected counterparties may also be purchasers of Notes).

Delivery of the Notes

We expect to make delivery of the Notes, against payment in same-day funds on or about January 13, 2016, which we expect will be the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 promulgated under the Securities Exchange Act of 1934, as amended, U.S. purchasers are generally required to settle trades in the secondary market in three business days, unless they and the other parties to any such trade expressly agree otherwise. Accordingly, if you wish to trade in the Notes on the date of this prospectus supplement or the next succeeding business day, because the Notes will initially settle in T+5, you may be required to specify an alternate settlement cycle at the time of your trade to prevent a failed settlement. Purchasers in other countries should consult with their own advisors.

Foreign Selling Restrictions

Each Underwriter has agreed, severally and not jointly, to the following selling restrictions in connection with the offering with respect to the following jurisdictions:

Korea

Each Underwriter has severally represented and agreed that (i) it has not offered, sold or delivered and will not offer, sell or deliver, directly or indirectly, any Notes in Korea, or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, and (ii) any securities dealer to whom the Underwriters may sell the Notes will agree that it will not offer any Notes, directly or indirectly, in Korea, or to any resident of Korea, except as permitted by applicable Korean laws and regulations, or to any other dealer who does not so represent and agree.

United Kingdom

Each Underwriter has severally represented and agreed that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of any of the Notes in circumstances in which section 21(1) of the FSMA does not apply to us, and (ii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes, from or otherwise involving the United Kingdom.

Japan

Each Underwriter has severally represented and agreed that the Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended); it has not offered or sold, and it will not offer or sell, directly or indirectly, any of the Notes in Japan or to, or for the account or benefit of, any resident of Japan or to, or for the account or benefit of, any resident for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan except (i) pursuant to an exemption from the registration requirements of, or otherwise in compliance with, the Financial Instruments and Exchange Law of Japan, and (ii) in compliance with the other relevant laws of Japan.

Hong Kong

Each Underwriter has severally represented and agreed that:

•

it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Notes other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “Companies Ordinance”) or which do not constitute an offer to the public within the meaning of the Companies Ordinance; and

•

it has not issued, or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, any advertisement, invitation or document relating to the Notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are or are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each Underwriter has severally represented and agreed that neither the preliminary prospectus nor the prospectus has been, or will be, registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act (Chapter 289 of Singapore)(the “SFA”). Accordingly, each Underwriter has severally represented, warranted and agreed that it has not offered or sold any Notes or caused the Notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any Notes or cause the Notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, the preliminary prospectus or the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes, whether directly or indirectly, to any person in Singapore other than under exemptions provided in the SFA for offers made (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribe or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(2) where no consideration is or will be given for the transfer;

(3) where the transfer is by operation of law;

(4) as specified in Section 276(7) of the SFA; or

(5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Australia

No prospectus or other disclosure document (as defined in the Corporations Act 2001 of Australia) in relation to the offering of the Notes has been or will be lodged with or registered by Australian Securities and Investments Commission or the Australian Securities Exchange Limited. Each Underwriter has represented and agreed that it has not:

(a)	made or invited, and will not make or invite, an offer of the Notes for issue or sale in Australia (including an offer or invitation which is received by a person in Australia); and

(b)	distributed or published and will not distribute or publish any draft, preliminary or final form offering memorandum, advertisement or other offering material relating to the Notes in Australia,

unless:

(i)	the minimum aggregate consideration payable by each offeree is at least AUD 500,000 (or its equivalent in an alternate currency) (disregarding money lent by the offeror or its associates) or the offer otherwise does not require disclosure to investors in accordance with Part 6D.2 and Part 7 of the Corporations Act 2001 of Australia; and

(ii)	such action complies with all applicable laws, directives and regulations and does not require any document to be lodged with, or registered by, the Australian Securities and Investments Commission.

Each Underwriter has agreed that it will not sell the Notes in circumstances where employees of the Underwriter aware of, or involved in, the sale know, or have reasonable grounds to suspect, that the Notes, or an interest in or right in respect of the Notes, was being, or would later be, acquired either directly or indirectly by a resident of Australia, or a non-resident who is engaged in carrying on business in Australia at or through a permanent establishment of that non-resident in Australia (the expressions “resident of Australia”, “non-resident” and “permanent establishment” having the meanings given to them by the Australian Tax Act).

Canada

Prospective Canadian investors are advised that the information contained within the preliminary prospectus and prospectus has not been prepared with regard to matters that may be of particular concern to Canadian investors. Accordingly, prospective Canadian investors should consult with their own legal, financial and tax advisers concerning the information contained within the preliminary prospectus and prospectus and as to the suitability of an investment in the Notes in their particular circumstances.

Each Underwriter has severally represented and agreed that the Notes may only be offered or sold in the provinces of Alberta, British Columbia, Ontario and Québec or to or for the benefit of a resident of these provinces pursuant to an exemption from the requirement to file a prospectus in such province in which such offer or sale is made, and only by a dealer duly registered under the applicable securities laws of that province or by a dealer that is relying in that province on the “international dealer” exemption provided by section 8.18 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations (NI 31-103). Furthermore, the Notes may only be offered or sold to or for the benefit of a resident of any such province provided that such resident is both an “accredited investor” as defined in National Instrument 45-106 Prospectus Exemptions (NI 45-106) or subsection 73.3 (1) of the Securities Act (Ontario) and a “permitted client” as defined in NI 31-103. By purchasing any Notes and accepting delivery of a purchase confirmation a purchaser is representing to the underwriters and the dealer from whom the purchase confirmation is received that it is an “accredited investor” and “permitted client” as defined above. The distribution of the Notes in Canada is being made on a private placement basis only and any resale of the Notes must be made in accordance with applicable Canadian securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with prospectus and registration requirements or exemptions from the prospectus and registration requirements.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this preliminary prospectus or prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Under Canadian securities law, National Instrument 33-105 Underwriting Conflicts (NI 33-105) provides disclosure requirements with respect to potential conflicts of interest between an issuer and underwriters, dealers or placement agents, as the case may be. To the extent any conflict of interest between us and any of the Underwriters (or any other placement agent acting in connection with this offering) may exist in respect of this offering, the applicable parties to this offering are relying on the exemption from these disclosure requirements provided to them by section 3A.3 of NI 33-105 (exemption based on U.S. disclosure).

We and the Underwriters hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number and the aggregate purchase price of any Notes purchased) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the Ontario Securities Commission (the “OSC”) in accordance with NI 45-106, (c) such personal information is collected indirectly by the OSC under the authority granted to it under the securities legislation of Ontario, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (e) the public official in Ontario who can answer questions about the OSC’s indirect collection of such personal information is the Administrative Support Clerk at the OSC, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-3684. Prospective Canadian purchasers that purchase Notes in this offering will be deemed to have authorized the indirect collection of the personal information by the OSC, and to have acknowledged and consented to its name, address, telephone number and other specified information, including the aggregate purchase price paid by the purchaser, being disclosed to other Canadian securities regulatory authorities, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.

Upon receipt of this prospectus, each Canadian purchaser hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce prospectus, chaque acheteur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Price Stabilization and Short Position

In connection with this offering, Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Stabilizing Manager”) or any person acting for it, on behalf of the Underwriters, may purchase and sell the Notes in the open market. These transactions may include over-allotment, covering transactions, penalty bids and stabilizing transactions. Over-allotment involves sales of the Notes in excess of the principal amount of Notes to be purchased by the Underwriters in this offering, which creates a short position for the Underwriters. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. A penalty bid occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting discount received by it because the Underwriters or the Stabilizing Manager has repurchased Notes sold by or for the account of such Underwriter in stabilizing or short covering transactions. Stabilizing transactions consist of certain bids or purchases of Notes in the open market for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The Stabilizing Manager may conduct these transactions in the over-the-counter market or otherwise. If the Stabilizing Manager commences any of these transactions, it may discontinue them at any time, and must discontinue them after a limited period.

LEGAL MATTERS

The validity of the Notes is being passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, and by Kim & Chang, Seoul, Korea. Certain legal matters will also be passed upon for the Underwriters by Davis Polk & Wardwell LLP, New York, New York. In giving their opinions, Cleary Gottlieb Steen & Hamilton LLP and Davis Polk & Wardwell LLP may rely as to matters of Korean law upon the opinions of Kim & Chang, and Kim & Chang may rely as to matters of New York law upon the opinions of Cleary Gottlieb Steen & Hamilton LLP.

OFFICIAL STATEMENTS AND DOCUMENTS

Our Chief Executive Officer and Chairman of the Board of Directors, in his official capacity, has supplied the information set forth in this prospectus supplement under “Recent Developments—The Korea Development Bank.” Such information is stated on his authority. The documents identified in the portion of this prospectus supplement captioned “Recent Developments—The Republic of Korea” as the sources of financial or statistical data are derived from official public documents of the Republic and of its agencies and instrumentalities.

GENERAL INFORMATION

We were established in 1954 as a government-owned financial institution pursuant to The Korea Development Bank Act, as amended. The address of our registered office is 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

Our Board of Directors can be reached at the address of our registered office: c/o 14, Eunhaeng-ro, Yeongdeungpo-gu, Seoul 07242, The Republic of Korea.

The issue of the Notes has been authorized by a resolution of our Board of Directors passed on December 23, 2015 and a decision of our Chief Executive Officer and Chairman of the Board of Directors dated December 23, 2015. On December 23, 2015, we filed our reports on the proposed issuance of the Notes with the Ministry of Strategy and Finance of Korea.

The registration statement with respect to us and the Notes has been filed with the U.S. Securities and Exchange Commission in Washington, D.C. under the Securities Act of 1933, as amended. Additional information concerning us and the Notes is contained in the registration statement and post-effective amendments to such registration statement, including their various exhibits, which may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at Room 1580, 100 F Street N.E., Washington, D.C. 20549, United States.

The Notes have been accepted for clearance through DTC, Euroclear and Clearstream:

	ISIN	CUSIP	COMMON CODE
2021 Notes	US500630CH97	500630 CH9	134190175
2026 Notes	US500630CJ53	500630 CJ5	134190183

HEAD OFFICE OF THE BANK

14, Eunhaeng-ro

Yeongdeungpo-gu, Seoul 07242

The Republic of Korea

FISCAL AGENT AND PRINCIPAL PAYING AGENT

The Bank of New York Mellon

101 Barclay Street, 21st Floor West

New York, NY 10286

United States of America

LEGAL ADVISORS TO THE BANK

as to Korean law	as to U.S. law

Kim & Chang Seyang Building 39, Sajik-ro 8-gil, Jongno-gu Seoul 03170 The Republic of Korea	Cleary Gottlieb Steen & Hamilton LLP c/o 19th Floor, Ferrum Tower 19 Eulji-ro 5-gil, Jung-gu Seoul 04539 The Republic of Korea

LEGAL ADVISOR TO THE UNDERWRITERS

as to U.S. law

Davis Polk & Wardwell LLP

c/o 18th Floor

The Hong Kong Club Building

3A Chater Road

Hong Kong

AUDITOR OF THE BANK

KPMG Samjong Accounting Corp.

10th Floor, Gangnam Finance Center

152, Teheran-ro

Gangnam-gu, Seoul 06236

The Republic of Korea

SINGAPORE LISTING AGENT

Shook Lin & Bok LLP

1 Robinson Road

#18-00 AIA Tower

Singapore 048542